PROSPECTUS SUPPLEMENT                             [LOGO OF NORWEST APPEARS HERE]
(TO PROSPECTUS DATED MAY 20, 1998)

                           $719,247,200 (APPROXIMATE)
                      NORWEST ASSET SECURITIES CORPORATION
                                  (NASCOR SM)
                                    SELLER
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-15
        PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN JULY 1998

                                 -------------

  The Series 1998-15 Mortgage Pass-Through Certificates (the "CERTIFICATES") will consist of twenty-three Classes of senior certificates designated collec-tively as the "CLASS A CERTIFICATES" and six Classes of junior certificates designated collectively as the "SUBORDINATED CERTIFICATES" or the "CLASS B CER-TIFICATES". Only the Classes of Certificates identified in the table below (collectively, the "OFFERED CERTIFICATES") are being offered hereby.

  The Certificates will evidence in the aggregate the entire beneficial owner-ship interest in a trust fund (the "TRUST ESTATE") established by Norwest Asset Securities Corporation (the "SELLER") and consisting primarily of a pool of fixed interest rate, conventional, monthly pay, fully

                                 -------------          (Continued on next page)

    THESE SECURITIES  DO  NOT  REPRESENT  INTERESTS  IN  OR  OBLIGATIONS OF
        NORWEST ASSET SECURITIES CORPORATION  OR ANY AFFILIATE THEREOF.
            NEITHER THESE  SECURITIES  NOR THE  UNDERLYING MORTGAGE
                LOANS WILL BE INSURED OR GUARANTEED BY ANY GOV-
                    ERNMENTAL AGENCY OR INSTRUMENTALITY.
                                 -------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE SECU-
     RITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
       PASSED UPON THE  ACCURACY OR ADEQUACY OF  THIS PROSPECTUS SUPPLE-
         MENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
           A CRIMINAL OFFENSE.
                                 -------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Initial Principal Pass-Through
Class Designation     Balance(1)         Rate
-------------------------------------------------
Class A-1........    $ 68,147,000       6.650%
Class A-2........    $ 33,421,000       6.750%
Class A-3........             (2)       6.750%
Class A-4........    $ 24,300,000       7.000%
Class A-5........    $ 20,000,000       7.000%
Class A-6........    $  3,692,000       7.000%
Class A-7........    $    337,000       7.000%
Class A-8........    $ 79,931,000       7.000%
Class A-9........    $  9,600,000       7.000%
Class A-10.......    $  4,523,000       7.000%
Class A-11.......    $    663,000       7.000%
Class A-12.......    ___5,298,000$         (3)
Class A-13.......    _140,900,000$      6.750%

                   Initial Principal Pass-Through
Class Designation     Balance(1)         Rate
Class A-14.......    $125,000,000       6.700%
Class A-15.......    $  5,000,000       8.000%
Class A-16.......    $ 20,315,000       6.750%
Class A-17.......    __20,000,000$      6.300%
Class A-18.......             (4)       0.390%
Class A-19.......    _115,890,000$      6.750%
Class A-20.......    __18,657,000$      6.750%
Class A-R........    $        100       6.750%
Class A-LR.......    $        100       6.750%
Class B-1........    $_10,880,000       6.750%
Class B-2........    $__9,429,000       6.750%
Class B-3........    $__3,264,000       6.750%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Approximate. The initial Principal Balances are subject to adjustment as described herein.
(2) The Class A-3 Certificates are interest-only certificates, have no Princi-pal Balance and will bear interest on the Class A-3 Notional Amount (ini-tially approximately $1,009,585) as described herein under "Description of the Certificates -- Interest."
(3) The Class A-12 Certificates are principal-only certificates and will not be entitled to distributions in respect of interest.
(4) The Class A-18 Certificates are interest-only certificates, have no Princi-pal Balance and will bear interest on the Class A-18 Notional Amount (ini-tially approximately $20,000,000) as described herein under "Description of Certificates -- Interest."

                                 -------------
  PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-17 AND IN THE PROSPECTUS BEGINNING ON PAGE 10.
                                 -------------

  The Class A Certificates offered hereby will be purchased from the Seller by Lehman Brothers Inc. ("LEHMAN BROTHERS"). The Class B Certificates offered hereby will be purchased from the Seller by Salomon Brothers Inc ("SALOMON BROTHERS", and together with Lehman Brothers, the "UNDERWRITERS" and each, an "UNDERWRITER"). The Offered Certificates purchased by each Underwriter will be offered by such Underwriter, and the Class A-17 Certificates will also be of-fered by Edward D. Jones & Co. L.P. (the "DEALER") from time to time to the public in negotiated transactions or otherwise at varying prices to be deter-mined at the time of sale. Proceeds to the Seller are expected to be approxi-mately 98.60% of the aggregate initial Principal Balance of the Class A Certif-icates being offered, approximately 98.34% of the aggregate initial Principal Balance of the Class B-1 Certificates, approximately 97.64% of the aggregate initial Principal Balance of the Class B-2 Certificates and approximately 95.60% of the aggregate initial Principal Balance of the Class B-3 Certifi-cates, plus, in each case, accrued interest thereon at the rate of 6.750% per annum, from June 1, 1998 to (but not including) June 26, 1998, before deducting expenses payable by the Seller estimated to be $500,000. The price to be paid to the Seller by Lehman Brothers for the Class A Certificates being offered has not been allocated among such Classes. See "Underwriting" herein.

  The Offered Certificates purchased by each Underwriter are offered by such Underwriter, and the Class A-17 Certificates are also offered by the Dealer, subject to prior sale, when, as and if delivered to and accepted by such Under-writer and subject to certain other conditions. Each Underwriter reserves the right to withdraw, cancel or modify such offer without notice and to reject any order in whole or in part. It is expected that the Offered Certificates will be available for delivery through the facilities of The Depository Trust Company or, in the case of the Class A-3, Class A-12, Class A-18, Class A-R, and Class A-LR Certificates, at the offices of Lehman Brothers Inc., New York, New York, and in the case of the Class B Certificates offered hereby, at the offices of Salomon Brothers Inc, New York, New York, in each case, on or about June 26, 1998.
                                 -------------
LEHMAN BROTHERS
                    SALOMON SMITH BARNEY
                                                     EDWARD D. JONES & CO., L.P.

JUNE 18, 1998

(Continued from previous page)
Amortizing, one- to four-family, residential first mortgage loans substantially all of which have original terms to stated maturity of approximately 30 years (the "MORTGAGE LOANS"), other than the Fixed Retained Yield described herein. The servicing of the Mortgage Loans will be performed by various servicers identified herein (each, a "SERVICER"), including Norwest Mortgage, Inc. ("NORWEST MORTGAGE"), an affiliate of both the Seller and Norwest Bank Minneso-ta, National Association ("NORWEST BANK"), and will be supervised by Norwest Bank (in such capacity, the "MASTER SERVICER"). The Mortgage Loans will be ac-quired by the Seller on the date of issuance of the Certificates from Norwest Mortgage, and will have been originated by Norwest Mortgage or acquired by Norwest Mortgage from various other entities.

  Distributions in respect of interest and principal will be made on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each a "DISTRIBUTION DATE"), commencing in July 1998, to the holders of Offered Certificates, as described herein under "Description of the Certificates".

  The Class A-17 Certificates pursuant to the terms of an irrevocable financial guaranty insurance policy (the "POLICY") to be issued by Ambac Assurance Corpo-ration ("AMBAC") will be unconditionally and irrevocably guaranteed as to the payment of interest, other than Non-Supported Interest Shortfalls that are cov-ered by a reserve fund (the "RESERVE FUND"), and the payment of any losses of principal allocated to the Class A-17 Certificates. See "Description of Certif-icates--The Financial Guaranty Insurance Policy" herein.

  THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARY-ING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAY-MENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, IN-CLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, PARTICU-LARLY THE CLASS A-12 CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, OR IN THE CASE OF THE CLASS A-3 AND CLASS A-18 CERTIFICATES, WHICH DO NOT HAVE PRINCIPAL BALANCES, THAT A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (IN-CLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED OR THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. IN ADDITION, THE YIELD TO MATURITY OF EACH CLASS OF SUBORDINATED CERTIFICATES WILL BE MORE SENSITIVE TO THE AMOUNT AND TIMING OF LOSSES ON THE MORTGAGE LOANS AND THE OCCURRENCE OF CERTAIN INTEREST SHORTFALLS THAN THE CLASSES TO WHICH THEY ARE SUBORDINATE. SEE "RISK FACTORS", "DESCRIP-TION OF THE CERTIFICATES -- INTEREST," "-- PRINCIPAL (INCLUDING PREPAYMENTS)" AND "-- SUBORDINATION OF CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

  THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORT-GAGE LOANS. IN PARTICULAR, THE WEIGHTED AVERAGE LIVES OF THE CLASS A-6, CLASS A-9, CLASS A-10 AND CLASS A-16 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS. SEE "RISK FACTORS," "DESCRIPTION OF THE CERTIFICATES --PRINCIPAL (INCLUDING PREPAYMENTS) -- PRINCIPAL PAYMENT CHAR-ACTERISTICS OF THE PAC CERTIFICATES, THE SCHEDULED CERTIFICATES AND THE COMPAN-ION CERTIFICATES" AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

  The Offered Certificates, other than the Class A-3, Class A-12, Class A-18, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates, will be issued only in book-entry form (the "BOOK-ENTRY CERTIFICATES"), and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Compa-ny, which will be the "HOLDER" or "CERTIFICATEHOLDER" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.

  There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if such a market does develop, that it will provide Certificateholders with liquidity of invest-ment

                                                        (Continued on next page)

(Continued from previous page)
at any particular time or for the life of the Offered Certificates. Each Under-writer intends to act as a market maker in the Offered Certificates purchased by such Underwriter, subject to applicable provisions of federal and state se-curities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell an Offered Certificate at a price equal to or greater than the price at which such Certificate was pur-chased. IN ADDITION, THE CLASS A-R, CLASS A-LR, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES ARE SUBJECT TO VARIOUS TRANSFER RESTRICTIONS DESCRIBED HEREIN. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" herein and "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates --
 Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

  For federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "UPPER-TIER REMIC" and the "LOWER-TIER REMIC" respectively). See "Federal Income Tax Considerations" herein.

  The Offered Certificates are part of a separate Series of Certificates being offered by the Seller pursuant to the Prospectus dated May 20, 1998 accompany-ing this Prospectus Supplement. Any prospective investor should not purchase any Offered Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus shall not be consid-ered complete without this Prospectus Supplement. The Prospectus contains im-portant information regarding this offering which is not contained herein, and prospective investors are urged to read, in full, the Prospectus and this Pro-spectus Supplement.

                                ---------------

  UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RE-SPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                      PAGE
                                      ----
SUMMARY INFORMATION..................  S-5
RISK FACTORS......................... S-17
 Prepayments May Adversely Affect
  Yield.............................. S-17
 Distributions in Reduction of the
  Principal Balance of the Class A-17
  Certificates....................... S-17
 Subordination of Subordinated
  Certificates Increases Risk of
  Loss............................... S-18
 Rights of Beneficial Owners May Be
  Limited By Book-Entry System for
  Certain Classes of Class A
  Certificates....................... S-18
 Certificates May Not Be Appropriate
  for Individual Investors........... S-18
 Risks Associated with Year 2000
  Compliance......................... S-18
DESCRIPTION OF THE CERTIFICATES...... S-20
 Denominations; Form of
  Certificates....................... S-20
 Distributions....................... S-20
 Interest............................ S-23
 Principal (Including Prepayments)... S-27
  Calculation of Amount to be
   Distributed on the Certificates... S-28
  Allocation of Amount to be
   Distributed on the Class A
   Certificates...................... S-32
  Principal Payment Characteristics
   of the PAC Certificates, the
   Scheduled Certificates and the
   Companion Certificates............ S-47
  Additional Principal Payment
   Characteristics of the Scheduled
   Certificates...................... S-48
 Distributions in Reduction of the
  Principal Balance of the Class A-17
  Certificates....................... S-49
  General............................ S-49
  Priority of Requested
   Distributions..................... S-50
  Procedure for Requested
   Distributions..................... S-50
  Mandatory Distributions of
   Principal on the Class A-17
   Certificates...................... S-51
 Additional Rights of the Class A-R
  and Class A-LR Certificateholders.. S-51
 Periodic Advances................... S-51
 The Financial Guaranty Insurance
  Policy............................. S-52
 Ambac Assurance Corporation......... S-53
 Restrictions on Transfer of the
  Class A-R, Class A-LR and Class B
  Certificates....................... S-54
 Subordination of Class B
  Certificates....................... S-56
  Allocation of Losses............... S-56
DESCRIPTION OF THE MORTGAGE LOANS.... S-59
 General............................. S-59

                                       PAGE
                                       ----
 Mortgage Loan Underwriting..........  S-59
 Selected Mortgage Loan Data.........  S-60
 Mandatory Repurchase or Substitution
  of Mortgage Loans..................  S-64
 Optional Repurchase of Defaulted
  Mortgage Loans.....................  S-64
DELINQUENCY AND FORECLOSURE
 EXPERIENCE..........................  S-65
PREPAYMENT AND YIELD CONSIDERATIONS..  S-65
 Sensitivity of the Class A-3, Class
  A-12 and Class A-18 Certificates...  S-75
 Yield Considerations with Respect to
  the Class B-2 and Class B-3
  Certificates.......................  S-76
POOLING AND SERVICING AGREEMENT......  S-79
 General.............................  S-79
 Distributions.......................  S-79
 Voting..............................  S-79
 Trustee.............................  S-79
 Master Servicer.....................  S-79
 Special Servicing Agreements........  S-80
 Optional Termination................  S-80
SERVICING OF THE MORTGAGE LOANS......  S-80
 The Servicers.......................  S-81
 Servicer Custodial Accounts.........  S-81
 Unscheduled Principal Receipts......  S-81
 Anticipated Changes in Servicing....  S-82
 Fixed Retained Yield; Servicing
  Compensation and Payment of
  Expenses...........................  S-82
 Servicer Defaults...................  S-83
FEDERAL INCOME TAX CONSIDERATIONS....  S-83
 Regular Certificates................  S-84
 Residual Certificates...............  S-85
ERISA CONSIDERATIONS.................  S-86
LEGAL INVESTMENT.....................  S-86
SECONDARY MARKET.....................  S-87
UNDERWRITING.........................  S-87
RECENT DEVELOPMENTS..................  S-88
LEGAL MATTERS........................  S-88
EXPERTS..............................  S-88
USE OF PROCEEDS......................  S-88
RATINGS..............................  S-88
INDEX OF SIGNIFICANT PROSPECTUS
 SUPPLEMENT DEFINITIONS..............  S-90

                              SUMMARY INFORMATION

  The following is qualified in its entirety by reference to the detailed in-formation appearing elsewhere in this Prospectus Supplement and in the accompa-nying prospectus (THE "PROSPECTUS"). Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings assigned in the Prospectus. See "Index of Significant Prospectus Supplement Definitions" herein and "Index of Significant Definitions" in the Prospectus.

Title of Securities...  Mortgage Pass-Through Certificates, Series 1998-15
                        (the "CERTIFICATES").

Seller................
                        Norwest Asset Securities Corporation (the "SELLER"). The Mortgage Loans will have been acquired by the Seller from Norwest Mortgage, Inc. ("NORWEST MORT-GAGE"), an affiliate of the Seller and the Master Servicer. See "Description of the Mortgage Loans" in this Prospectus Supplement.

Servicers.............  Norwest Mortgage and one or more other Servicers ap-
                        proved by the Master Servicer will provide customary servicing functions with respect to the Mortgage Loans pursuant to servicing agreements (each, an "UNDERLYING SERVICING AGREEMENT") assigned to the Trust Estate. See "Servicing of the Mortgage Loans" herein and in the Prospectus.

Master Servicer.......  Norwest Bank Minnesota, National Association, an af-
                        filiate of the Seller and Norwest Mortgage ("NORWEST BANK" and, in its capacity as master servicer, the "MASTER SERVICER"). See "Pooling and Servicing Agree-ment -- Master Servicer" in this Prospectus Supple-ment.

Trustee...............  First Union National Bank (the "TRUSTEE"). See "Pool-
                        ing and Servicing Agreement -- Trustee" in this Pro-spectus Supplement.

Rating of               It is a condition to the issuance of the Offered Cer-
 Certificates.........  tificates that they shall have received at least the following ratings from Duff & Phelps Credit Rating Co.
                        ("DCR") and, if applicable, Standard & Poor's ("S&P" and, together with DCR, the "RATING AGENCIES"):

--------------------------------------------------------------------------------
                        RATINGS OF OFFERED CERTIFICATES

    CLASS                                                                DCR S&P
    -----                                                                --- ---
   Class A.............................................................. AAA AAA
   Class B-1............................................................ AA  AA
   Class B-2............................................................  A  N/A
   Class B-3............................................................ BBB N/A

--------------------------------------------------------------------------------
                        The ratings of DCR and S&P are not recommendations to buy, sell or hold such Certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings do not address the possi-bility that, as a result of principal prepayments, holders of such Certificates may receive a lower than anticipated yield. The ratings also do not address the possibility that, as a result of principal prepay-ments, the holders of the Class A-3 and Class A-18 Certificates may not recover their initial investment. See "-- Effects of Prepayments on Investment Expecta-tions" below and "Ratings" in this Prospectus Supple-ment.

Description of          The Certificates consist of twenty-three Classes of
 Certificates.........  senior certificates, designated as the Class A-1,
                        Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
                        Class A-7, Class A-8, Class A-9, Class A-10, Class A-
                        11, Class A-12, Class A-13, Class A-14, Class A-15,
                        Class A-16, Class A-17, Class A-18, Class A-19, Class
                        A-20, Class A-PO, Class A-R and Class A-LR Certifi-cates (collectively, the "CLASS A CERTIFICATES") and six Classes of junior certificates, designated as the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class
                        B-6 Certificates (collectively, the "SUBORDINATED CER-
                        TIFICATES" or the "CLASS B CERTIFICATES"). The Class A
                        Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certifi-cates are referred to in this Prospectus Supplement collectively as the "OFFERED CERTIFICATES". The Class
                        A-PO, Class B-4, Class B-5 and Class B-6 Certificates are not offered hereby and may be retained or sold by the Seller.

                        The Class A-17 Certificates are entitled to the bene-fit of a reserve fund (the "RESERVE FUND") as protec-tion against Non-Supported Interest Shortfalls up to the amount of the initial deposit into such Reserve Fund. See "Description of the Certificates -- Inter-est" in this Prospectus Supplement. The Class A-17 Certificates will also be entitled to the benefit of an irrevocable financial guaranty insurance policy (the "POLICY") to be issued by Ambac Assurance Corpo-ration ("AMBAC"), pursuant to which Ambac will uncon-ditionally and irrevocably guarantee the current pay-ment of interest, other than Non-Supported Interest Shortfalls that are covered by the Reserve Fund, and the payment of any losses of principal allocated to the Class A-17 Certificates. Once the Reserve Fund has been reduced to zero, the Policy will also cover any Non-Supported Interest Shortfalls allocated to the Class A-17 Certificates. See "Description of the Cer-tificates -- The Financial Guaranty Insurance Policy" in this Prospectus Supplement.

                        The Offered Certificates belong to the following cate-gories described in the Prospectus under "Description of the Certificates--Categories of Classes of Certifi-cates":

                                            PRINCIPAL TYPES

                           CATEGORIES                      CLASSES
                 ------------------------------ -------------------------------
                 Accretion Directed Classes     Class A-4, Class A-5,
                                                Class A-6, Class A-8,
                                                Class A-9, Class A-10,
                                                Class A-13, Class A-14
                                                and Class A-15
                                                Certificates
                 Notional Amount Classes        Class A-3 and Class A-18
                                                Certificates
                 Planned Amortization Classes   Class A-1 and Class A-2
                  ("PAC CERTIFICATES")          Certificates
                 Scheduled Amortization Classes Class A-4, Class A-5,
                  ("SCHEDULED CERTIFICATES")    Class A-8, Class A-13,
                                                Class A-14 and Class A-15
                                                Certificates
                 Support/Companion Classes      Class A-6, Class A-7,
                  ("COMPANION CERTIFICATES")    Class A-9, Class A-10,
                                                Class A-11, Class A-12
                                                and Class A-16
                                                Certificates

                                            INTEREST TYPES

                        CATEGORIES                       CLASSES
                 ------------------------- ------------------------------------
                 Accrual Certificates      Class A-6, Class A-7, Class A-
                  ("ACCRUAL CERTIFICATES") 9, Class A-10, Class A-11 and
                                           Class A-16 Certificates
                 Fixed Rate Certificates   All Classes of Offered
                                           Certificates, other than the
                                           Class A-12 Certificates
                 Interest Only Classes     Class A-3 and Class A-18
                                           Certificates
                 Principal Only Class      Class A-12 Certificates
                 Component Certificates    Class A-5 Certificates
                        -------------------------------------------------------

                        The Certificates will have an approximate aggregate initial Principal Balance of $725,337,427. Any differ-ence between the aggregate Principal Balance of the Certificates as of the date of issuance of the Certif-icates and the approximate aggregate initial Principal Balance thereof as of the date of this Prospectus Sup-plement will not exceed 5% of the aggregate initial Principal Balance of the Certificates, and will be al-located among the various Classes of Certificates so as to retain materially the characteristics thereof described herein.

                        The following table sets forth the approximate undi-vided interest in the principal balance of the Mort-gage Loans that is expected to be evidenced in the ag-gregate by each Class or group of Classes indicated as of the Closing Date.
                        -------------------------------------------------------

                                                  APPROXIMATE INITIAL
                              CLASS                UNDIVIDED INTEREST
                 -------------------------------  ---------------------
                 Class A (other than Class A-PO)      95.91%
                 Class A-PO*                           0.09%
                                                  ---------
                   Class A (all Classes)                          96.00%
                 Class B-1                                         1.50%
                 Class B-2                                         1.30%
                 Class B-3                                         0.45%
                 Classes B-4, B-5 and B-6                          0.75%
                                                             ----------
                   Total                                         100.00%
                                                             ==========

                        -------
                        * The Class A-PO Certificates in the aggregate repre-
                          sent an approximate 1.33% initial interest in the principal balance of the Discount Mortgage Loans.
                        -------------------------------------------------------

                        The following table sets forth for the Class A and Class B Certificates the approximate undivided inter-est in the Pool Balance (Non-PO Portion) that is ex-pected to be evidenced in the aggregate thereby as of the Closing Date.
                        -------------------------------------------------------

                                                    APPROXIMATE INITIAL
                                                    UNDIVIDED INTEREST
                                                  -----------------------
                              CLASS               PERCENTAGE  IN DOLLARS
                 -------------------------------  ---------- ------------
                 Class A (other than Class A-PO)     96.00%  $695,674,200
                 Class B                              4.00     29,014,027
                                                    ------   ------------
                   Totals                           100.00%  $724,688,227
                                                    ======   ============
                        -------------------------------------------------

                        The relative interests in the initial Pool Balance (Non-PO Portion) represented by the Class A Certifi-cates in the aggregate (other than the Class A-PO Cer-tificates) and the Class B Certificates are subject to change over time because of the disproportionate allo-cation of certain unscheduled principal payments to the Class A Certificates (other than the Class A-PO Certificates) for a specified period and the alloca-tion of certain losses and certain shortfalls first to the Classes of Class B Certificates in reverse numeri-cal order prior to the allocation of such losses and shortfalls to the Class A Certificates, as discussed in "Description of the Certificates -- Distributions" and "-- Subordination of Class B Certificates" in this Prospectus Supplement.

Forms of
 Certificates;
 Denominations........
                        The Offered Certificates will be issued either in book-entry form or in fully registered, certificated form. The table under "Description of the Certifi-cates -- Denominations; Form of Certificates" in this Prospectus Supplement sets forth the original certifi-cate form, the minimum denomination and the incremen-tal denomination of the Offered Certificates. The Of-fered Certificates are not intended to be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Mortgage Loans........  General. The Mortgage Loans, which are the source of distributions to holders of the Certificates, will consist of conventional, fixed interest rate, monthly pay, fully amortizing, one- to four-family, residen-tial first mortgage loans, substantially all of which have original terms to stated maturity of approxi-mately 30 years and which may include loans secured by cooperative housing corporations.

                        The Mortgage Loans are expected to have the further specifications set forth in the following table and under the heading "Description of the Mortgage Loans" in this Prospectus Supplement.

--------------------------------------------------------------------------------

SELECTED MORTGAGE LOAN DATA(/1/)
(AS OF THE CUT-OFF DATE)

Cut-Off Date:                                        June 1, 1998
Number of Mortgage Loans:                            2,230
Aggregate Unpaid Principal Balance(/2/):             $725,337,428
Range of Unpaid Principal Balances(/2/):             $24,982 to $1,000,000
Average Unpaid Principal Balance(/2/):               $325,263
Range of Mortgage Interest Rates:                    6.500% to 8.625%
Weighted Average Mortgage Interest Rate(/2/):        7.450%
Range of Remaining Terms to Stated Maturity:         236 months to 360 months
Weighted Average Remaining Term to Stated
 Maturity(/2/):                                      357 months
Range of Original Loan-to-Value Ratios(/2/):         20.97% to 95.00%
Weighted Average Original Loan-to-Value Ratio(/2/):  73.24%
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Aggregate Unpaid Principal Balance(/2/):            California         39.64%
                                                     New York            5.29%
Maximum Five-Digit Zip Code Concentration(/2/):      0.78%

-----------------
(1) Information concerning the Discount Mortgage Loans and Premium Mortgage Loans is set forth under "Description of the Mortgage Loans -- General."
(2) Approximate.
--------------------------------------------------------------------------------

                        Changes to Pool. Mortgage Loans may be removed from the pool, or a substitution may be made for certain Mortgage Loans, in advance of the issuance of the Cer-tificates (which is expected to occur on or about June 26, 1998 (the "CLOSING DATE")), in the circumstances described under "Description of the Mortgage Loans" in this Prospectus Supplement.

                        Subsequent to the issuance of the Certificates, cer-tain Mortgage Loans may be removed from the pool through repurchase or, under certain circumstances, through substitution by the Seller, in the circum-stances described under "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mort-gage Loans" in this Prospectus Supplement.

Optional                The Seller is entitled, subject to certain conditions
 Termination..........  relating to the then-remaining size of the pool, to purchase all outstanding Mortgage Loans in the pool and thereby effect early retirement of the Certifi-cates. See "Pooling and Servicing Agreement -- Op-tional Termination" in this Prospectus Supplement.

Underwriting
 Standards............  Approximately 79.90% (by aggregate unpaid principal balance as of the Cut-Off Date) of the Mortgage Loans were generally originated in conformity with the un-derwriting standards described in the Prospectus under the heading "The Mortgage Loan Programs -- Mortgage Loan Underwriting-- Norwest Mortgage Underwriting" (the "UNDERWRITING STANDARDS"). In certain instances, exceptions to the Underwriting Standards may have been granted by Norwest Mortgage. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Pro-spectus. The remaining approximate 20.10% (by aggre-gate unpaid principal balance as of the Cut-Off Date) of the Mortgage Loans were purchased by Norwest Mort-gage in bulk purchase transactions and were underwritten using underwriting standards which may vary from the Under-writing Standards (the "BULK PURCHASE UNDERWRITTEN LOANS"). However, Norwest Mortgage has in each case reviewed the underwriting standards applied for such Bulk Purchase Underwritten Loans and determined that such variances did not depart materially from the Un-derwriting Standards. See "Description of the Mortgage Loans" in this Prospectus Supplement and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

Distributions of
 Principal and          On each Distribution Date the Pool Distribution
 Interest.............  Amount, which consists of those payments, recoveries, advances and other receipts in respect of the Mortgage
                        Loans which are available for distribution on such date, will be distributed generally in the following order of priority:

                              First, pro rata, to the holders of the Class A Certificates in respect of interest which they are entitled to receive on such Distribution Date and to Ambac in respect of its Premium Pay-ment for such Distribution Date;

                              Second, to the holders of the Class A Certifi-cates in respect of principal which they are en-titled to receive on such Distribution Date; and

                              Third, to the holders of the Class B Certifi-cates in numerical order (i.e., first to the Class B-1 Certificates, then the Class B-2 Cer-tificates, etc.) in respect of interest and principal which they are entitled to receive on such Distribution Date.

                        Notwithstanding the foregoing, investors in the Class A-6, Class A-7, Class A-9, Class A-10, Class A-11 or Class A-16 Certificates should be aware that they will not receive interest distributions until the applica-ble Accretion Termination Date. Prior to the applica-ble Accretion Termination Date, interest which would otherwise be distributed on a Class of Accrual Certif-icates will be added to the Principal Balance of such Class of Accrual Certificates and will be distributed instead as principal to the holders of the Class or Classes of Class A Certificates specified under "De-scription of the Certificates -- Principal (Including Prepayments)" in this Prospectus Supplement. In addi-tion, the portion, if any, of principal to which the Class A-PO Certificates are entitled on a Distribution Date which consists of the Class A-PO Deferred Amount will only be paid out of amounts otherwise distributa-ble on such Distribution Date as principal on the Class B Certificates.

                        The amount of interest which will accrue on each Class of Offered Certificates (other than the Class A-12 Certificates) each month is equal to (i) 1/12th of the Pass-Through Rate for such Class multiplied by the outstanding Principal Balance (or notional amount, in the case of the Class A-3 and Class A-18 Certificates) of such Class on the related Distribution Date minus
                        (ii) the amount of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans and interest losses allocated to such Class, as de-scribed under "Description of the Certificates -- Interest" in this Prospectus Supplement. The Class A-12 Certificates are principal-only certificates and will not be entitled to distributions of interest. The calculation of the amount of principal which each Class of Of-fered Certificates is entitled to receive on each Dis-tribution Date and the allocation of interest and pri-ority of principal distributions among the Class A Certificates are described under "Description of the Certificates -- Distributions," "-- Interest" and "--
                         Principal (Including Prepayments)" in this Prospectus
                        Supplement.

                        On each Distribution Date, Ambac will be entitled to receive, as payment of the premium for the Policy, an amount equal to (a) the product of (i) 1/12th of 0.06% and (ii) the outstanding Principal Balance of the Class A-17 Certificates, less (b) a pro rata portion of the Non-Supported Interest Shortfalls and other losses attributable to interest allocable to such pre-mium as described below for each such Distribution Date.

                        The receipt by any beneficial owner of a Class A-17 Certificate of a distribution in reduction of Princi-pal Balance is not only dependent upon the Class A-17 Certificates' entitlement to receive principal pay-ments relative to that of other Classes, and upon the rate and timing of principal payments (including pre-payments) made on the Mortgage Loans, but also upon a special procedure for allocation of principal distri-butions to which the Class A-17 Certificates are sub-ject. Subject to certain limitations described herein, representatives of Deceased Holders of the Class A-17 Certificates and Living Holders of the Class A-17 Cer-tificates have the right to request distributions of principal on their Certificates, and to the extent funds are available for the distribution of principal on the Class A-17 Certificates such requests will be honored. In addition, to the extent principal is available to be distributed in excess of the amount of such requests, such amounts will be distributed to holders of the Class A-17 Certificates in accordance with random lot procedures. Upon the occurrence of certain events, principal distributions will no longer be made by request or random lot but will be made pro rata among the Class A-17 Certificates. See "Descrip-tion of the Certificates -- Distributions in Reduction of the Principal Balance of the Class A-17 Certifi-cates."

                        Because of the foregoing procedures for distributing principal to the Class A-17 Certificates, there can be no assurance that funds will be available to make dis-tributions of principal on any particular Distribution Date to any particular beneficial owner that has re-quested a distribution of principal. In addition, be-cause of the random lot procedure a beneficial owner may receive a distribution of principal even if such beneficial owner has not requested a distribution of principal.

                        See "Risk Factors--Distributions in Reduction of the Principal Balance of the Class A-17 Certificates" and "Description of the Certificates--Distributions in Reduction of the Principal Balance of the Class A-17 Certificates."

Credit Enhancement....  The rights of the holders of each Class of Class B
                        Certificates to receive distributions will be subordi-nated to the rights of the holders of the Class A Cer-tificates, Ambac and the holders of the Classes of Class B Certificates, if any, with lower numerical designations to receive distributions, to the extent described herein.

                        In general, the protection afforded the holders of more senior Classes of Certificates by means of this subordination will be effected in two ways: (i) by the preferential right of the holders of such Classes to receive, prior to any distribution being made on any Distribution Date in respect of more junior Classes of Certifi-cates, the amounts of interest and principal due the holders of the more senior Classes of Certificates (other than the Class A-PO Deferred Amount) and, if necessary, by the right of such holders to receive fu-ture distributions on the Mortgage Loans that would otherwise have been allocated to the holders of the more junior Classes of Certificates and (ii) by the allocation to the more junior Classes of Certificates (in inverse order of seniority), until their respec-tive Principal Balances have been reduced to zero, of losses resulting from the liquidation of defaulted Mortgage Loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior Classes of Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy). See "Description of the Cer-tificates -- Distributions" and "-- Subordination of Class B Certificates" in this Prospectus Supplement.

                        In addition, in order to increase the period during which the Principal Balances of the Class B Certifi-cates remain available as credit enhancement to the Class A Certificates, a disproportionate amount of prepayments and certain unscheduled recoveries with respect to the Mortgage Loans will be allocated to the Class A Certificates (other than the Class A-PO Cer-tificates). This allocation has the effect of acceler-ating the amortization of the Class A Certificates (other than the Class A-PO Certificates) while, in the absence of losses in respect of the liquidation of de-faulted Mortgage Loans or losses resulting from the bankruptcy of mortgagors, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Class B Certificates. See "De-scription of the Certificates" and "Prepayment and Yield Considerations" in this Prospectus Supplement.

                        After the Principal Balances of the Class B Certifi-cates have been reduced to zero, the principal portion of all losses (other than the portion attributable to the Discount Mortgage Loans) will be allocated to the Class A Certificates (other than the Class A-PO Cer-tificates). To the extent such losses arise with re-spect to Discount Mortgage Loans, principal losses will be shared among the Class A Certificates, accord-ing to their respective interests in such Mortgage Loans. The principal portion of any losses borne by the Class A Certificates (other than losses borne by the Class A-PO Certificates) will be shared pro rata by the Classes of Class A Certificates (other than the Class A-PO Certificates) based on their then-outstand-ing Principal Balances (or, in the case of the Accrual Certificates, their initial Principal Balances, if lower) and the interest portion of such losses will be shared pro rata by such Classes and Ambac based on in-terest accrued and the amount of the premium otherwise payable to Ambac. See "Description of the Certifi-cates -- Interest" and "-- Subordination of Class B Certificates -- Allocation of Losses" in this Prospec-tus Supplement. The Policy will cover any such losses allocated to the Class A-17 Certificates.

                        THE YIELD TO MATURITY ON EACH CLASS OF CLASS B CERTIF-ICATES WILL BE MORE SENSITIVE TO LOSSES DUE TO LIQUI-DATIONS OF THE MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THAT ON THE MORE SENIOR CLASSES OF CERTIFICATES, IN THE EVENT THAT THE AGGREGATE PRINCIPAL BALANCE OF THE CLASSES OF CERTIFICATES THAT ARE JUNIOR TO IT HAS BEEN REDUCED TO ZERO.

                        See "Description of the Certificates -- Subordination of Class B Certificates" in this Prospectus Supple-ment.

Effects of
 Prepayments on         The Offered Certificates were structured assuming,
 Investment             among other things that prepayments on the Mortgage
 Expectations.........  Loans occur at a constant rate of 275% SPA. However, the actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary mate-rially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors.
                        In addition, the Class A Certificates (other than the
                        Class A-PO Certificates) in the aggregate will be more sensitive to prepayments on the Mortgage Loans than the Subordinated Certificates due to the dispropor-tionate allocation of such prepayments to investors in such Class A Certificates then entitled to principal distributions during the nine years beginning on the first Distribution Date. See "Description of the Cer-tificates -- Principal (Including Prepayments)" and
                        "Prepayment and Yield Considerations" in this Prospec-tus Supplement. The actual yield to the holder of an Offered Certificate may not be equal to the yield an-ticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. These effects are summarized below. IN DE-
                        CIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES,
                        AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO
                        THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                        Yield. If an investor purchases an Offered Certificate (other than a Class A-12 Certificate) at an amount equal to its unpaid Principal Balance (that is, at "par"), the effective yield to that investor (assuming that there are no interest shortfalls and assuming the full return of the investor's invested principal) will approximate the Pass-Through Rate on that Certificate. If an investor pays less or more than the unpaid Prin-cipal Balance of an Offered Certificate (that is, buys the Certificate at a "discount" or "premium," respec-tively), then, based on the assumptions set forth in the preceding sentence, the effective yield to the in-vestor will be higher or lower, respectively, than the stated interest rate on the Certificate, because such discount or premium will be amortized over the life of the Certificate. Any deviation in the actual rate of prepayments on the Mortgage Loans from the rate as-sumed by the investor will affect the period of time over which, or the rate at which, the discount or pre-mium will be amortized and, consequently, will change the investor's actual yield from that anticipated. The timing of receipt of prepayments may also affect the investor's actual yield. The yield to investors in the Class A-3 and Class A-18 Certificates, which do not have Principal Balances, will be sensitive to both the timing of receipt of prepayments and the overall rate of prepayment on the Mortgage Loans. The yield experi-enced by an investor in the Class A-12 Certificates, which do not bear interest, is primarily a function of the price paid by such investor, the rate and timing of principal payments on the Mortgage Loans and losses incurred on and after the Cross-Over Date. The partic-ular sensitivities of the Class A-3, Class A-12 and Class A-18 Certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this Prospectus Supplement.

                        AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES AT A DISCOUNT, PARTICULARLY THE CLASS A-12 CERTIFICATES, SHOULD CONSIDER THE RISK THAT A SLOWER THAN ANTICI-PATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD. AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES AT A PREMIUM, OR THAT PUR-CHASES THE CLASS A-3 OR CLASS A-18 CERTIFICATES, WHICH DO NOT HAVE PRINCIPAL BALANCES, SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN AN AC-TUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD AND SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RE-SULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

                        Reinvestment Risk. As stated above, if an Offered Cer-tificate is purchased at par, fluctuations in the rate of distributions of principal will generally not af-fect the yield to maturity of that Certificate. Howev-er, the total return on any investor's investment, in-cluding an investor who purchases at par, will be re-duced to the extent that principal distributions re-ceived on its Certificate cannot be reinvested at a rate as high as the stated interest rate of the Cer-tificate. Investors in the Offered Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance Mortgage Loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequent-ly, the amount of principal distributions available to an investor for reinvestment at such low prevailing interest rates may be relatively large. Conversely, slow rates of prepayments on the Mortgage Loans may coincide with periods of high prevailing market inter-est rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance Mortgage Loans and, therefore, the amount of principal distri-butions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

                        Weighted Average Life Volatility. One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life. The "weighted average life" of an Offered Certificate (other than a Class A-3 or Class A-18 Certificate) is the average amount of time that will elapse between the date of issuance of the Certificate and the date on which each dollar in reduction of the principal balance of the Certificate is distributed to the in-vestor. The weighted average life of a Class A-3 Cer-tificate is the average amount of time that will elapse between the date of issuance of the Certifi-cates and the date on which each dollar in reduction of the Principal Balance of the Class A-1 Certificates (a portion of the Principal Balance of which corre-sponds to the notional amount of the Class A-3 Certif-icates) is distributed to the investors in the Class A-1 Certificates. The weighted average life of a Class A-18 Certificate is the average amount of time that will elapse between the date of issuance of the Cer-tificates and the date on which each dollar in reduc-tion of the Principal Balance of the Class A-17 Cer-tificates (the Principal Balance of which corresponds to the notional amount of the Class A-18 Certificates) is distributed to the investors in the Class A-17 Certificates. Low rates of prepayment may result in the extension of the weighted average life of a Certificate; high rates, in the shortening of such weighted average life.

                        In general, if the weighted average life of a Certifi-cate purchased at par is extended beyond that ini-tially anticipated, such Certificate's market value may be adversely affected even though the yield to ma-turity on the Certificate is unaffected.

                        THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFI-CATES AND THE SCHEDULED CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS. IN PARTICULAR, THE WEIGHTED AVERAGE LIVES OF THE CLASS A-6, CLASS A-9, CLASS A-10 AND CLASS 16 CER-TIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

                        See "Prepayment and Yield Considerations" and "De-scription of the Certificates -- Principal (Including Prepayments) -- Principal Payment Characteristics of the PAC Certificates, the Scheduled Certificates and the Companion Certificates" in this Prospectus Supple-ment.

                        The weighted average lives of the Offered Certifi-cates, under various prepayment scenarios, are dis-played in the tables appearing under the heading "Pre-payment and Yield Considerations" in this Prospectus Supplement.

Federal Income Tax      For federal income tax purposes, the Trust Estate will
 Status...............  consist of two real estate mortgage investment con-
                        duits (the "UPPER-TIER REMIC" and the "LOWER-TIER
                        REMIC," respectively). The Class A-1, Class A-2, Class
                        A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
                        A-8, Class A-9, Class A-10, Class A-11, Class A-12,
                        Class A-13, Class A-14, Class A-15, Class A-16, Class
                        A-17, Class A-18, Class A-19, Class A-20 and Class A-
                        PO Certificates and the Class B-1, Class B-2, Class B-
                        3, Class B-4, Class B-5 and Class B-6 Certificates will constitute "regular interests" in the Upper-Tier
                        REMIC and the Class A-R and Class A-LR Certificates will constitute the "residual interest" in the Upper-
                        Tier REMIC and Lower-Tier REMIC, respectively.

                        The Regular Certificates (as defined herein) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Regular Certificates will be required to report income thereon in accordance with the accrual method of accounting. Certain of the Classes of Offered Cer-tificates may be issued with original issue discount as described under "Federal Income Tax Consequences" in this Prospectus Supplement.

                        Holders of the Class A-R and Class A-LR Certificates will be required to include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respec-tively, in determining their federal taxable income. It is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the Class A-R and Class A-LR Certificateholders will be treated as "excess inclu-sion" income subject to special limitations for fed-eral income tax purposes. AS A RESULT, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS A-R AND CLASS A-LR CER-TIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE. FUR-THER, SIGNIFICANT RESTRICTIONS APPLY

                        TO THE TRANSFER OF THE CLASS A-R AND CLASS A-LR CER-TIFICATES. THE CLASS A-R AND CLASS A-LR CERTIFICATES WILL BE CONSIDERED "NONECONOMIC RESIDUAL INTERESTS," CERTAIN TRANSFERS OF WHICH MAY BE DISREGARDED FOR FED-ERAL INCOME TAX PURPOSES.

                        See "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates" and "Federal Income Tax Considerations" in this Prospectus Supplement and "Certain Federal In-come Tax Consequences -- Federal Income Tax Conse-quences for REMIC Certificates" in the Prospectus.

ERISA                   A fiduciary of an employee benefit plan or other re-
 Considerations.......  tirement plan or arrangement subject to Title I of the
                        Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal
                        Revenue Code of 1986, as amended (the "CODE"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law
                        ("SIMILAR LAW") which is, to a material extent, simi-lar to the foregoing provisions of ERISA or the Code
                        (collectively, a "PLAN"), should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. BECAUSE THE CLASS B-1, CLASS
                        B-2 AND CLASS B-3 CERTIFICATES ARE SUBORDINATED TO THE
                        CLASS A CERTIFICATES WITH RESPECT TO CERTAIN LOSSES,
                        THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                        MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE HAS DE-
                        LIVERED (I) A REPRESENTATION LETTER TO THE TRUSTEE AND
                        SELLER STATING EITHER (A) THAT THE TRANSFEREE IS NOT A
                        PLAN AND IS NOT ACTING ON BEHALF OF A PLAN OR USING
                        THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR (B)
                        SUBJECT TO CERTAIN CONDITIONS DESCRIBED HEREIN, THAT
                        THE SOURCE OF FUNDS USED TO PURCHASE SUCH CERTIFICATES
                        IS AN "INSURANCE COMPANY GENERAL ACCOUNT" OR (II) AN
                        OPINION OF COUNSEL AND SUCH OTHER DOCUMENTATION AS DE-
                        SCRIBED UNDER "DESCRIPTION OF THE CERTIFICATES -- RE-
                        STRICTIONS ON TRANSFER OF THE CLASS A-R, CLASS A-LR
                        AND CLASS B CERTIFICATES" IN THIS PROSPECTUS SUPPLE-
                        MENT. THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY
                        NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR A PER-
                        SON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A
                        PLAN. See "Description of the Certificates -- Restric-tions on Transfer of the Class A-R, Class A-LR and Class B Certificates" and "ERISA Considerations" in this Prospectus Supplement.

Legal Investment......  The Class A and Class B-1 Certificates will constitute
                        "mortgage related securities" for purposes of the Sec-ondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one na-tionally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not con-stitute "mortgage related securities" under SMMEA. Prospective purchasers whose investment activities are subject to legal investment laws and regulations, reg-ulatory capital requirements or review by regulatory authorities may be subject to restrictions on invest-ment in the Offered Certificates and should consult their own legal, tax and accounting advisors in deter-mining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the Prospec-tus.

                                  RISK FACTORS

PREPAYMENTS MAY ADVERSELY AFFECT YIELD
  The rate of distributions in reduction of the Principal Balance of any Class of Offered Certificates, the aggregate amount of distributions of principal and interest on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and tim-ing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules of the Mortgage Loans, the rate of principal prepay-ments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans by the Seller as a result of defective documentation or breaches of representations and warranties, optional purchase by the Seller of defaulted Mortgage Loans and optional purchase by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Prepayment and Yield Considerations" and "Pooling and Servicing Agreement -- Optional Termina-tion" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Optional Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to pre-pay the Mortgage Loans, in whole or in part, at any time without penalty.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage originators (including Norwest Mortgage), on a general or targeted basis, to encourage refinancing.

  An investor that purchases any Offered Certificates at a discount, particu-larly the Class A-12 Certificates, should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium, or that purchases the Class A-3 and Class A-18 Certificates, which do not have Principal Balances, should consider the risk that a faster than anticipated rate of principal pay-ments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

  The particular sensitivities of the Class A-3, Class A-12 and Class A-18 Cer-tificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this Prospectus Supplement. INVESTORS IN THE CLASS A-3 AND CLASS A-18 CERTIFICATES SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. See "Pre-payment and Yield Considerations" herein.

  See "Summary Information -- Effects of Prepayments on Investment Expecta-tions" and "Prepayment and Yield Considerations" herein.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THE CLASS A-17
CERTIFICATES
  Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any Class of Offered Certifi-cates, the Class A-17 Certificates, in particular would be an inappropriate in-vestment for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distribu-tions. There is no assurance that funds available for distributions of princi-pal will be sufficient to permit the distributions requested by a Beneficial Owner of a Class A-17 Certificate to be made within any specific period of time after distribution is requested. During periods in which prevailing interest rates are generally higher than the Pass-Through Rate for the Class A-17 Cer-tificates, greater numbers of Beneficial Owners may be expected to request dis-tributions of principal in respect of their Class A-17 Certificates in order to take advantage of such prevailing interest rates. During such periods there may, however, be a concurrent reduction in the rate of prepayments of the Mort-gage Loans, thus limiting the funds available for such distributions.

  In addition, because of the random lot procedure for distributing principal, there can be no assurance that Beneficial Owners of Class A-17 Certificates who have not requested a distribution of principal on their

Class A-17 Certificates will not receive a distribution of principal on any particular Distribution Date on which the amount available for distribution in respect of principal exceeds the aggregate amount requested for distribution of principal on the Class A-17 Certificates.

SUBORDINATION OF SUBORDINATED CERTIFICATES INCREASES RISK OF LOSS
  The rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and Ambac and the Classes of Class B Certificates, if any, with lower numerical designations, all to the extent described herein under "Description of the Cer-tificates -- Subordination of Class B Certificates." In addition, Realized Losses, other than Excess Losses, will be allocated to the Class B Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Certificates. Accordingly, the Class B Certificates are more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the Mortgage Loans.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES OF CLASS A CERTIFICATES
  Transactions in the Book-Entry Certificates generally can be effected only through DTC, DTC Participants and Indirect DTC Participants. The ability of a Beneficial Owner to pledge Book-Entry Certificates and the liquidity of the Book-Entry Certificates in general may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, Beneficial Owners may experience delays in their receipt of payments. See "Risk Factors -- Book-Entry System for Certain Classes and Subclasses of Certificates" and "Descrip-tion of the Certificates -- Book-Entry Form" in the Prospectus.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS
  The Offered Certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable Class of Offered Certificates. This may be the case because, among other things:

  . The yield to maturity of Offered Certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans;

  . The rate of principal distributions on, and the weighted average life of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans and the priority of principal distributions among the Classes of Certificates, and as such the Offered Certificates, and in particular the Class A-17 Certifi-cates, may be inappropriate investments for an investor requiring a dis-tribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

  . There can be no assurance that an investor will be able to reinvest amounts distributed in respect of principal on an Offered Certificate (which, in general, are expected to be greater during periods of rela-tively low interest rates) at a rate at least as high as the Pass-Through Rate applicable thereto; or

  . There can be no assurance that a secondary market for the Offered Cer-tificates will develop or provide Certificateholders with liquidity of investment.

  Individual investors considering the purchase of an Offered Certificate should also carefully consider the further risks and other special considera-tions discussed above and under the headings "Summary Information -- Effects of Prepayments on Investment Expectations" and "Prepayment and Yield Considera-tions" herein and in the Prospectus under the heading "Risk Factors."

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

  The Seller is aware of the issues associated with the programming code in ex-isting computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive infor-mation when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

  The Seller has been advised by the Master Servicer, Norwest Mortgage and the Trustee that they are committed to either (i) implementing modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquiring computer systems that are year 2000 com-pliant, in each case prior to January 1, 2000. The Seller has also been advised by the Master Servicer that the Master Servicer is engaged in the process of ascertaining the efforts of the Other Servicers to achieve year 2000 compli-ance. However, neither the Seller nor any affiliate of the Seller has made any independent investigation of the computer systems of the Trustee or any of the Other Servicers. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Trustee, the Master Servicer, Norwest Mortgage or an Other Servicer are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely af-fect the holders of the Offered Certificates.

  See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations applicable to the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

DENOMINATIONS; FORM OF CERTIFICATES

  Offered Certificates issued in fully registered, certificated form are re-ferred to herein as "DEFINITIVE CERTIFICATES." Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee or other paying agent directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The De-finitive Certificates will be transferable and exchangeable at the offices of the Trustee or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require pay-ment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  Offered Certificates, other than those initially issued as Definitive Certif-icates, will be issued in book-entry form and are referred to herein as "BOOK-ENTRY CERTIFICATES." Each Class of the Book-Entry Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC"), which will be the "HOLDER" or "CERTIFICATEHOLDER" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "BEN-EFICIAL OWNER") will be entitled to receive a Definitive Certificate represent-ing such person's interest in the Book-Entry Certificates, except as set forth under "Description of the Certificates -- Book-Entry Form" in the Prospectus. Unless and until Definitive Certificates are issued under the limited circum-stances described therein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certifi-cates, refer to actions taken by DTC upon instructions from its DTC Partici-pants (as defined under "Description of the Certificates -- Book-Entry Form" in the Prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC pro-cedures. See "Description of the Certificates -- Book-Entry Form" in the Pro-spectus.

  The following table sets forth the original certificate form, the minimum de-nomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be directly or indirectly held or ben-eficially owned in amounts lower than such minimum denominations.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                            ORIGINAL CERTIFICATE   MINIMUM         INCREMENTAL
          CLASS                     FORM         DENOMINATION      DENOMINATION
          -----             -------------------- ------------      ------------
Classes A-1, A-2, A-4, A-
 5, A-6, A-7, A-8, A-9,
 A-10, A-11, A-13, A-14,
 A-15, A-16 and A-19 .....       Book-Entry      $   100,000          $1,000
Class A-3.................       Definitive      $ 1,009,585(/1/)        N/A
Class A-12................       Definitive      ____100,000$         _1,000$
Class A-17................       Book-Entry      $     1,000          $1,000
Class A-18................       Definitive      $20,000,000(/1/)        N/A
Class A-20................       Book-Entry      _____25,000$         _1,000$
Classes A-R and A-LR......       Definitive      $       100             N/A
Classes B-1, B-2 and B-3..       Definitive      $   100,000          $1,000

-------------------
(1) Initial Notional Amount.

DISTRIBUTIONS

  Distributions of interest and in reduction of Principal Balance to holders of each Class of Certificates will be made monthly, to the extent of each Class's entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "DISTRIBUTION DATE"), be-ginning in July 1998. The "DETERMINATION DATE" with respect to each Distribu-tion Date will be the 17th day of each month or, if such day is not a business day, the preceding business day. Distributions will be made on each Distribu-tion Date to holders of record (which, in the case of the Book-Entry Certifi-cates, will be Cede, as nominee for DTC) at the close of business on the last business day of the preceding month (each, a "RECORD DATE").

  The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "POOL DISTRIBUTION AMOUNT" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepay-ments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the Mortgage Loans received by the Master Servicer, includ-ing without limitation any related insurance proceeds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liqui-dation of the related Mortgage Loan on or prior to the Remittance Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made and (ii) all other amounts (including any insurance proceeds and Compen-sating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the follow-ing:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Mortgage Loan that repre-sents any unreimbursed Periodic Advances of such Servicer;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee, (ii) the Master Ser-vicing Fee and (iii) the Fixed Retained Yield, if any;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all principal prepayments in full, all partial principal prepayments, all proceeds of any Mortgage Loans or property acquired in respect thereof, or liquidated pursuant to the Pooling and Servicing Agreement, including Net Partial Liquidation Proceeds but excluding any Net Foreclosure Profits (as defined under "Description of the Certificates" in the Prospectus), and other unscheduled receipts in respect of principal of the Mortgage Loans other than proceeds of a repurchase of a Mortgage Loan by the Seller or amounts deposited by the Seller in the Certificate Account in connection with the substitution of a Mortgage Loan (collectively, "UNSCHEDULED PRIN-CIPAL RECEIPTS") that were received by each Servicer after the Unscheduled Principal Receipt Period (as described under "Servicing of the Mortgage Loans --Unscheduled Principal Receipts" below) relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all re-lated payments of interest on such amounts;

    (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller on or following the Due Date in the month in which such Distri-bution Date occurs and the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Due Date in the month in which such Distribution Date occurs;

    (g) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan or proceeds of any Mortgaged Property that becomes owned by the Trust Estate which represents any unpaid Servicing Fee or Master Ser-vicing Fee to which such Servicer or the Master Servicer, respectively, is entitled, or which represents unpaid Fixed Retained Yield, and the portion of net Liquidation Proceeds used to reimburse any unreimbursed Periodic Ad-vances;

    (h) all amounts representing certain expenses reimbursable to the Master Servicer and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

    (i) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Certificate Account;

    (j) Net Foreclosure Profits;

    (k) Month End Interest; and

    (l) generally, the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of Certifi-cates.

  The "REMITTANCE DATE" with respect to any Distribution Date and (i) any Mort-gage Loan serviced by an Other Servicer will be the 18th day of each month or, if any such day is not a business day, the preceding business day and (ii) any Mortgage Loan serviced by Norwest Mortgage will, except as described below un-der "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing," be the 24th day of each month or, if any such day is not a business day, the pre-ceding business day.

  "PARTIAL LIQUIDATION PROCEEDS" are Liquidation Proceeds received by a Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and "NET PARTIAL LIQUIDATION PROCEEDS" are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation.

  Each Servicer is required to deposit in the Certificate Account by the Remit-tance Date certain amounts in respect of the Mortgage Loans as set forth herein under "Servicing of the Mortgage Loans -- Custodial Accounts." The Master Servicer is required to remit to the Trustee on or before the Distribution Date any payments constituting part of the Pool Distribution Amount that are re-ceived by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "Description of the Cer-tificates -- Periodic Advances," neither the Master Servicer nor the Trustee is obligated to remit any amounts which a Servicer was required but failed to de-posit in the Certificate Account.

  On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "POOL DISTRIBUTION AMOUNT ALLOCATION"):

  first, to the Classes of Class A Certificates and to Ambac, pro rata based on their respective Interest Accrual Amounts and the Premium Payment, in an aggre-gate amount up to the sum of their Interest Accrual Amounts and the Premium Payment with respect to such Distribution Date; provided that prior to the ap-plicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Cer-tificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates as set forth be-low under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates";

  second, to the Classes of Class A Certificates and to Ambac, pro rata based on their respective unpaid Interest Shortfall Amounts and unpaid Premium Shortfall Amounts, in an aggregate amount up to the sum of their unpaid Inter-est Shortfall Amounts and unpaid Premium Shortfall Amounts; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable as interest shortfalls to each Class of Accrual Certificates pursuant to this provision will be distributed in reduc-tion of the Principal Balances of certain Classes of Class A Certificates as set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates";

  third, concurrently, pro rata to the Class A Certificates (other than the Class A-PO Certificates), based on the Class A Non-PO Optimal Principal Amount, and the Class A-PO Certificates, based on the Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates) in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with the priorities set forth below under "-- Principal (Including Prepayments) --
 Allocation of Amount to be Distributed on the Class A Certificates" and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

  fourth, to the Class A-PO Certificates in an amount up to the Class A-PO De-ferred Amount, but only from amounts otherwise distributable (without regard to this priority) to the Class B Certificates, in inverse order of priority pursu-ant to priority fifth clause (C) of this Pool Distribution Amount Allocation; and

  fifth, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Class shall receive (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority fifth clause (C) to any Classes of Class B Certificates will be reduced by the amount, if any, otherwise dis-tributable as principal hereunder used to pay the Class A-PO Deferred Amount in accordance with priority fourth.

  The undivided percentage interest (the "PERCENTAGE INTEREST") represented by any Offered Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate (or initial notional amount in the case of the Class A-3 and Class A-18 Certificates) by the aggregate initial Principal Balance (or initial notional amount) of all Certificates of such Class.

INTEREST

  The amount of interest that will accrue on each Class of Certificates, other than the Class A-12 and Class A-PO Certificates, during each month, after tak-ing into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "INTER-EST ACCRUAL AMOUNT" for such Class.

  The Interest Accrual Amount for each Class of Certificates (other than the Class A-12 and Class A-PO Certificates) will equal (a) the product of (i) 1/12th of the Pass-Through Rate for such Class and (ii) the outstanding Princi-pal Balance of such Class or, in the case of the Class A-3 and Class A-18 Cer-tificates, the outstanding Class A-3 Notional Amount or Class A-18 Notional Amount, as applicable, minus (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class, (ii) the interest portion of any Excess Losses allocable to such Class and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Losses, allocable to such Class on or after the Cross-Over Date. The pass-through rate for each Class of Offered Certificates (other than the Class A-12 Certificates) (the "PASS-THROUGH RATE"), is the percentage set forth on the cover of this Prospectus Supplement.

  The Class A-3 Certificates are interest-only certificates and have no Princi-pal Balance. The "CLASS A-3 NOTIONAL AMOUNT" with respect to each Distribution Date will be equal to approximately 1.4814814885% of the Principal Balance of the Class A-1 Certificates. Accordingly, any distributions in respect of prin-cipal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class A-1 Certificates will result in a proportional reduction in the Class A-3 Notional Amount. See "-- Principal (Including Pre-payments)" and "-- Subordination of Class B Certificates -- Allocation of Loss-es" herein. The Class A-3 Notional Amount with respect to the first Distribu-tion Date will be approximately $1,009,585.

  The Class A-18 Certificates are interest-only certificates and have no Prin-cipal Balance. The "CLASS A-18 NOTIONAL AMOUNT" with respect to each Distribu-tion Date will be equal to the Principal Balance of the Class A-17 Certifi-cates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class A-17 Certificates will result in a like reduction in the Class A-18 Notional Amount. See "-- Principal (Including Prepayments)" and "-- Subordi-nation of Class B Certificates -- Allocation of Losses" herein. The Class A-18 Notional Amount with respect to the first Distribution Date will be approxi-mately $20,000,000.

  No interest will accrue on the Class A-12 and Class A-PO Certificates.

  On each Distribution Date an amount equal to any Non-Supported Interest Shortfall allocable to the Class A-17 Certificates will be distributed from the Reserve Fund, unless the Reserve Fund is depleted, to the holders of the Class A-17 Certificates to the extent described below. The interest portion of any Excess Losses allocable to the Class A-17 Certificates will be covered by the Policy, together with any Non-Supported Interest Shortfall allocable to the Class A-17 Certificates once the Reserve Fund has been reduced to zero. See "--
 The Financial Guaranty Insurance Policy" below.

  On each Distribution Date, Ambac will be entitled to receive an amount (the "PREMIUM PAYMENT") equal to (A) the product of (i) 1/12th of 0.06% and (ii) the outstanding Principal Balance of the Class A-17 Certificates, less (B) the sum of the pro rata portions of (i) any Non-Supported Interest Shortfall, (ii) the interest portion of Excess Losses for such Distribution Date and (iii) on or after the Cross-Over Date, the interest portion of any Realized Losses, other than the interest portion of any Excess Losses.

  The "PRINCIPAL BALANCE" of a Class of Class A Certificates (other than the Class A-3, Class A-5, Class A-18 and Class A-PO Certificates) or of a Class A-5 Component as of any Determination Date will be the principal balance of such Class or Component on the date of initial issuance of the Class A Certificates plus, in the case of the Accrual Certificates, the ap-plicable Accrual Distribution Amounts, as described under "-- Principal (In-cluding Prepayments)" below, previously added to the Principal Balance of the corresponding Class of Accrual Certificates, less (i) all amounts previously distributed to holders of Certificates of such Class or Component in reduction of the principal balance of such Class or Component and (ii) such Class's or Component's pro rata share of the principal portion of Excess Losses allocated through such Determination Date to the holders of Class A Certificates (other than the Class A-PO Certificates) in the manner described herein under "-- Sub-ordination of Class B Certificates -- Allocation of Losses." After the Cross-Over Date, the Principal Balance of a Class of Class A Certificates (other than the Class A-3, Class A-5, Class A-18 and Class A-PO Certificates) or of a Class A-5 Component may be subject to further reduction in an amount equal to such Class's or Component's pro rata share of the difference, if any, between (a) the Class A Non-PO Principal Balance as of such Determination Date without re-gard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the preceding Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. Any pro rata allocation among the Classes of Class A Certificates (other than the Class A-PO Certificates) and, in the case of the Class A-5 Certificates, the Components described in this paragraph will be made among the Classes and Components on the basis of their then-outstanding Principal Balances or, in the case of a Class of Accrual Certificates, their initial Principal Balance, if lower.

  The "PRINCIPAL BALANCE" of the Class A-5 Certificates will be equal to the sum of the Principal Balances of the Class A-5 Components.

  The Class A-3 and Class A-18 Certificates will be interest-only Certificates and will not have a Principal Balance.

  The "PRINCIPAL BALANCE" of the Class A-PO Certificates as of any Determina-tion Date will be the Principal Balance of such Class on the date of initial issuance of the Class A Certificates less (i) all amounts previously distrib-uted to the holders of the Class A-PO Certificates pursuant to priorities third clause (B) and fourth of the Pool Distribution Amount Allocation and (ii) the principal portion of Excess Losses allocated through such Determination Date to the Class A-PO Certificates in the manner described herein under "-- Subordina-tion of Class B Certificates -- Allocation of Losses." After the Cross-Over Date, the Principal Balance of the Class A-PO Certificates will be subject to further reduction in an amount equal to the excess, if any, of (a) the Princi-pal Balance of the Class A-PO Certificates as of such Determination Date with-out regard to this provision over (b) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

  The "PRINCIPAL BALANCE" of a Class of Class B Certificates as of any Determi-nation Date will be the lesser of (a) the principal balance of such Class on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such Class in reduction of the principal balance thereof and (ii) the principal portion of Excess Losses allocated through such Determination Date to the holders of such Class in the manner de-scribed under "-- Subordination of Class B Certificates -- Allocation of Loss-es" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) the Class A Principal Balance and (ii) the Principal Balances of the Classes of Class B Certificates with lower numerical designations, each as of such Determination Date.

  The "CLASS A PRINCIPAL BALANCE" as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates as of such date.

  The "CLASS A NON-PO PRINCIPAL BALANCE" as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certifi-cates (other than the Class A-PO Certificates) as of such date.

  The "CLASS B PRINCIPAL BALANCE" as of any date will be equal to the sum of the Principal Balances of the Classes of Class B Certificates as of such date.

  The "AGGREGATE PRINCIPAL BALANCE" as of any date will be equal to the sum of the Class A Principal Balance and the Class B Principal Balance as of such date.

  The "AGGREGATE NON-PO PRINCIPAL BALANCE" as of any date will be equal to the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such date.

  With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT" will equal the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off-Date minus the sum of (i) all amounts in respect of principal received in re-spect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

  With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT (PO POR-
TION)" will equal the sum as to each Mortgage Loan outstanding at the Cut-Off Date of the product of (A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of
(i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates and
(ii) the principal portion of any Realized Loss (other than a Debt Service Re-duction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

  The "NET MORTGAGE INTEREST RATE" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the applicable Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Fixed Retained Yield rate, if any, for such Mortgage Loan. See "Servicing of the Mortgage Loans -- Fixed Retained Yield; Servicing Compensation and Payment of Expenses" herein.

  When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in inter-est shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is re-ceived. Interest shortfalls resulting from principal prepayments in full made by mortgagors ("PREPAYMENTS IN FULL") are referred to herein as "PREPAYMENT IN-TEREST SHORTFALLS." The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Trustee for the benefit of Certificateholders, from the Master Servicer's own funds (including amounts otherwise payable to the Master Servicer in respect of such Distribution Date as Master Servicing
Fees) an amount (such amount, "COMPENSATING INTEREST") equal to the lesser of
(i) the aggregate Prepayment Interest Shortfall with respect to such Distribu-tion Date and (ii) the lesser of (X) the product of (A) 1/12th of 0.20% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans for such Dis-tribution Date and (Y) the Available Master Servicing Compensation for such Distribution Date.

  The "AVAILABLE MASTER SERVICING COMPENSATION" for any Distribution Date will be equal to the sum of (a) the Master Servicing Fee for such Distribution Date,
(b) interest earned through the business day preceding the applicable Distribu-tion Date on any Prepayments in Full remitted to the Master Servicer and depos-ited in the Certificate Account (which amount of interest with respect to Pre-payments in Full on the Mortgage Loans serviced by Norwest Mortgage is expected to be zero unless the Remittance Date for such Mortgage Loans changes as de-scribed below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing") and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Underlying Servicing Agreements. With respect to the Mortgage Loans serviced by Norwest Mortgage, "MONTH END INTEREST" for each Distribution Date will be equal to the lesser of
(i) the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Loans serviced by Norwest Mortgage and (ii) the product of 1/12th of 0.20% and the aggregate scheduled principal balance (as determined in the applicable Un-derlying Servicing Agreement) of the Mortgage Loans serviced by Norwest Mort-gage. With respect to the Mortgage Loans serviced by each Other Servicer, "MONTH END INTEREST" for each Distribution Date depends in part on whether such Other Servicer is required to remit to the Master Servicer Prepayments in Full for deposit into the Certificate Account daily on a specified business day fol-lowing the receipt thereof. "MONTH END INTEREST" for Other Servicers will gen-erally equal the lesser of (a) (i) with respect to Other Servicers required to remit Prepayments in Full on a daily basis, the aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer or (ii) with respect to Other Servicers not required to remit Prepayments in Full on a daily basis, the sum of the aggregate Prepayment Interest Shortfalls and aggregate Curtailment

Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer and (b) the sum of (X) for each Mortgage Loan serviced by such Other Servicer, the product of 1/12th of the applicable Servicing Fee Rate and the scheduled principal balance (as determined in the applicable Underlying Servic-ing Agreement) of such Mortgage Loan serviced by such Other Servicer and (Y) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Servicer Custodial Account pursuant to the related Underlying Servicing Agreement on such Distribution Date (other than with respect to Mortgage Loans serviced by Merrill Lynch Credit Corp.). As described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing," a Servicer not currently remitting Prepayments in Full on a daily basis may agree to begin to do so at some time in the future and, in con-junction therewith, the amount of Month End Interest such Servicer is required to remit may be decreased or such Servicer may be relieved of its obligation to remit any Month End Interest. If an Other Servicer that is not currently remit-ting Prepayments in Full on a daily basis begins to do so, such change may have an impact on the amount of Compensating Interest by increasing the amount de-scribed in clause (b) of the definition of Available Master Servicing Compensa-tion and decreasing the amount described in clause (c) of the definition there-of. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  As to any Distribution Date, Prepayment Interest Shortfalls to the extent that they exceed Compensating Interest are referred to herein as "NON-SUPPORTED INTEREST SHORTFALLS" and will be allocated to (i) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the then-outstanding Class A Non-PO Principal Balance by the Aggregate Non-PO Principal Balance and (ii) the Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Principal Balance by the Aggregate Non-PO Principal Balance. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of Certifi-cates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A Certificates and the Premium Payment will be allocated among the Classes of Class A Certificates and the Premium Payment, pro rata, on the basis of their respective Interest Accrual Amounts and the amount of such Premium Payment, as the case may be, without re-gard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the Class B Certificates will be allocated among such Classes of Class B Certificates, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any re-duction pursuant to this paragraph, for such Distribution Date.

  Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments by mortgagors ("CURTAIL-MENT INTEREST SHORTFALLS") or of other partial Unscheduled Principal Receipts with respect to the Mortgage Loans will not be offset by Compensating Interest, but instead will be borne first by the Classes of Class B Certificates in re-verse numerical order and then pro rata by the Class A Certificates and Ambac based on interest accrued or the amount of the Premium Payment, as the case may be. See "-- Subordination of Class B Certificates" herein. After the Cross-Over Date all interest shortfalls arising from Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of in-terest accrued on the Class A Certificates and the Premium Payment due to Ambac. However, such shortfalls allocated to the Class A-17 Certificates will be offset to the extent funds are available therefor, from amounts on deposit in the Reserve Fund. Once the Reserve Fund has been reduced to zero, such shortfalls will be covered by the Policy.

  A single reserve fund will be established at the time of the issuance of the Class A-17 Certificates (the "RESERVE FUND") by an initial deposit into a sepa-rate account maintained by the Trustee of approximately $2,000. No additional amounts will be deposited into the Reserve Fund after the initial deposit. The Reserve Fund will be beneficially owned by Lehman Brothers and will not be an asset of the Trust Estate or the Upper-Tier or Lower-Tier REMIC.

  A withdrawal will be made on each Distribution Date from the amount on deposit in the Reserve Fund, to the extent available, to cover any Non-Sup-ported Interest Shortfalls allocated to the Class A-17 Certificates. A with-drawal from the Reserve Fund may only be made to the extent funds are available therein, to cover any Non-Supported Interest Shortfall allocated to such Class and may not be made to cover any Non-Supported Interest Shortfall allocated to any other Class. Once the Reserve Fund has been reduced to zero, the Policy will cover any Non-Supported Interest Shortfalls allocated to the Class A-17 Certificates.

  The balance of any amount remaining in the Reserve Fund on the Distribution Date on which the Principal Balance of the Class A-17 Certificates is reduced to zero will be distributed to Lehman Brothers.

  The interest portion of any Excess Losses will be allocated among the Classes of Certificates and Ambac pro rata based on their respective Interest Accrual Amounts or the amount of the Premium Payment, as the case may be, without re-gard to any reduction pursuant to this paragraph, for such Distribution Date. The Policy will cover any such losses allocated to the Class A-17 Certificates. See "-- Financial Guaranty Insurance Policy" below.

  Allocations of the interest portion of Realized Losses (other than Excess Losses) first to the Classes of Class B Certificates in reverse numerical order will result from the priority of distribution first to the holders of the Class A Certificates and Ambac and then to the holders of the Classes of Class B Cer-tificates in numerical order of the Pool Distribution Amount as described above under "-- Distributions." The Policy will cover any such losses which, after the Cross-Over Date, are allocated to the Class A-17 Certificates.

  On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates or as the Premium Payment to Ambac pursuant to the Pool Distribution Amount Allocation is less than such Class's Interest Accrual Amount or the Premium Payment, as the case may be, the amount of any such deficiency (as to each Class, an "INTEREST SHORTFALL AMOUNT" and as to the Premium Payment, the "PREMIUM SHORTFALL AMOUNT") will be added to the amount of interest distributable on such Class on subsequent Distribution Dates, but only for so long as such Class's Principal Balance is greater than zero and to Ambac to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on any Interest Shortfall Amounts or Premium Shortfall Amounts.

  Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Accrual Amount for a Class of Accrual Certificates will accrue on such Class, but such amount will not be distributed as interest to such Class until such Accretion Termination Date. Prior to such time, an amount equal to the accrued and unpaid interest on such Class will be added to the Principal Balance thereof and distributed as described under "-- Principal (In-cluding Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates" below. The "ACCRETION TERMINATION DATE" (A) for the Class A-6 Certificates will be the earlier to occur of (i) the Distribution Date follow-ing the Distribution Date on which the Principal Balances of the Class A-4 and Class A-5 Certificates have been reduced to zero or (ii) the Cross-Over Date;
(B) for the Class A-7 Certificates will be the earlier to occur of (i) the Dis-tribution Date following the Distribution Date on which the Principal Balances of the Class A-4, Class A-5 and Class A-6 Certificates have been reduced to zero or (ii) the Cross-Over Date, (C) for the Class A-9 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which Principal Balance of the Class A-8 Certificates has been reduced to zero or (ii) the Cross-Over Date, (D) for the Class A-10 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-8 and Class A-9 Certifi-cates have been reduced to zero or (ii) the Cross-Over Date; (E) for the Class A-11 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-8 and Class A-10 Certificates have been reduced to zero or (ii) the Cross-Over Date and (F) for the Class A-16 Certificates will be the earlier to occur of
(i) the Distribution Date following the Distribution Date on which Principal Balances of the Class A-13, Class A-14 and Class A-15 Certificates have been reduced to zero or (ii) the Cross-Over Date.

PRINCIPAL (INCLUDING PREPAYMENTS)
  The principal balance of a Certificate at any time is equal to the product of the related Class's Principal Balance and such Certificate's Percentage Inter-est, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate (other than interest added to the Principal Balances of the Accrual Certificates), and (ii) in the case of the Class A-R and Class A-LR Certificates, any additional amounts to which the holder of such Certificate may be entitled as described below under "-- Addi-tional Rights of the Class A-R and Class A-LR Certificateholders") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the prin-cipal balance of, and allocations of losses to, such Certificate. The approxi-mate initial Principal Balance of each Class of Offered Certificates (other than the Class A-3 and Class A-18 Certificates) is set forth on the cover of this Prospectus Supplement. The Class A-3 and Class A-18 Certificates will have no Principal Balance. The initial

Principal Balance of the Class A-5-A Component and Class A-5-B Component will be approximately $7,700,000 and $12,300,000, respectively. The initial Princi-pal Balance of the Class A-PO Certificates, which are not offered hereby, will be approximately $649,200.

  Calculation of Amount to be Distributed on the Certificates
  Distributions in reduction of the Principal Balance of the Class A Certifi-cates (other than the Class A-PO Certificates) will be made on each Distribu-tion Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount. The "CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date will be equal to the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Princi-pal Amount with respect to such Distribution Date.

  The "ACCRUAL DISTRIBUTION AMOUNT" with respect to any Distribution Date and any Class of Accrual Certificates will be equal to the sum of (i) the portion, if any, of current interest allocated but not distributed with respect to such Class of Accrual Certificates on such Distribution Date in accordance with pri-ority first of the Pool Distribution Amount Allocation and (ii) the portion, if any, of the unpaid Interest Shortfall Amount allocated but not distributed with respect to such Class of Accrual Certificates on such Distribution Date in ac-cordance with priority second of the Pool Distribution Amount Allocation.

  The "CLASS A NON-PO PRINCIPAL AMOUNT" with respect to any Distribution Date will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

  Distributions in reduction of the Principal Balance of the Class A-PO Certif-icates will be made on each Distribution Date in an aggregate amount equal to the Class A-PO Distribution Amount. The "CLASS A-PO DISTRIBUTION AMOUNT" with respect to any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority third clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Optimal Princi-pal Amount and (ii) the amount distributed pursuant to priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Deferred Amount.

  Distributions in reduction of the Principal Balances of the Class B-1, Class B-2 and Class B-3 Certificates will be made on each Distribution Date first to the Class B-1 Certificates, second to the Class B-2 Certificates and then to the Class B-3 Certificates, pursuant to priority fifth clause (C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (the "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT," "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" and "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT," respective-
ly) up to the Class B Optimal Principal Amount for such Class.

  The "CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT", the "CLASS B OPTIMAL PRINCIPAL AMOUNT" for each Class of Class B Certificates and the "CLASS A-PO OPTIMAL PRINCIPAL AMOUNT" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of:

    (A) (i) in the case of the Class A Non-PO Optimal Principal Amount and the Class B Optimal Principal Amount, the Non-PO Fraction for such Mortgage Loan and (ii) in the case of the Class A-PO Optimal Principal Amount, the PO Fraction for such Mortgage Loan; and

    (B) the sum of:

      (i) the applicable Class Percentage of (x) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (y) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan;

      (ii) the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Prin-cipal Receipt;

      (iii) the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preced-ing the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans --
     Mandatory Repurchase or Substitution of Mortgage Loans" herein; and

      (iv) the applicable Class Percentage of the excess of the unpaid prin-cipal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Dis-tribution Date occurs over the unpaid principal balance of such substi-tuted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans to the Trustee" in the Prospectus.

  The "CLASS PERCENTAGE" will equal (i) the Class A Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount; (ii) the appli-cable Class B Percentage, in the case of the calculation of the Class B Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount.

  The "CLASS PREPAYMENT PERCENTAGE" will equal (i) the Class A Prepayment Per-centage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount; (ii) the applicable Class B Prepayment Percentage, in the case of the calculation of the Class B Optimal Principal Amount for a Class of Class B Cer-tificates; and (iii) 100% in the case of the calculation of the Class A-PO Op-timal Principal Amount.

  The "CLASS A-PO DEFERRED AMOUNT" for any Distribution Date prior to the Cross-Over Date will equal the difference between (A) the sum of (i) the amount by which the Class A-PO Optimal Principal Amount for all prior Distribution Dates exceeds the amounts distributed to the Class A-PO Certificates on such prior Distribution Dates pursuant to priority third, clause (B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to the Class A-PO Certificates as de-scribed in "-- Subordination of Class B Certificates -- Allocation of Losses" below and (ii) the sum of the product for each Discount Mortgage Loan which be-came a Liquidated Loan at any time on or prior to the last day of the applica-ble Unscheduled Principal Receipt Period for the current Distribution Date of
(a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan other than Excess Losses and (B) amounts distributed on the Class A-PO Certifi-cates on prior Distribution Dates pursuant to priority fourth of the Pool Dis-tribution Amount Allocation. On or after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO De-ferred Amount.

  The principal distribution to the holders of a Class of Class B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any Class A Certificates or any Class of Class B Certificates with a lower numerical designation, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Losses). The amount of any such reduction in the principal distributed to the holders of such Class of Class B Certificates will instead be distributed pro rata to the holders of any Class (other than the Class A-PO Certificates) senior in priority to receive distributions in accor-dance with the Pool Distribution Amount Allocation.

  Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to any Class of Certificates, such Class will be entitled to its pro rata share of such re-covery in an amount up to the amount by which the Principal Balance of such Class was reduced as a result of such Realized Loss.

  The "SCHEDULED PRINCIPAL BALANCE" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), mora-torium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of princi-pal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied during the applicable Unscheduled Principal Receipt Period for the Distribution Date in the month preceding the month in which such Distribution Date occurs.

  A "REALIZED LOSS" is any Liquidated Loan Loss (including any Special Hazard Loss and any Fraud Loss) or any Bankruptcy Loss. A "LIQUIDATED LOAN" is a de-faulted Mortgage Loan as to which the Servicer has determined that all recover-able liquidation and insurance proceeds have been received. A "LIQUIDATED LOAN LOSS" on a Liquidated Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Pro-ceeds (after reimbursement of any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal bal-ance of the Liquidated Loan. A "SPECIAL HAZARD LOSS" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclu-sive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, of the types described in the Prospectus under "Servic-ing of the Mortgage Loans -- Insurance Policies" and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Master Servicer or the Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or sus-pected presence of hazardous wastes or substances on a Mortgaged Property. A "FRAUD LOSS" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "BANKRUPTCY LOSS" is a Debt Service Reduction or a Deficient Valuation. A "DEBT SERVICE RE-DUCTION" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of prin-cipal. A "DEFICIENT VALUATION" with respect to a Mortgage Loan means a valua-tion by a court of the Mortgaged Property in an amount less than the outstand-ing indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding.

  The "NON-PO FRACTION" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by 6.750%, but will not be greater than 1.0.

  The "POOL BALANCE (NON-PO PORTION)" is the sum for each outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

  The "PO FRACTION" with respect to any Mortgage Loan with a Net Mortgage In-terest Rate less than 6.750% (a "DISCOUNT MORTGAGE LOAN") will equal the dif-ference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan (a "PREMIUM MORTGAGE LOAN") will be zero.

  The "POOL BALANCE (PO PORTION)" is the sum for each Discount Mortgage Loan of the product of the Scheduled Principal Balance of such Discount Mortgage Loan and the PO Fraction for such Discount Mortgage Loan.

  The "CLASS A PERCENTAGE" for any Distribution Date occurring on or prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance as of such date (before taking into account distributions in reduction of princi-pal balance on such date) by the Pool Balance (Non-PO Portion). The Class A Percentage for the first Distribution Date will be approximately 96.00%. The Class A Percentage for each Distribution Date occurring after the Cross-Over Date will be 100%.

  The "CLASS A PREPAYMENT PERCENTAGE" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                    CLASS A PREPAYMENT PERCENTAGE
------------------------------                  ---------------------------------
July 1998 through June 2003.................... 100%;
July 2003 through June 2004.................... the Class A Percentage, plus 70%
                                                 of the Subordinated Percentage;
July 2004 through June 2005.................... the Class A Percentage, plus 60%
                                                 of the Subordinated Percentage;
July 2005 through June 2006.................... the Class A Percentage, plus 40%
                                                 of the Subordinated Percentage;
July 2006 through June 2007.................... the Class A Percentage, plus 20%
                                                 of the Subordinated Percentage;
                                                 and
July 2007 and thereafter....................... the Class A Percentage;

provided, however, that if on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will once again equal 100%. See "Prepay-ment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the average outstanding principal balance on such Distribu-tion Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mort-gaged Property has been acquired by the Trust Estate) is greater than or equal to 50% of the then-outstanding Class B Principal Balance, or (ii) for any Dis-tribution Date, cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the principal balance of the Subordinated Certifi-cates as of the Cut-Off Date (the "ORIGINAL SUBORDINATED PRINCIPAL BALANCE") indicated below:

                                                               PERCENTAGE OF
                                                           ORIGINAL SUBORDINATED
DISTRIBUTION DATE OCCURRING IN                               PRINCIPAL BALANCE
------------------------------                             ---------------------
July 2003 through June 2004...............................           30%
July 2004 through June 2005...............................           35%
July 2005 through June 2006...............................           40%
July 2006 through June 2007...............................           45%
July 2007 and thereafter..................................           50%

  This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates (other than the Class A-PO Certificates) while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates relative to that of the Class A Certifi-cates (other than the Class A-PO Certificates) is intended to preserve the availability of the subordination provided by the Class B Certificates. See "--
 Subordination of Class B Certificates" below. The "SUBORDINATED PERCENTAGE" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "SUBORDINATED PREPAYMENT PERCENTAGE" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date.

  The "CLASS B PERCENTAGE" and "CLASS B PREPAYMENT PERCENTAGE" for a Class of Class B Certificates will equal the portion of the Subordinated Percentage and Subordinated Prepayment Percentage, as the case may be, represented by the fraction, the numerator of which is the then-outstanding Principal Balance for such Class of Class B Certificates and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates entitled to prin-cipal distributions for such Distribution Date as described below. In the event that a Class of Class B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentage and Class B Prepayment Per-centage for such Class will both be 0% with respect to such Distribution Date.

  In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of principal and the Principal Balances of such subordinated Classes will not be used to determine the Class B Percentage and Class B Prepayment Percentage of the Classes of Class B Certificates that are senior to such subordinated Classes for such Distribution Date. The Class B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

  The "ORIGINAL FRACTIONAL INTEREST" of a Class of Class B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the initial Aggregate Non-PO Principal Balance. The "CURRENT FRACTIONAL INTEREST" of a Class of Class B Certificates for any Distribution Date is the percentage ob-tained by dividing the sum of the then-outstanding Principal Balances of the Classes of Certificates that are subordinate to such Class by the then-outstanding Aggregate Non-PO Principal Balance.

  The following table sets forth the expected approximate Original Fractional Interest for each Class of Class B Certificates on the date of issuance of the Certificates.

                                                                     APPROXIMATE
                                                                      ORIGINAL
                                                                     FRACTIONAL
   CLASS                                                              INTEREST
   -----                                                             -----------
   B-1..............................................................    2.50%
   B-2..............................................................    1.20%
   B-3..............................................................    0.75%
   B-4..............................................................    0.45%
   B-5..............................................................    0.25%
   B-6..............................................................      N/A

 Allocation of Amount to be Distributed on the Class A Certificates
  The Class A-3 and Class A-18 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

  Solely for purposes of making distributions in reduction of principal as de-scribed below, the Class A-5 Certificates will be deemed to consist of two com-ponents (each, a "COMPONENT" or a "CLASS A-5 COMPONENT" and the "CLASS A-5-A COMPONENT" and the "CLASS A-5-B COMPONENT", respectively). The beneficial owner of a Class A-5 Certificate will not have a severable interest in any Component but will have an undivided interest in the entire Class.

  On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities.

  I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-6 Certificates, the Accrual Distribution Amount for the Class A-6 Certificates will be allocated as follows:

    first, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

    second, to the Class A-5-B Component up to its Reduction Amount for such Distribution Date;

    third, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date; and

    fourth, to the Class A-6 Certificates, until the Principal Balance thereof has been reduced to zero;

  II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-7 Certificates, the Accrual Distribution Amount for the Class A-7 Certificates will be allocated as follows:
    first, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;
    second, to the Class A-5-B Component up to its Reduction Amount for such Distribution Date;
    third, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

    fourth, to the Class A-6 Certificates, until the Principal Balance thereof has been reduced to zero;

    fifth, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, without regard to their respective Schedule I or
  Schedule II Reduction Amounts for such Distribution Date, until the Princi-pal Balances thereof have been reduced to zero;

    sixth, to the Class A-5-B Component, without regard to its Reduction Amount, until the Principal Balance thereof has been reduced to zero; and

    seventh, to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

  III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-9 Certificates, the Accrual Distribution Amount for the Class A-9 Certificates will be allocated as follows:

    first, to the Class A-8 Certificates up to their Schedule I Reduction Amount for such Distribution Date; and

    second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

  IV. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-10 Certificates, the Accrual Distribution Amount for the Class A-10 Certificates will be allocated as follows:

    first, to the Class A-8 Certificates up to their Schedule I Reduction Amount for such Distribution Date;

    second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

    third, to the Class A-8 Certificates up to their Schedule II Reduction Amount for such Distribution Date; and

    fourth, to the Class A-10 Certificates, until the Principal Balance thereof has been reduced to zero;

  V. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-11 Certificates, the Accrual Distribution Amount for the Class A-11 Certificates will be allocated as follows:

    first, to the Class A-8 Certificates up to their Schedule I Reduction Amount for such Distribution Date;

    second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

    third, to the Class A-8 Certificates up to their Schedule II Reduction Amount for such Distribution Date;

    fourth, to the Class A-10 Certificates, until the Principal Balance thereof has been reduced to zero;

    fifth, to the Class A-8 Certificates, without regard to their Schedule I or Schedule II Reduction Amounts, until the Principal Balance thereof has been reduced to zero; and

    sixth, to the Class A-11 Certificates, until the Principal Balance thereof has been reduced to zero;

  VI. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-16 Certificates, the Accrual Distribution Amount for the Class A-16 Certificates will be allocated as follows:

    first, concurrently, to the Class A-13, Class A-14 and Class A-15 Certif-icates, pro rata, up to their respective Reduction Amounts for such Distri-bution Date; and

    second, to the Class A-16 Certificates, until the Principal Balance thereof has been reduced to zero;

  VII. The Class A Non-PO Principal Amount will be allocated as follows:

    first, to the Class A-19 Certificates up to the Class A-19 Priority Amount for such Distribution Date;

    second, concurrently, as follows:
      (A) Approximately 43.1043285085%, sequentially, as follows:
        (i) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, up to their respective PAC Principal Amounts for such Distribution Date;
        (ii) concurrently, as follows:
              (a) approximately 3.5714285714% of the amount remaining to be distributed under priority VII second (A) after the payment of the PAC Principal Amounts for such Distribution Date, to the Class A-12 Certificates, until the Principal Balance thereof has been re-duced to zero;

              (b) approximately 96.4285714286% of the amount remaining to be distributed under priority VII second (A) after the payment of the PAC Principal Amounts for such Distribution Date, concurrently, as follows:

                 (1) approximately 66.2143646100%, of the amount to be dis-
               tributed under priority VII second (A) (ii) (b) for such Dis-tribution Date, sequentially, as follows:

                     first, to the Class A-8 Certificates up to their Schedule
                   I Reduction Amount for such Distribution Date;

                     second, to the Class A-9 Certificates, until the Princi-
                   pal Balance thereof has been reduced to zero;

                     third, to the Class A-8 Certificates up to their Schedule
                   II Reduction Amount for such Distribution Date;

                     fourth, to the Class A-10 Certificates, until the Princi-
                   pal Balance thereof has been reduced to zero;

                     fifth, to the Class A-8 Certificates, without regard to
                   their Schedule I or Schedule II Reduction Amounts, until the Principal Balance thereof has been reduced to zero; and

                     sixth, to the Class A-11 Certificates, until the Princi-
                   pal Balance thereof has been reduced to zero;
                 (2) approximately 33.7856353900% of the amount to be distrib-
               uted under priority VII second (A) (ii) (b) for such Distribu-tion Date, sequentially, as follows:

                     first, concurrently, to the Class A-4 Certificates and
                   the Class A-5-A Component, pro rata, up to their respective
                   Schedule I Reduction Amounts for such Distribution Date;

                     second, to the Class A-5-B Component up to its Reduction
                   Amount for such Distribution Date;

                     third, concurrently, to the Class A-4 Certificates and
                   the Class A-5-A Component, pro rata, up to their respective
                   Schedule II Reduction Amounts for such Distribution Date;

                     fourth, to the Class A-6 Certificates, until the Princi-
                   pal Balance thereof has been reduced to zero;

                     fifth, concurrently, to the Class A-4 Certificates and
                   the Class A-5-A Component, pro rata, without regard to their respective Schedule I or Schedule II Reduction Amounts for such Distribution Date, until the Principal Balances thereof have been reduced to zero;

                     sixth, to the Class A-5-B Component, without regard to
                   its Reduction Amount, until the Principal Balance thereof has been reduced to zero; and

                     seventh, to the Class A-7 Certificates, until the Princi-
                   pal Balance thereof has been reduced to zero; and
        (iii) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;
      (B) approximately 56.8956714915%, sequentially, as follows:
        (i) on each Distribution Date, on and after the Distribution Date in July 2001, an amount up to approximately $20,000 to the Class A-17 Certificates, until the Principal Balance thereof has been reduced to zero;
        (ii) concurrently, to the Class A-13, Class A-14 and Class A-15 Certificates, pro rata, up to their respective Reduction Amounts for such Distribution Date;
        (iii) to the Class A-16 Certificates, until the Principal Balance thereof has been reduced to zero;

        (iv) concurrently, to the Class A-13, Class A-14 and Class A-15 Certificates, pro rata, without regard to their respective Reduction Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

        (v) concurrently, approximately 42.00% to the Class A-17 Certifi-cates and approximately 58.00% to the Class A-20 Certificates, until the Principal Balance of the Class A-20 Certificates has been reduced to zero; and

        (vi) to the Class A-17 Certificates, until the Principal Balance thereof has been reduced to zero;

    third, sequentially, to the Class A-R and Class A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

    fourth, to the Class A-19 Certificates, without regard to their Class A-19 Priority Amount, until the Principal Balance thereof has been reduced to zero.

  The "CLASS A-19 PRIORITY AMOUNT" for any Distribution Date means the lesser of (i) the Principal Balance of the Class A-19 Certificates and (ii) the sum of
(A) the product of (1) the Priority Percentage, (2) the Shift Percentage and
(3) the Scheduled Principal Amount and (B) the product of (1) the Priority Per-centage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

  The "PRIORITY PERCENTAGE" means the lesser of (i) 100% or (ii) the sum of the Principal Balance of the Class A-19 Certificates and $48,300,000 divided by the Pool Balance (Non-PO Portion).

  The "SCHEDULED PRINCIPAL AMOUNT" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses B(i) and B(iv) of the defi-nition of "Class A Non-PO Optimal Principal Amount" beginning on page S-28, but without that amount being multiplied by the Class A Percentage.

  The "UNSCHEDULED PRINCIPAL AMOUNT" means the sum for each outstanding Mort-gage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-28, but without that amount being multiplied by the Class A Prepayment Per-centage.

  The "SHIFT PERCENTAGE" for any Distribution Date will be the percentage indi-cated below:

DISTRIBUTION DATE OCCURRING IN                                  SHIFT PERCENTAGE
------------------------------                                  ----------------
July 1998 through June 2003....................................         0%
July 2003 and thereafter.......................................       100%

  The "PREPAYMENT SHIFT PERCENTAGE" for any Distribution Date will be the per-centage indicated below:

                                                                   PREPAYMENT
DISTRIBUTION DATE OCCURRING IN                                  SHIFT PERCENTAGE
------------------------------                                  ----------------
July 1998 through June 2003....................................         0%
July 2003 through June 2004....................................        30%
July 2004 through June 2005....................................        40%
July 2005 through June 2006....................................        60%
July 2006 through June 2007....................................        80%
July 2007 and thereafter.......................................       100%

  As used above, the "PAC PRINCIPAL AMOUNT" for any Distribution Date and for any Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its initial Principal Bal-ance shown in the tables set forth below with respect to such Distribution Date.

  As used above, the "REDUCTION AMOUNT" for any Distribution Date and for the Class A-5-B Component and the Class A-13, Class A-14 and Class A-15 Certifi-cates means the amount, if any, that would reduce the Principal Balances of such Component or Classes to the percentage of their respective initial Princi-pal Balances shown in the related table with respect to such Distribution Date. The percent-ages set forth in the tables were derived using the Structuring Assumptions and also assuming the Mortgage Loans prepay at a constant rate of approximately 275% SPA in the case of the Class A-5-B Component and approximately 115% SPA in the case of the Class A-13, Class A-14 and Class A-15 Certificates.

  As used above, the "SCHEDULE I REDUCTION AMOUNT" for any Distribution Date and for the Class A-5-A Component and the Class A-4 and Class A-8 Certificates means the amount, if any, that would reduce the Principal Balances of such Com-ponent or Classes to the percentage of their respective initial Principal Bal-ances shown in the related Schedule I table with respect to such Distribution Date. The percentages set forth in the related Schedule I tables for the Class A-5-A Component and the Class A-4 and Class A-8 Certificates were derived using the Structuring Assumptions and also assuming the Mortgage Loans prepay at a constant rate of approximately 125% SPA.

  As used above, the "SCHEDULE II REDUCTION AMOUNT" for any Distribution Date and for the Class A-5-A Component and the Class A-4 and Class A-8 Certificates means the amount, if any, that would reduce the Principal Balances of such Com-ponent or Classes to the percentage of their respective initial Principal Bal-ances shown in the related Schedule II table with respect to such Distribution Date. The percentages set forth in the related Schedule II tables for the Class A-5-A Component and the Class A-4 and Class A-8 Certificates were derived using the Structuring Assumptions and also assuming the Mortgage Loans prepay at a constant rate of approximately 275% SPA.

  Notwithstanding the foregoing, on each Distribution Date occurring on or af-ter the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their respective outstanding Principal Balances without regard to the priorities set forth above.

  Any amounts distributed on a Distribution Date to the holders of any Class (other than the Class A-17 Certificates) in reduction of Principal Balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests. Any amounts distributed on a Distribution Date to the holders of the Class A-17 Certificates will be allocated among the hold-ers of such Class as described herein under "-- Distributions in Reduction of the Principal Balance of the Class A-17 Certificates."

  The following tables set forth for each Distribution Date the planned Princi-pal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates and the Components, expressed as a percentage of the initial Principal Balance of such Class or Component.

                           PLANNED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-1 CERTIFICATES

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
Up to and
 including
May 1999........     100.00000000%
June 1999.......      98.60935199
July 1999.......      97.14427108
August 1999.....      95.60538313
September 1999..      93.99332038
October 1999....      92.30877666
November 1999...      90.55248552
December 1999...      88.72519076
January 2000....      86.82767265
February 2000...      84.86077917
March 2000......      82.82544251
April 2000......      80.72272772
May 2000........      78.55359084
June 2000.......      76.31978645
July 2000.......      74.02350228
August 2000.....      71.66725207

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
September 2000..      69.25379736%
October 2000....      66.79108307
November 2000...      64.29585065
December 2000...      61.80524306
January 2001....      59.32723950
February 2001...      56.86177588
March 2001......      54.40878853
April 2001......      51.96821404
May 2001........      49.53998938
June 2001.......      47.12405180
July 2001.......      44.72033894
August 2001.....      42.32878875
September 2001..      39.94933949
October 2001....      37.58192973
November 2001...      35.22649839
December 2001...      32.88298474
January 2002....      30.55132830

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 2002...      28.23146896%
March 2002......      25.92334691
April 2002......      23.62690267
May 2002........      21.34207704
June 2002.......      19.06881116
July 2002.......      16.80704647
August 2002.....      14.55672473
September 2002..      12.31778800
October 2002....      10.09017863
November 2002...       7.87383930
December 2002...       5.66871299
January 2003....       3.47474297
February 2003...       1.29187279
March 2003
 and thereafter..      0.00000000

                             CLASS A-2 CERTIFICATES

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
Up to and
 including
February 2003...     100.00000000%
March 2003......      98.20573289
April 2003......      93.79968089
May 2003........      89.41592047
June 2003.......      85.05433904
July 2003.......      81.34703552
August 2003.....      77.66174848
September 2003..      73.99837129
October 2003....      70.35679797
November 2003...      66.73692301
December 2003...      63.13864160
January 2004....      59.56184950
February 2004...      56.00644298

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
March 2004......      52.47231902%
April 2004......      48.95937509
May 2004........      45.46750926
June 2004.......      41.99662018
July 2004.......      38.84948233
August 2004.....      35.80890982
September 2004..      32.87212037
October 2004....      30.03639864
November 2004...      27.29909467
December 2004...      24.65762233
January 2005....      22.10945786
February 2005...      19.65213833
March 2005......      17.28326041
April 2005......      15.00047871

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
May 2005........      12.80150474%
June 2005.......      10.68410526
July 2005.......       9.53990377
August 2005.....       8.44903288
September 2005..       7.38843589
October 2005....       6.35734140
November 2005...       5.35499674
December 2005...       4.38066766
January 2006....       3.43363771
February 2006...       2.51320792
March 2006......       1.61869636
April 2006......       0.74943772
May 2006
 and thereaf-
 ter............       0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE
                             CLASS A-4 CERTIFICATES
                                   SCHEDULE I

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.51374913%
August 1998.....      98.95941222
September 1998..      98.33712166
October 1998....      97.64705325
November 1998...      96.88942628
December 1998...      96.06450334
January 1999....      95.17259034
February 1999...      94.21403634
March 1999......      93.18923338
April 1999......      92.09861616
May 1999........      90.94266194
June 1999.......      90.68672231
July 1999.......      90.41816772
August 1999.....      90.13719331
September 1999..      89.84400325
October 1999....      89.53881991
November 1999...      89.22187975
December 1999...      88.89342813
January 2000....      88.55372359
February 2000...      88.20304319
March 2000......      87.84168475
April 2000......      87.46997478
May 2000........      87.08822675
June 2000.......      86.69689544
July 2000.......      86.29651200
August 2000.....      85.88766384
September 2000..      85.47098025
October 2000....      85.04796563
November 2000...      84.62159263
December 2000...      84.19823331
January 2001....      83.77922391
February 2001...      83.36451869
March 2001......      82.95407228
April 2001......      82.54783959
May 2001........      82.14577588
June 2001.......      81.74783666
July 2001.......      81.35397778
August 2001.....      80.96415550
September 2001..      80.57832619
October 2001....      80.19644669
November 2001...      79.81847406
December 2001...      79.44436563
January 2002....      79.07407913
February 2002...      78.70757247
March 2002......      78.34480391
April 2002......      77.98573200
May 2002........      77.63031556
June 2002.......      77.27851366
July 2002.......      76.93028572
August 2002.....      76.58559138
September 2002..      76.24439059
October 2002....      75.90664353
November 2002...      75.57231075
December 2002...      75.24135291
January 2003....      74.91373109
February 2003...      74.58940656
March 2003......      74.26834084

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
April 2003......      73.95049575%
May 2003........      73.63583338
June 2003.......      73.32431597
July 2003.......      73.04947941
August 2003.....      72.77751606
September 2003..      72.50838894
October 2003....      72.24206134
November 2003...      71.97849684
December 2003...      71.71765916
January 2004....      71.45951234
February 2004...      71.20402066
March 2004......      70.95114856
April 2004......      70.70086075
May 2004........      70.45312222
June 2004.......      70.20789809
July 2004.......      69.91443375
August 2004.....      69.59385053
September 2004..      69.24702750
October 2004....      68.87482147
November 2004...      68.47806722
December 2004...      68.05757841
January 2005....      67.61414772
February 2005...      67.14854763
March 2005......      66.66153066
April 2005......      66.15383000
May 2005........      65.62616000
June 2005.......      65.07921641
July 2005.......      64.30937006
August 2005.....      63.52880216
September 2005..      62.74529831
October 2005....      61.95906172
November 2005...      61.17028956
December 2005...      60.37917319
January 2006....      59.58589809
February 2006...      58.79064428
March 2006......      57.99358622
April 2006......      57.19489313
May 2006........      56.36233069
June 2006.......      55.28161075
July 2006.......      54.30124525
August 2006.....      53.32647109
September 2006..      52.35723975
October 2006....      51.39350303
November 2006...      50.43521303
December 2006...      49.48232209
January 2007....      48.53478284
February 2007...      47.59254819
March 2007......      46.65557125
April 2007......      45.72380547
May 2007........      44.79720453
June 2007.......      43.87572234
July 2007.......      43.04551231
August 2007.....      42.21902944
September 2007..      41.39623966
October 2007....      40.57710909
November 2007...      39.76160406
December 2007...      38.94969100

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
January 2008....      38.14133650%
February 2008...      37.33650731
March 2008......      36.53517034
April 2008......      35.73729272
May 2008........      34.94284159
June 2008.......      34.15178441
July 2008.......      33.36408863
August 2008.....      32.57972197
September 2008..      31.79865225
October 2008....      31.02084744
November 2008...      30.24627563
December 2008...      29.47490509
January 2009....      28.70670422
February 2009...      27.94164159
March 2009......      27.17968584
April 2009......      26.42080581
May 2009........      25.66497050
June 2009.......      24.91214894
July 2009.......      24.16231038
August 2009.....      23.41542422
September 2009..      22.67145991
October 2009....      21.93038709
November 2009...      21.19217553
December 2009...      20.45679513
January 2010....      19.72421588
February 2010...      18.99440791
March 2010......      18.26734150
April 2010......      17.54298706
May 2010........      16.82131509
June 2010.......      16.10229619
July 2010.......      15.38590116
August 2010.....      14.67210088
September 2010..      13.96086628
October 2010....      13.25216850
November 2010...      12.54597878
December 2010...      11.84226847
January 2011....      11.14100897
February 2011...      10.44217188
March 2011......       9.74572884
April 2011......       9.05165172
May 2011........       8.35991231
June 2011.......       7.67048266
July 2011.......       6.98333488
August 2011.....       6.29844116
September 2011..       5.61577384
October 2011....       4.93530531
November 2011...       4.25700813
December 2011...       3.58085491
January 2012....       2.90681834
February 2012...       2.23487128
March 2012......       1.56498663
April 2012......       0.89713741
May 2012........       0.23129672
June 2012
 and thereafter..      0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE
                             CLASS A-4 CERTIFICATES
                                  SCHEDULE II

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.51374913%
August 1998.....      98.95941222
September 1998..      98.33712166
October 1998....      97.64705325
November 1998...      96.88942628
December 1998...      96.06450334
January 1999....      95.17259034
February 1999...      94.21403634
March 1999......      93.18923338
April 1999......      92.09861616
May 1999........      90.94266194
June 1999.......      90.68672231
July 1999.......      90.41816772
August 1999.....      90.13719331
September 1999..      89.84400325
October 1999....      89.53881991
November 1999...      89.22187975
December 1999...      88.89342813
January 2000....      88.55372359
February 2000...      88.20304319
March 2000......      87.84168475
April 2000......      87.46997478
May 2000........      87.08822675
June 2000.......      86.69689544
July 2000.......      86.29651200
August 2000.....      85.88766384
September 2000..      85.47098025
October 2000....      85.04796563
November 2000...      84.62159263
December 2000...      84.19823331
January 2001....      83.77922391
February 2001...      82.05254956
March 2001......      79.96553019
April 2001......      77.92679409
May 2001........      75.93550997
June 2001.......      73.99085947
July 2001.......      72.09203691
August 2001.....      70.23824916
September 2001..      68.42871544
October 2001....      66.66266709
November 2001...      64.93934744
December 2001...      63.25801163
January 2002....      61.61792634
February 2002...      60.01836975
March 2002......      58.45863128
April 2002......      56.93801138
May 2002........      55.45582144
June 2002.......      54.01138363

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 2002.......      52.60403069%
August 2002.....      51.23310575
September 2002..      49.89796222
October 2002....      48.59796363
November 2002...      47.33248344
December 2002...      46.10090494
January 2003....      44.90262103
February 2003...      43.73703416
March 2003......      42.60355606
April 2003......      41.50160778
May 2003........      40.43061934
June 2003.......      39.39002978
July 2003.......      38.62544809
August 2003.....      37.88810113
September 2003..      37.17746097
October 2003....      36.49300803
November 2003...      35.83423094
December 2003...      35.20062641
January 2004....      34.59169919
February 2004...      34.00696181
March 2004......      33.44593459
April 2004......      32.90814538
May 2004........      32.39312956
June 2004.......      31.90042994
July 2004.......      31.44345950
August 2004.....      30.97719709
September 2004..      30.50213134
October 2004....      30.01873503
November 2004...      29.52746575
December 2004...      29.02876609
January 2005....      28.52306425
February 2005...      28.01077425
March 2005......      27.49229641
April 2005......      26.96801772
May 2005........      26.43831219
June 2005.......      25.90354119
July 2005.......      25.27403238
August 2005.....      24.64448803
September 2005..      24.02241716
October 2005....      23.40775144
November 2005...      22.80042156
December 2005...      22.20035706
January 2006....      21.60748669
February 2006...      21.02173822
March 2006......      20.44303866
April 2006......      19.87131422
May 2006........      19.27409222
June 2006.......      18.43685047

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 2006.......      17.80309650%
August 2006.....      17.17922869
September 2006..      16.56504541
October 2006....      15.96034841
November 2006...      15.36494278
December 2006...      14.77863688
January 2007....      14.20124228
February 2007...      13.63257372
March 2007......      13.07244894
April 2007......      12.52068888
May 2007........      11.97711741
June 2007.......      11.44156131
July 2007.......      11.07413009
August 2007.....      10.70952841
September 2007..      10.34769559
October 2007....       9.98857181
November 2007...       9.63209803
December 2007...       9.27821597
January 2008....       8.92686825
February 2008...       8.57799813
March 2008......       8.23154969
April 2008......       7.88746778
May 2008........       7.54569797
June 2008.......       7.20618653
July 2008.......       6.86888050
August 2008.....       6.53372753
September 2008..       6.20067606
October 2008....       5.86967513
November 2008...       5.54067453
December 2008...       5.21362463
January 2009....       4.88847650
February 2009...       4.56518181
March 2009......       4.24369288
April 2009......       3.92396266
May 2009........       3.60594466
June 2009.......       3.28959303
July 2009.......       2.97486250
August 2009.....       2.66170838
September 2009..       2.35008650
October 2009....       2.03995331
November 2009...       1.73126581
December 2009...       1.42398150
January 2010....       1.11805844
February 2010...       0.81345522
March 2010......       0.51013091
April 2010......       0.20804509
May 2010
 and thereafter..      0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE
                             CLASS A-5-A COMPONENT
                                   SCHEDULE I

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.51374913%
August 1998.....      98.95941222
September 1998..      98.33712166
October 1998....      97.64705325
November 1998...      96.88942628
December 1998...      96.06450334
January 1999....      95.17259034
February 1999...      94.21403634
March 1999......      93.18923338
April 1999......      92.09861616
May 1999........      90.94266194
June 1999.......      90.68672231
July 1999.......      90.41816772
August 1999.....      90.13719331
September 1999..      89.84400325
October 1999....      89.53881991
November 1999...      89.22187975
December 1999...      88.89342813
January 2000....      88.55372359
February 2000...      88.20304319
March 2000......      87.84168475
April 2000......      87.46997478
May 2000........      87.08822675
June 2000.......      86.69689544
July 2000.......      86.29651200
August 2000.....      85.88766384
September 2000..      85.47098025
October 2000....      85.04796563
November 2000...      84.62159263
December 2000...      84.19823331
January 2001....      83.77922391
February 2001...      83.36451869
March 2001......      82.95407228
April 2001......      82.54783959
May 2001........      82.14577588
June 2001.......      81.74783666
July 2001.......      81.35397778
August 2001.....      80.96415550
September 2001..      80.57832619
October 2001....      80.19644669
November 2001...      79.81847406
December 2001...      79.44436563
January 2002....      79.07407913
February 2002...      78.70757247
March 2002......      78.34480391
April 2002......      77.98573200
May 2002........      77.63031556
June 2002.......      77.27851366
July 2002.......      76.93028572
August 2002.....      76.58559138
September 2002..      76.24439059
October 2002....      75.90664353
November 2002...      75.57231075
December 2002...      75.24135291
January 2003....      74.91373109
February 2003...      74.58940656
March 2003......      74.26834084

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
April 2003......      73.95049575%
May 2003........      73.63583338
June 2003.......      73.32431597
July 2003.......      73.04947941
August 2003.....      72.77751606
September 2003..      72.50838894
October 2003....      72.24206134
November 2003...      71.97849684
December 2003...      71.71765916
January 2004....      71.45951234
February 2004...      71.20402066
March 2004......      70.95114856
April 2004......      70.70086075
May 2004........      70.45312222
June 2004.......      70.20789809
July 2004.......      69.91443375
August 2004.....      69.59385053
September 2004..      69.24702750
October 2004....      68.87482147
November 2004...      68.47806722
December 2004...      68.05757841
January 2005....      67.61414772
February 2005...      67.14854763
March 2005......      66.66153066
April 2005......      66.15383000
May 2005........      65.62616000
June 2005.......      65.07921641
July 2005.......      64.30937006
August 2005.....      63.52880216
September 2005..      62.74529831
October 2005....      61.95906172
November 2005...      61.17028956
December 2005...      60.37917319
January 2006....      59.58589809
February 2006...      58.79064428
March 2006......      57.99358622
April 2006......      57.19489313
May 2006........      56.36233069
June 2006.......      55.28161075
July 2006.......      54.30124525
August 2006.....      53.32647109
September 2006..      52.35723975
October 2006....      51.39350303
November 2006...      50.43521303
December 2006...      49.48232209
January 2007....      48.53478284
February 2007...      47.59254819
March 2007......      46.65557125
April 2007......      45.72380547
May 2007........      44.79720453
June 2007.......      43.87572234
July 2007.......      43.04551231
August 2007.....      42.21902944
September 2007..      41.39623966
October 2007....      40.57710909
November 2007...      39.76160406
December 2007...      38.94969100

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
January 2008....      38.14133650%
February 2008...      37.33650731
March 2008......      36.53517034
April 2008......      35.73729272
May 2008........      34.94284159
June 2008.......      34.15178441
July 2008.......      33.36408863
August 2008.....      32.57972197
September 2008..      31.79865225
October 2008....      31.02084744
November 2008...      30.24627563
December 2008...      29.47490509
January 2009....      28.70670422
February 2009...      27.94164159
March 2009......      27.17968584
April 2009......      26.42080581
May 2009........      25.66497050
June 2009.......      24.91214894
July 2009.......      24.16231038
August 2009.....      23.41542422
September 2009..      22.67145991
October 2009....      21.93038709
November 2009...      21.19217553
December 2009...      20.45679513
January 2010....      19.72421588
February 2010...      18.99440791
March 2010......      18.26734150
April 2010......      17.54298706
May 2010........      16.82131509
June 2010.......      16.10229619
July 2010.......      15.38590116
August 2010.....      14.67210088
September 2010..      13.96086628
October 2010....      13.25216850
November 2010...      12.54597878
December 2010...      11.84226847
January 2011....      11.14100897
February 2011...      10.44217188
March 2011......       9.74572884
April 2011......       9.05165172
May 2011........       8.35991231
June 2011.......       7.67048266
July 2011.......       6.98333488
August 2011.....       6.29844116
September 2011..       5.61577384
October 2011....       4.93530531
November 2011...       4.25700813
December 2011...       3.58085491
January 2012....       2.90681834
February 2012...       2.23487128
March 2012......       1.56498663
April 2012......       0.89713741
May 2012........       0.23129672
June 2012
 and thereafter..      0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-5-A COMPONENT

                                  SCHEDULE II

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.51374913%
August 1998.....      98.95941222
September 1998..      98.33712166
October 1998....      97.64705325
November 1998...      96.88942628
December 1998...      96.06450334
January 1999....      95.17259034
February 1999...      94.21403634
March 1999......      93.18923338
April 1999......      92.09861616
May 1999........      90.94266194
June 1999.......      90.68672231
July 1999.......      90.41816772
August 1999.....      90.13719331
September 1999..      89.84400325
October 1999....      89.53881991
November 1999...      89.22187975
December 1999...      88.89342813
January 2000....      88.55372359
February 2000...      88.20304319
March 2000......      87.84168475
April 2000......      87.46997478
May 2000........      87.08822675
June 2000.......      86.69689544
July 2000.......      86.29651200
August 2000.....      85.88766384
September 2000..      85.47098025
October 2000....      85.04796563
November 2000...      84.62159263
December 2000...      84.19823331
January 2001....      83.77922391
February 2001...      82.05254956
March 2001......      79.96553019
April 2001......      77.92679409
May 2001........      75.93550997
June 2001.......      73.99085947
July 2001.......      72.09203691
August 2001.....      70.23824916
September 2001..      68.42871544
October 2001....      66.66266709
November 2001...      64.93934744
December 2001...      63.25801163
January 2002....      61.61792634
February 2002...      60.01836975
March 2002......      58.45863128
April 2002......      56.93801138
May 2002........      55.45582144
June 2002.......      54.01138363

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 2002.......      52.60403069%
August 2002.....      51.23310575
September 2002..      49.89796222
October 2002....      48.59796363
November 2002...      47.33248344
December 2002...      46.10090494
January 2003....      44.90262103
February 2003...      43.73703416
March 2003......      42.60355606
April 2003......      41.50160778
May 2003........      40.43061934
June 2003.......      39.39002978
July 2003.......      38.62544809
August 2003.....      37.88810113
September 2003..      37.17746097
October 2003....      36.49300803
November 2003...      35.83423094
December 2003...      35.20062641
January 2004....      34.59169919
February 2004...      34.00696181
March 2004......      33.44593459
April 2004......      32.90814538
May 2004........      32.39312956
June 2004.......      31.90042994
July 2004.......      31.44345950
August 2004.....      30.97719709
September 2004..      30.50213134
October 2004....      30.01873503
November 2004...      29.52746575
December 2004...      29.02876609
January 2005....      28.52306425
February 2005...      28.01077425
March 2005......      27.49229641
April 2005......      26.96801772
May 2005........      26.43831219
June 2005.......      25.90354119
July 2005.......      25.27403238
August 2005.....      24.64448803
September 2005..      24.02241716
October 2005....      23.40775144
November 2005...      22.80042156
December 2005...      22.20035706
January 2006....      21.60748669
February 2006...      21.02173822
March 2006......      20.44303866
April 2006......      19.87131422
May 2006........      19.27409222
June 2006.......      18.43685047

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 2006.......      17.80309650%
August 2006.....      17.17922869
September 2006..      16.56504541
October 2006....      15.96034841
November 2006...      15.36494278
December 2006...      14.77863688
January 2007....      14.20124228
February 2007...      13.63257372
March 2007......      13.07244894
April 2007......      12.52068888
May 2007........      11.97711741
June 2007.......      11.44156131
July 2007.......      11.07413009
August 2007.....      10.70952841
September 2007..      10.34769559
October 2007....       9.98857181
November 2007...       9.63209803
December 2007...       9.27821597
January 2008....       8.92686825
February 2008...       8.57799813
March 2008......       8.23154969
April 2008......       7.88746778
May 2008........       7.54569797
June 2008.......       7.20618653
July 2008.......       6.86888050
August 2008.....       6.53372753
September 2008..       6.20067606
October 2008....       5.86967513
November 2008...       5.54067453
December 2008...       5.21362463
January 2009....       4.88847650
February 2009...       4.56518181
March 2009......       4.24369288
April 2009......       3.92396266
May 2009........       3.60594466
June 2009.......       3.28959303
July 2009.......       2.97486250
August 2009.....       2.66170838
September 2009..       2.35008650
October 2009....       2.03995331
November 2009...       1.73126581
December 2009...       1.42398150
January 2010....       1.11805844
February 2010...       0.81345522
March 2010......       0.51013091
April 2010......       0.20804509
May 2010
 and
 thereafter.....       0.00000000

                             CLASS A-5-B COMPONENT

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.44365951%
August 1998.....      98.67845341
September 1998..      97.70471992
October 1998....      96.52322122
November 1998...      95.13514577
December 1998...      93.54210943
January 1999....      91.74615528
February 1999...      89.74975228
March 1999......      87.55579333
April 1999......      85.16759138
May 1999........      82.58887504

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
June 1999.......      79.82378276%
July 1999.......      76.87685577
August 1999.....      73.75311569
September 1999..      70.45787886
October 1999....      66.99690130
November 1999...      63.37630553
December 1999...      59.60249033
January 2000....      55.68219260
February 2000...      51.62255610
March 2000......      47.43115610
April 2000......      43.11610390

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
May 2000........      38.68539089%
June 2000.......      34.14923293
July 2000.......      29.51900976
August 2000.....      24.80691919
September 2000..      20.02572073
October 2000....      15.20127374
November 2000...      10.38107569
December 2000...       5.66268862
January 2001....       1.06529496
February 2001
 and
 thereafter.....       0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-8 CERTIFICATES

                                   SCHEDULE I

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.56820021%
August 1998.....      99.08268600
September 1998..      98.54355953
October 1998....      97.95095705
November 1998...      97.30504882
December 1998...      96.60603917
January 1999....      95.85416636
February 1999...      95.04970251
March 1999......      94.19295342
April 1999......      93.28425844
May 1999........      92.32399018
June 1999.......      92.06957316
July 1999.......      91.80494558
August 1999.....      91.53025877
September 1999..      91.24567107
October 1999....      90.95135511
November 1999...      90.64749455
December 1999...      90.33428004
January 2000....      90.01191259
February 2000...      89.68060765
March 2000......      89.34059699
April 2000......      88.99213493
May 2000........      88.63546548
June 2000.......      88.27094353
July 2000.......      87.89898384
August 2000.....      87.52004541
September 2000..      87.13461998
October 2000....      86.74388596
November 2000...      86.35017375
December 2000...      85.95848091
January 2001....      85.56985387
February 2001...      85.18425472
March 2001......      84.80164581
April 2001......      84.42198972
May 2001........      84.04524926
June 2001.......      83.67138751
July 2001.......      83.30036773
August 2001.....      82.93215344
September 2001..      82.56670839
October 2001....      82.20399652
November 2001...      81.84398202
December 2001...      81.48662932
January 2002....      81.13190302
February 2002...      80.77976796
March 2002......      80.43018921
April 2002......      80.08313204
May 2002........      79.73856191
June 2002.......      79.39644453
July 2002.......      79.05674579
August 2002.....      78.71943178
September 2002..      78.38446883
October 2002....      78.05182341
November 2002...      77.72146225
December 2002...      77.39335225
January 2003....      77.06746050
February 2003...      76.74375429
March 2003......      76.42220111
April 2003......      76.10276864
May 2003........      75.78542472
June 2003.......      75.47013742

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 2003.......      75.18321696%
August 2003.....      74.89813503
September 2003..      74.61486022
October 2003....      74.33336129
November 2003...      74.05360716
December 2003...      73.77556698
January 2004....      73.49920999
February 2004...      73.22450569
March 2004......      72.95142365
April 2004......      72.67993369
May 2004........      72.41000575
June 2004.......      72.14160995
July 2004.......      71.83492102
August 2004.....      71.50650844
September 2004..      71.15705935
October 2004....      70.78724335
November 2004...      70.39771285
December 2004...      69.98910355
January 2005....      69.56203478
February 2005...      69.11710992
March 2005......      68.65491674
April 2005......      68.17602782
May 2005........      67.68100086
June 2005.......      67.17037908
July 2005.......      66.48438984
August 2005.....      65.78951023
September 2005..      65.09184615
October 2005....      64.39155425
November 2005...      63.68878643
December 2005...      62.98368993
January 2006....      62.27640750
February 2006...      61.56707745
March 2006......      60.85583383
April 2006......      60.14280647
May 2006........      59.40270103
June 2006.......      58.46738155
July 2006.......      57.61029169
August 2006.....      56.75707618
September 2006..      55.90769400
October 2006....      55.06210431
November 2006...      54.22026652
December 2006...      53.38214016
January 2007....      52.54768503
February 2007...      51.71686107
March 2007......      50.88962843
April 2007......      50.06594744
May 2007........      49.24577866
June 2007.......      48.42908276
July 2007.......      47.68345353
August 2007.....      46.94019896
September 2007..      46.19928911
October 2007....      45.46069421
November 2007...      44.72438454
December 2007...      43.99033051
January 2008....      43.25850263
February 2008...      42.52887153
March 2008......      41.80140793
April 2008......      41.07608263
May 2008........      40.35286658
June 2008.......      39.63173079

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 2008.......      38.91264640%
August 2008.....      38.19558460
September 2008..      37.48051673
October 2008....      36.76741419
November 2008...      36.05624849
December 2008...      35.34699120
January 2009....      34.63961405
February 2009...      33.93408879
March 2009......      33.23038730
April 2009......      32.52848153
May 2009........      31.82834351
June 2009.......      31.12994539
July 2009.......      30.43325939
August 2009.....      29.73825777
September 2009..      29.04491294
October 2009....      28.35319736
November 2009...      27.66308355
December 2009...      26.97454416
January 2010....      26.28755186
February 2010...      25.60207946
March 2010......      24.91809977
April 2010......      24.23558577
May 2010........      23.55451040
June 2010.......      22.87484678
July 2010.......      22.19656804
August 2010.....      21.51964740
September 2010..      20.84405814
October 2010....      20.16977360
November 2010...      19.49676724
December 2010...      18.82501252
January 2011....      18.15448300
February 2011...      17.48515229
March 2011......      16.81699409
April 2011......      16.14998215
May 2011........      15.48409024
June 2011.......      14.81929224
July 2011.......      14.15556208
August 2011.....      13.49287375
September 2011..      12.83120129
October 2011....      12.17051877
November 2011...      11.51080037
December 2011...      10.85202028
January 2012....      10.19415276
February 2012...       9.53717212
March 2012......       8.88105272
April 2012......       8.22576899
May 2012........       7.57129535
June 2012.......       6.91760636
July 2012.......       6.26467653
August 2012.....       5.61248050
September 2012..       4.96099288
October 2012....       4.31018840
November 2012...       3.66004176
December 2012...       3.01052774
January 2013....       2.36162119
February 2013...       1.71329692
March 2013......       1.06552987
April 2013......       0.41829494
May 2013
 and
 thereafter.....       0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-8 CERTIFICATES

                                  SCHEDULE II

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.56820021%
August 1998.....      99.08268600
September 1998..      98.54355953
October 1998....      97.95095705
November 1998...      97.30504882
December 1998...      96.60603917
January 1999....      95.85416636
February 1999...      95.04970251
March 1999......      94.19295342
April 1999......      93.28425844
May 1999........      92.32399018
June 1999.......      92.06957316
July 1999.......      91.80494558
August 1999.....      91.53025877
September 1999..      91.24567107
October 1999....      90.95135511
November 1999...      90.64749455
December 1999...      90.33428004
January 2000....      90.01191259
February 2000...      88.58269192
March 2000......      87.05732053
April 2000......      85.48666515
May 2000........      83.87338258
June 2000.......      82.22091134
July 2000.......      80.53310089
August 2000.....      78.81409162
September 2000..      77.06822608
October 2000....      75.30448423
November 2000...      73.53952376
December 2000...      71.80776836
January 2001....      70.11605235
February 2001...      68.46369290
March 2001......      66.85001782
April 2001......      65.27436535
May 2001........      63.73608407
June 2001.......      62.23453267
July 2001.......      60.76907984
August 2001.....      59.33910410
September 2001..      57.94399368
October 2001....      56.58314631
November 2001...      55.25596915
December 2001...      53.96187858
January 2002....      52.70030015
February 2002...      51.47066829
March 2002......      50.27242636
April 2002......      49.10502635
May 2002........      47.96792885
June 2002.......      46.86060288
July 2002.......      45.78252578
August 2002.....      44.73318306
September 2002..      43.71206828
October 2002....      42.71868296
November 2002...      41.75253641
December 2002...      40.81314564
January 2003....      39.90003524
February 2003...      39.01273727
March 2003......      38.15079111

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
April 2003......      37.31374340%
May 2003........      36.50114789
June 2003.......      35.71256536
July 2003.......      35.14070448
August 2003.....      34.59037587
September 2003..      34.06116624
October 2003....      33.55266889
November 2003...      33.06448354
December 2003...      32.59621632
January 2004....      32.14747958
February 2004...      31.71789184
March 2004......      31.30707772
April 2004......      30.91466778
May 2004........      30.54029847
June 2004.......      30.18361207
July 2004.......      29.85513355
August 2004.....      29.51953985
September 2004..      29.17721535
October 2004....      28.82853203
November 2004...      28.47384996
December 2004...      28.11351743
January 2005....      27.74787146
February 2005...      27.37723797
March 2005......      27.00193208
April 2005......      26.62225852
May 2005........      26.23851182
June 2005.......      25.85097657
July 2005.......      25.38929591
August 2005.....      24.92777539
September 2005..      24.47230783
October 2005....      24.02284071
November 2005...      23.57932073
December 2005...      23.14169376
January 2006....      22.70990499
February 2006...      22.28389889
March 2006......      21.86361932
April 2006......      21.44900957
May 2006........      21.01459227
June 2006.......      20.39205196
July 2006.......      19.92937107
August 2006.....      19.47464862
September 2006..      19.02772760
October 2006....      18.58845365
November 2006...      18.15667504
December 2006...      17.73224260
January 2007....      17.31500967
February 2007...      16.90483208
March 2007......      16.50156813
April 2007......      16.10507848
May 2007........      15.71522618
June 2007.......      15.33187659
July 2007.......      15.08065474
August 2007.....      14.83186921
September 2007..      14.58547367
October 2007....      14.34142244
November 2007...      14.09967047
December 2007...      13.86017332

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
January 2008....      13.62288725%
February 2008...      13.38776906
March 2008......      13.15477618
April 2008......      12.92386663
May 2008........      12.69499905
June 2008.......      12.46813260
July 2008.......      12.24322703
August 2008.....      12.02024268
September 2008..      11.79914041
October 2008....      11.57988160
November 2008...      11.36242821
December 2008...      11.14674269
January 2009....      10.93278803
February 2009...      10.72052771
March 2009......      10.50992571
April 2009......      10.30094652
May 2009........      10.09355510
June 2009.......       9.88771688
July 2009.......       9.68339778
August 2009.....       9.48056417
September 2009..       9.27918287
October 2009....       9.07922117
November 2009...       8.88064675
December 2009...       8.68342778
January 2010....       8.48753282
February 2010...       8.29293089
March 2010......       8.09959136
April 2010......       7.90748405
May 2010........       7.71657920
June 2010.......       7.52684737
July 2010.......       7.33825959
August 2010.....       7.15078720
September 2010..       6.96440197
October 2010....       6.77907602
November 2010...       6.59478180
December 2010...       6.41149216
January 2011....       6.22918031
February 2011...       6.04781974
March 2011......       5.86738437
April 2011......       5.54350343
May 2011........       5.07835172
June 2011.......       4.61867910
July 2011.......       4.16438857
August 2011.....       3.71538452
September 2011..       3.27157272
October 2011....       2.83286033
November 2011...       2.39915587
December 2011...       1.97036917
January 2012....       1.54641139
February 2012...       1.12719498
March 2012......       0.71263366
April 2012......       0.30264239
May 2012
 and thereafter..      0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                            CLASS A-13 CERTIFICATES

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.76704142%
August 1998.....      99.50401105
September 1998..      99.21096715
October 1998....      98.88798559
November 1998...      98.53515992
December 1998...      98.15260127
January 1999....      97.74043839
February 1999...      97.29881754
March 1999......      96.82790243
April 1999......      96.32787413
May 1999........      95.79893100
June 1999.......      95.24128849
July 1999.......      94.65517906
August 1999.....      94.04086384
September 1999..      93.39860854
October 1999....      92.72870438
November 1999...      92.03145966
December 1999...      91.30718847
January 2000....      90.55622065
February 2000...      89.77891368
March 2000......      88.97565883
April 2000......      88.14689964
May 2000........      87.29303954
June 2000.......      86.41478769
July 2000.......      85.51301894
August 2000.....      84.58873262
September 2000..      83.64302240
October 2000....      82.67895491
November 2000...      81.70294057
December 2000...      80.72914334
January 2001....      79.76059703
February 2001...      78.79726763
March 2001......      77.83912131
April 2001......      76.88612444
May 2001........      75.93824357
June 2001.......      74.99544543
July 2001.......      74.06507972
August 2001.....      73.13973075
September 2001..      72.21936579
October 2001....      71.30395228
November 2001...      70.39345786
December 2001...      69.48785032
January 2002....      68.58709766
February 2002...      67.69116801
March 2002......      66.80002970
April 2002......      65.91365124
May 2002........      65.03200129
June 2002.......      64.15504867
July 2002.......      63.28276241
August 2002.....      62.41511166
September 2002..      61.55206578
October 2002....      60.69359425
November 2002...      59.83966674
December 2002...      58.99025308
January 2003....      58.14532327
February 2003...      57.30484746
March 2003......      56.46879594
April 2003......      55.63713921
May 2003........      54.80984787
June 2003.......      53.98689272
July 2003.......      53.28080794

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
August 2003.....      52.57895639%
September 2003..      51.88131000
October 2003....      51.18784082
November 2003...      50.49852109
December 2003...      49.81332317
January 2004....      49.13221958
February 2004...      48.45518301
March 2004......      47.78218627
April 2004......      47.11320233
May 2004........      46.44820429
June 2004.......      45.78716543
July 2004.......      45.15307962
August 2004.....      44.52274413
September 2004..      43.89613277
October 2004....      43.27321948
November 2004...      42.65397835
December 2004...      42.03838360
January 2005....      41.42640958
February 2005...      40.81803080
March 2005......      40.21322188
April 2005......      39.61195757
May 2005........      39.01421279
June 2005.......      38.41996254
July 2005.......      37.87320062
August 2005.....      37.32949655
September 2005..      36.78882687
October 2005....      36.25116826
November 2005...      35.71649751
December 2005...      35.18479152
January 2006....      34.65602734
February 2006...      34.13018209
March 2006......      33.60723306
April 2006......      33.08715760
May 2006........      32.56993322
June 2006.......      32.05553752
July 2006.......      31.58537096
August 2006.....      31.11751464
September 2006..      30.65194909
October 2006....      30.18865493
November 2006...      29.72761287
December 2006...      29.26880371
January 2007....      28.81220835
February 2007...      28.35780778
March 2007......      27.90558308
April 2007......      27.45551543
May 2007........      27.00758609
June 2007.......      26.56177641
July 2007.......      26.15642658
August 2007.....      25.75261766
September 2007..      25.35033546
October 2007....      24.94956584
November 2007...      24.55029474
December 2007...      24.15250811
January 2008....      23.75619201
February 2008...      23.36133250
March 2008......      22.96791573
April 2008......      22.57592790
May 2008........      22.18535524
June 2008.......      21.79618406
July 2008.......      21.40840069
August 2008.....      21.02199155

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
September 2008..      20.63694308%
October 2008....      20.25324178
November 2008...      19.87087421
December 2008...      19.48982695
January 2009....      19.11008667
February 2009...      18.73164005
March 2009......      18.35447384
April 2009......      17.97857484
May 2009........      17.60392987
June 2009.......      17.23052584
July 2009.......      16.85834966
August 2009.....      16.48738832
September 2009..      16.11762884
October 2009....      15.74905829
November 2009...      15.38166378
December 2009...      15.01543245
January 2010....      14.65035152
February 2010...      14.28640822
March 2010......      13.92358984
April 2010......      13.56188370
May 2010........      13.20127717
June 2010.......      12.84175766
July 2010.......      12.48331262
August 2010.....      12.12592955
September 2010..      11.76959595
October 2010....      11.41429942
November 2010...      11.06002756
December 2010...      10.70676801
January 2011....      10.35450846
February 2011...      10.00323663
March 2011......       9.65294028
April 2011......       9.30360721
May 2011........       8.95522526
June 2011.......       8.60778228
July 2011.......       8.26126620
August 2011.....       7.91566494
September 2011..       7.57096649
October 2011....       7.22715884
November 2011...       6.88423006
December 2011...       6.54216821
January 2012....       6.20096141
February 2012...       5.86059779
March 2012......       5.52106553
April 2012......       5.18235285
May 2012........       4.84444798
June 2012.......       4.50733918
July 2012.......       4.17101477
August 2012.....       3.83546307
September 2012..       3.50067244
October 2012....       3.16663127
November 2012...       2.83332799
December 2012...       2.50075104
January 2013....       2.16888890
February 2013...       1.83773007
March 2013......       1.50726309
April 2013......       1.17747651
May 2013........       0.84835893
June 2013.......       0.51989894
July 2013.......       0.19208520
August 2013
 and thereafter..      0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE
                            CLASS A-14 CERTIFICATES

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.76704142%
August 1998.....      99.50401105
September 1998..      99.21096715
October 1998....      98.88798559
November 1998...      98.53515992
December 1998...      98.15260127
January 1999....      97.74043839
February 1999...      97.29881754
March 1999......      96.82790243
April 1999......      96.32787413
May 1999........      95.79893100
June 1999.......      95.24128849
July 1999.......      94.65517906
August 1999.....      94.04086384
September 1999..      93.39860854
October 1999....      92.72870438
November 1999...      92.03145966
December 1999...      91.30718847
January 2000....      90.55622065
February 2000...      89.77891368
March 2000......      88.97565883
April 2000......      88.14689964
May 2000........      87.29303954
June 2000.......      86.41478769
July 2000.......      85.51301894
August 2000.....      84.58873262
September 2000..      83.64302240
October 2000....      82.67895491
November 2000...      81.70294057
December 2000...      80.72914334
January 2001....      79.76059703
February 2001...      78.79726763
March 2001......      77.83912131
April 2001......      76.88612444
May 2001........      75.93824357
June 2001.......      74.99544543
July 2001.......      74.06507972
August 2001.....      73.13973075
September 2001..      72.21936579
October 2001....      71.30395228
November 2001...      70.39345786
December 2001...      69.48785032
January 2002....      68.58709766
February 2002...      67.69116801
March 2002......      66.80002970
April 2002......      65.91365124
May 2002........      65.03200129
June 2002.......      64.15504867
July 2002.......      63.28276241
August 2002.....      62.41511166
September 2002..      61.55206578
October 2002....      60.69359425
November 2002...      59.83966674
December 2002...      58.99025308
January 2003....      58.14532327
February 2003...      57.30484746
March 2003......      56.46879594
April 2003......      55.63713921
May 2003........      54.80984787
June 2003.......      53.98689272
July 2003.......      53.28080794

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
August 2003.....      52.57895639%
September 2003..      51.88131000
October 2003....      51.18784082
November 2003...      50.49852109
December 2003...      49.81332317
January 2004....      49.13221958
February 2004...      48.45518301
March 2004......      47.78218627
April 2004......      47.11320233
May 2004........      46.44820429
June 2004.......      45.78716543
July 2004.......      45.15307962
August 2004.....      44.52274413
September 2004..      43.89613277
October 2004....      43.27321948
November 2004...      42.65397835
December 2004...      42.03838360
January 2005....      41.42640958
February 2005...      40.81803080
March 2005......      40.21322188
April 2005......      39.61195757
May 2005........      39.01421279
June 2005.......      38.41996254
July 2005.......      37.87320062
August 2005.....      37.32949655
September 2005..      36.78882687
October 2005....      36.25116826
November 2005...      35.71649751
December 2005...      35.18479152
January 2006....      34.65602734
February 2006...      34.13018209
March 2006......      33.60723306
April 2006......      33.08715760
May 2006........      32.56993322
June 2006.......      32.05553752
July 2006.......      31.58537096
August 2006.....      31.11751464
September 2006..      30.65194909
October 2006....      30.18865493
November 2006...      29.72761287
December 2006...      29.26880371
January 2007....      28.81220835
February 2007...      28.35780778
March 2007......      27.90558308
April 2007......      27.45551543
May 2007........      27.00758609
June 2007.......      26.56177641
July 2007.......      26.15642658
August 2007.....      25.75261766
September 2007..      25.35033546
October 2007....      24.94956584
November 2007...      24.55029474
December 2007...      24.15250811
January 2008....      23.75619201
February 2008...      23.36133250
March 2008......      22.96791573
April 2008......      22.57592790
May 2008........      22.18535524
June 2008.......      21.79618406
July 2008.......      21.40840069
August 2008.....      21.02199155

                                                      PERCENTAGE OF
                                                         INITIAL
                                DISTRIBUTION DATE   PRINCIPAL BALANCE
                                -----------------   -----------------
                                September 2008..       20.63694308%
                                October 2008....       20.25324178
                                November 2008...       19.87087421
                                December 2008...       19.48982695
                                January 2009....       19.11008667
                                February 2009...       18.73164005
                                March 2009......       18.35447384
                                April 2009......       17.97857484
                                May 2009........       17.60392987
                                June 2009.......       17.23052584
                                July 2009.......       16.85834966
                                August 2009.....       16.48738832
                                September 2009..       16.11762884
                                October 2009....       15.74905829
                                November 2009...       15.38166378
                                December 2009...       15.01543245
                                January 2010....       14.65035152
                                February 2010...       14.28640822
                                March 2010......       13.92358984
                                April 2010......       13.56188370
                                May 2010........       13.20127717
                                June 2010.......       12.84175766
                                July 2010.......       12.48331262
                                August 2010.....       12.12592955
                                September 2010..       11.76959595
                                October 2010....       11.41429942
                                November 2010...       11.06002756
                                December 2010...       10.70676801
                                January 2011....       10.35450846
                                February 2011...       10.00323663
                                March 2011......        9.65294028
                                April 2011......        9.30360721
                                May 2011........        8.95522526
                                June 2011.......        8.60778228
                                July 2011.......        8.26126620
                                August 2011.....        7.91566494
                                September 2011..        7.57096649
                                October 2011....        7.22715884
                                November 2011...        6.88423006
                                December 2011...        6.54216821
                                January 2012....        6.20096141
                                February 2012...        5.86059779
                                March 2012......        5.52106553
                                April 2012......        5.18235285
                                May 2012........        4.84444798
                                June 2012.......        4.50733918
                                July 2012.......        4.17101477
                                August 2012.....        3.83546307
                                September 2012..        3.50067244
                                October 2012....        3.16663127
                                November 2012...        2.83332799
                                December 2012...        2.50075104
                                January 2013....        2.16888890
                                February 2013...        1.83773007
                                March 2013......        1.50726309
                                April 2013......        1.17747651
                                May 2013........        0.84835893
                                June 2013.......        0.51989894
                                July 2013.......        0.19208520
                                August 2013 and
                                 thereafter.....        0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE
                            CLASS A-15 CERTIFICATES

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      99.76704142%
August 1998.....      99.50401105
September 1998..      99.21096715
October 1998....      98.88798559
November 1998...      98.53515992
December 1998...      98.15260127
January 1999....      97.74043839
February 1999...      97.29881754
March 1999......      96.82790243
April 1999......      96.32787413
May 1999........      95.79893100
June 1999.......      95.24128849
July 1999.......      94.65517906
August 1999.....      94.04086384
September 1999..      93.39860854
October 1999....      92.72870438
November 1999...      92.03145966
December 1999...      91.30718847
January 2000....      90.55622065
February 2000...      89.77891368
March 2000......      88.97565883
April 2000......      88.14689964
May 2000........      87.29303954
June 2000.......      86.41478769
July 2000.......      85.51301894
August 2000.....      84.58873262
September 2000..      83.64302240
October 2000....      82.67895491
November 2000...      81.70294057
December 2000...      80.72914334
January 2001....      79.76059703
February 2001...      78.79726763
March 2001......      77.83912131
April 2001......      76.88612444
May 2001........      75.93824357
June 2001.......      74.99544543
July 2001.......      74.06507972
August 2001.....      73.13973075
September 2001..      72.21936579
October 2001....      71.30395228
November 2001...      70.39345786
December 2001...      69.48785032
January 2002....      68.58709766
February 2002...      67.69116801
March 2002......      66.80002970
April 2002......      65.91365124
May 2002........      65.03200129
June 2002.......      64.15504867
July 2002.......      63.28276241
August 2002.....      62.41511166
September 2002..      61.55206578
October 2002....      60.69359425
November 2002...      59.83966674
December 2002...      58.99025308
January 2003....      58.14532327
February 2003...      57.30484746
March 2003......      56.46879594
April 2003......      55.63713921
May 2003........      54.80984787
June 2003.......      53.98689272
July 2003.......      53.28080794

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
August 2003.....      52.57895639%
September 2003..      51.88131000
October 2003....      51.18784082
November 2003...      50.49852109
December 2003...      49.81332317
January 2004....      49.13221958
February 2004...      48.45518301
March 2004......      47.78218627
April 2004......      47.11320233
May 2004........      46.44820429
June 2004.......      45.78716543
July 2004.......      45.15307962
August 2004.....      44.52274413
September 2004..      43.89613277
October 2004....      43.27321948
November 2004...      42.65397835
December 2004...      42.03838360
January 2005....      41.42640958
February 2005...      40.81803080
March 2005......      40.21322188
April 2005......      39.61195757
May 2005........      39.01421279
June 2005.......      38.41996254
July 2005.......      37.87320062
August 2005.....      37.32949655
September 2005..      36.78882687
October 2005....      36.25116826
November 2005...      35.71649751
December 2005...      35.18479152
January 2006....      34.65602734
February 2006...      34.13018209
March 2006......      33.60723306
April 2006......      33.08715760
May 2006........      32.56993322
June 2006.......      32.05553752
July 2006.......      31.58537096
August 2006.....      31.11751464
September 2006..      30.65194909
October 2006....      30.18865493
November 2006...      29.72761287
December 2006...      29.26880371
January 2007....      28.81220835
February 2007...      28.35780778
March 2007......      27.90558308
April 2007......      27.45551543
May 2007........      27.00758609
June 2007.......      26.56177641
July 2007.......      26.15642658
August 2007.....      25.75261766
September 2007..      25.35033546
October 2007....      24.94956584
November 2007...      24.55029474
December 2007...      24.15250811
January 2008....      23.75619201
February 2008...      23.36133250
March 2008......      22.96791573
April 2008......      22.57592790
May 2008........      22.18535524
June 2008.......      21.79618406
July 2008.......      21.40840069
August 2008.....      21.02199155

                     PERCENTAGE OF
                        INITIAL
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
September 2008..      20.63694308%
October 2008....      20.25324178
November 2008...      19.87087421
December 2008...      19.48982695
January 2009....      19.11008667
February 2009...      18.73164005
March 2009......      18.35447384
April 2009......      17.97857484
May 2009........      17.60392987
June 2009.......      17.23052584
July 2009.......      16.85834966
August 2009.....      16.48738832
September 2009..      16.11762884
October 2009....      15.74905829
November 2009...      15.38166378
December 2009...      15.01543245
January 2010....      14.65035152
February 2010...      14.28640822
March 2010......      13.92358984
April 2010......      13.56188370
May 2010........      13.20127717
June 2010.......      12.84175766
July 2010.......      12.48331262
August 2010.....      12.12592955
September 2010..      11.76959595
October 2010....      11.41429942
November 2010...      11.06002756
December 2010...      10.70676801
January 2011....      10.35450846
February 2011...      10.00323663
March 2011......       9.65294028
April 2011......       9.30360721
May 2011........       8.95522526
June 2011.......       8.60778228
July 2011.......       8.26126620
August 2011.....       7.91566494
September 2011..       7.57096649
October 2011....       7.22715884
November 2011...       6.88423006
December 2011...       6.54216821
January 2012....       6.20096141
February 2012...       5.86059779
March 2012......       5.52106553
April 2012......       5.18235285
May 2012........       4.84444798
June 2012.......       4.50733918
July 2012.......       4.17101477
August 2012.....       3.83546307
September 2012..       3.50067244
October 2012....       3.16663127
November 2012...       2.83332799
December 2012...       2.50075104
January 2013....       2.16888890
February 2013...       1.83773007
March 2013......       1.50726309
April 2013......       1.17747651
May 2013........       0.84835893
June 2013.......       0.51989894
July 2013.......       0.19208520
August 2013 and
 thereafter.....       0.00000000

  Principal Payment Characteristics of the PAC Certificates, the Scheduled
   Certificates and the Companion Certificates

  The percentages of the initial Principal Balances of the PAC Certificates set forth in the preceding tables were calculated using the Structuring Assump-tions. Based on such assumptions, the Principal Balance of each Class of PAC Certificates would be reduced to the percentage of its initial Principal Bal-ance indicated in the preceding table for each Distribution Date if prepayments on the Mortgage Loans occur at any constant rate between approximately 100% SPA (as defined herein under "Prepayment and Yield Considerations") and approxi-mately 400% SPA. However, it is highly unlikely that principal prepayments on the Mortgage Loans will occur at any constant rate or that the Mortgage Loans will prepay at the same rate. In addition, even if principal prepayments were to occur at a constant rate, there may be differences between the characteris-tics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are expected to be included as described herein. There-fore, there can be no assurance that the Principal Balances of the PAC Certifi-cates, after the application of the distributions to be made on any Distribu-tion Date, will be equal to the applicable percentage of the initial Principal Balances for such Distribution Date specified in the tables above.

  The weighted average lives of the Classes of PAC Certificates will vary under different prepayment scenarios. To the extent that principal prepayments occur at a constant rate that is slower than approximately 100% SPA, the Class A Non-PO Principal Amount on each Distribution Date may be insufficient to make dis-tributions in reduction of the Principal Balances of the PAC Certificates in amounts that would reduce their Principal Balances to their planned Principal Balances for such Distribution Date. The weighted average lives of the Classes of PAC Certificates may therefore be extended, as illustrated for the PAC Cer-tificates by the tables on page S-70. To the extent that such principal prepay-ments occur at a constant rate that is faster than approximately 400% SPA, the weighted average lives of the PAC Certificates may be shortened as illustrated for the PAC Certificates by the tables on page S-70.

  Because any Excess Principal Payments (as defined below) for any Distribution Date will be distributed to Certificateholders on such Distribution Date, the ability to distribute the PAC Principal Amounts on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Mortgage Loans over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applications and not dis-tributed monthly. There is no assurance that, with respect to the Class A Non-PO Principal Amount distributions in reduction of the Principal Balance of a Class of PAC Certificates (i) will not commence significantly earlier than the first Distribution Date shown in the preceding table relating to such Class,
(ii) will not commence significantly later than the first Distribution Date shown in the preceding table relating to such Class or (iii) will not be re-duced to zero significantly earlier or significantly later than the last Dis-tribution Date shown in the preceding tables.

  The extent to which the planned principal balances of the PAC Certificates will be achieved and the sensitivity of the PAC Certificates to principal pre-payments on the Mortgage Loans will depend, in part, upon the period of time during which the Scheduled Certificates and the Companion Certificates remain outstanding. On each Distribution Date, the excess of the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates over the PAC Principal Amounts (the "EXCESS PRINCIPAL PAY-MENTS") for such Distribution Date will be distributed to certain of the Com-panion Certificates and the Scheduled Certificates before being distributed to the PAC Certificates in accordance with the priorities set forth above under "-- Allocation of Amount to be Distributed on the Class A Certificates." This is intended to decrease the likelihood that the PAC Certificates will be re-duced below their planned Principal Balances on a given Distribution Date. As such, and in accordance with the priorities described above, those Companion Certificates and Scheduled Certificates support the PAC Certificates. However, under certain relatively fast prepayment scenarios, one or more Classes of the PAC Certificates may continue to be outstanding when the Companion Certificates and the Scheduled Certificates that support the PAC Certificates are no longer outstanding. Under such circumstances, all Excess Principal Payments will be applied to the PAC Certificates then outstanding in accordance with the priori-ties described herein. Thus, when the Principal Balances of the Companion Cer-tificates and Principal Balances of the Scheduled Certificates that support the PAC Certificates have been reduced to zero, the PAC Certificates if outstanding will, in accordance with the priorities set forth above, become more sensitive to the rate of prepayment on the Mortgage Loans as such Classes will receive all Excess Principal Payments until the principal balances of the PAC Certifi-cates have been reduced to zero. Conversely, under certain relatively slow prepayment scenarios, the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates may not be sufficient to pay the PAC Principal Amounts for the PAC Certificates on a given Distribution Date. In such cases, the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates for each subsequent Distribution Date will be applied in accordance with the prior-ities described herein such that the Scheduled Certificates and the Companion Certificates that support the PAC Certificates will not receive any distribu-tions in reduction of their principal balances from the Class A Non-PO Princi-pal Amount until the outstanding principal balances of the PAC Certificates have reached their planned principal balances for such Distribution Date. As a result, the weighted average lives of the Classes of PAC Certificates, if they do not receive their PAC Principal Amounts on a Distribution Date, may be ex-tended.

  THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORT-GAGE LOANS. IN PARTICULAR, THE WEIGHTED AVERAGE LIVES OF THE CLASS A-6, CLASS A-9, CLASS A-10 AND CLASS A-16 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS. See "Prepayment and Yield Considera-tions" herein.

 Additional Principal Payment Characteristics of the Scheduled Certificates
  There can be no assurance that the Principal Balances of the Scheduled Cer-tificates and in the case of the Class A-5 Certificates, the Principal Balances of the Components, after the application of the distributions to be made on any Distribution Date, will be equal to the balance expressed as a percentage of the initial Principal Balance for such Distribution Date specified in any of the tables beginning on page S-37. On each Distribution Date, the excess por-tion of the Class A Non-PO Principal Amount available to make distributions of principal over (i) the Reduction Amount for the Class A-13, Class A-14 and Class A-15 Certificates will be distributed to the Class A-16 Certificates un-til their Principal Balance has been reduced to zero; (ii) the Schedule I Re-duction Amounts for the Class A-4 Certificates and the Class A-5-A Component will be distributed to the Class A-5-B Component until its Principal Balance has been reduced by its Reduction Amount, the Class A-4 Certificates and Class A-5-A Component until their Principal Balances have been reduced by their re-spective Schedule II Reduction Amounts and the Class A-6 Certificates until their Principal Balance has been reduced to zero; (iii) the Reduction Amount for the Class A-5-B Component will be distributed to the Class A-5-A Component and the Class A-4 and Class A-6 Certificates until their Principal Balances have been reduced to zero; (iv) the Schedule II Reduction Amounts for the Class A-4 Certificates and the Class A-5-A Component will be distributed to the Class A-6 Certificates until their Principal Balance has been reduced to zero; (v) the Schedule I Reduction Amount for the Class A-8 Certificates will be distrib-uted to the Class A-9 and Class A-10 Certificates until their Principal Bal-ances have been reduced to zero and the Class A-8 Certificates until their Principal Balance has been reduced by their Schedule II Reduction Amount; and
(vi) the Schedule II Reduction Amount for the Class A-8 Certificates will be distributed to the Class A-10 Certificates until their Principal Balance has been reduced to zero. Therefore, the extent to which the scheduled Principal Balances indicated in the tables beginning on page S-37 will be achieved and the sensitivity of the Scheduled Certificates to prepayments on the Mortgage Loans will depend, in large part, on how long (a) the Class A-16 Certificates remain outstanding in the case of the Class A-13, Class A-14 and Class A-15 Certificates, (b) the Class A-6 Certificates remain outstanding in the case of the Class A-4 Certificates and the Class A-5-A Component, (c) the Class A-6 Certificates remain outstanding in the case of the Class A-5-B Component, and
(d) the Class A-9 and Class A-10 Certificates remain outstanding in the case of the Class A-8 Certificates. The period of time during which each such Class or Component remains outstanding depends, in large part, on the size of the Prin-cipal Balance of each such Class or Component. At rates above certain prepay-ment levels, the Scheduled Certificates or in the case of the Class A-5 Certif-icates, the Components may remain outstanding until and after the Principal Balances of the Classes or Components supporting such Scheduled Certificates or Components have been reduced to zero. In such an event, the excess portion re-ferred to above will be distributed in reduction of the Principal Balances of the Certificates or Components in accordance with the priorities set forth herein until such Principal Balances have been reduced to zero without regard to the applicable Reduction Amounts, Schedule I Reduction Amounts and Schedule II Reduction Amounts for such Certificates. See "Prepayment and Yield Consider-ations" herein.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THE CLASS A-17
CERTIFICATES

  General. As to distributions of principal among holders of Class A-17 Certif-icates, Deceased Holders(/1/) of such Class will be entitled to first priority and Beneficial Owners other than Deceased Holders (the "LIVING HOLDERS") of such Class will be entitled to a second priority. Beneficial Owners of the Class A-17 Certificates have the right to request that distributions in reduc-tion of Principal Balance be made on each Distribution Date on which distribu-tions in reduction of the Principal Balance are made with respect to the Class A-17 Certificates. All such requested distributions are subject to the priori-ties described below under "-- Priority of Requested Distributions" and are further subject to the limitations that they be made (i) only in lots equal to integral multiples of $1,000 of initial principal balance (each $1,000 initial principal balance, an ("INDIVIDUAL CLASS A-17 CERTIFICATE") and (ii) only to the extent that the portion of the Class A Non-PO Principal Distribution Amount allocated to the Class A-17 Certificates on the applicable Distribution Date (plus any amounts available from the Rounding Account) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal of the Class A-17 Certificates on any Distribution Date exceed the aggregate requests by Beneficial Owners for prin-cipal distributions applicable to such Distribution Date, such excess amounts will be distributed to the Beneficial Owners of Class A-17 Certificates by ran-dom lot, as described below under "-- Mandatory Distributions of Principal on Class A-17 Certificates."

  On each Distribution Date on which amounts are available for distributions in reduction of the Principal Balance of the Class A-17 Certificates, the aggre-gate amount allocable to such distributions will be rounded, as necessary to an amount equal to an integral multiple of $1,000, except as provided below in ac-cordance with the priorities and limitations set forth herein. For purposes of this discussion, payments under the Policy attributable to losses of principal allocated to the Class A-17 Certificates will be included in amounts available for distributions in reduction of the Principal Balance of the Class A-17 Cer-tificates. Such rounding will be accomplished on the first Distribution Date on which distributions in reduction of the Principal Balance of the Class A-17 Certificates are made by withdrawing, from a non-interest bearing account (the "ROUNDING ACCOUNT"), to be established on the Closing Date with a $999.99 de-posit by Lehman Brothers the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher in-tegral multiple of $1,000. On each succeeding Distribution Date on which dis-tributions in reduction of the principal balance of the Class A-17 Certificates are to be made, the aggregate amount allocable to the Class A-17 Certificates will be applied first to repay any funds withdrawn from the Rounding Account for the Class A-17 Certificates on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the Principal Balance of the Class A-17 Certificates. This process will continue on succeeding Dis-tribution Dates until the outstanding Principal Balance of the Class A-17 Cer-tificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Principal Balance of the Class A-17 Certificates on each Dis-tribution Date may be slightly more or less than would be the case in the ab-sence of such rounding procedures, but such difference will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the Principal Balance of the Class A-17 Cer-tificates, through any Distribution Date, be less than the sum that would have resulted in the absence of such rounding procedures. The Class A-LR Certificateholder will be entitled to any amount remaining in the Rounding Ac-count after the Principal Balance of the Class A-17 Certificates has been re-duced to zero.
-------------------
(/1/A)"DECEASED HOLDER" is a Beneficial Owner of a Class A-17 Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to DTC evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee. Class A-17 Certificates beneficially owned by tenants by the en-tirety, joint tenants or tenants in common will be considered to be benefi-cially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Ben-eficial Owner, and the Class A-17 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of principal balance, subject to the limitations stated herein. The Class A-17 Certificates beneficially owned by a trust will be considered to be benefi-cially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-17 Certificates greater than the number of Individual Class A-17 Certificates, as applicable, of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-17 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the Trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Class A-17 Certificates will be deemed to be the death of the Beneficial Owner of such Certificates re-gardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee owner-ship, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Class A-17 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this Prospectus Supplement, a request for a distribution in reduction of the principal bal-ance of a Class A-17 Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

  There is no assurance that a Beneficial Owner of a Class A-17 Certificate who has submitted a request for such distribution will receive such distribution at any particular time after such distribution is requested, since there can be no assurance that funds will be available for making such distributions on any particular Distribution Date, or, even if funds are available for making such distributions in reduction of the Principal Balance of the Class A-17 Certifi-cates, that such distributions with respect to the Class A-17 Certificates owned by any particular Beneficial Owner will be made. Also, due to the proce-dure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution in respect of principal of the Class A-17 Certificates exceed the aggregate amount of distributions requested by Beneficial Owners of the Class A-17 Certificates, any particular Beneficial Owner will receive a principal distribution from such excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WITH RESPECT TO ANY PARTICULAR CLASS A-17 CERTIFICATE IS HIGHLY UNCER-TAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF A CLASS A-17 CERTIFICATE.

  Notwithstanding any provisions to the contrary, if Ambac fails to make a Guaranteed Distribution or on any Distribution Date on and after the Cross-Over Date, distributions in reduction of the Principal Balance of the Class A-17 Certificates will be made pro rata among the holders of the Class A-17 Certifi-cates and shall no longer be required to be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot. In the event that such pro rata distributions cannot be made through the facilities of DTC, the Class A-17 Certificates will be withdrawn from the facilities of DTC and Definitive Certificates will be issued to re-place such withdrawn Book-Entry Certificates.

  Priority of Requested Distributions. Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "-- Procedure for Requested Distributions." Beneficial Owners of the Class A-17 Certificates have the right to request that distribu-tions be made in reduction of the Principal Balances of their Class A-17 Cer-tificates. On each Distribution Date on which distributions in reduction of the Principal Balance of the Class A-17 Certificates are made, such distributions will be made, with respect to such Class in the following order of priority:
(i) any request by a Deceased Holder, in an amount up to but not exceeding an aggregate principal balance of $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding an aggregate principal bal-ance of $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respective-ly. This sequence of priorities will be repeated for each request for principal distributions made by the Beneficial Owners of the Class A-17 Certificates un-til all such requests have been honored.

  Procedure for Requested Distributions. A Beneficial Owner may request that distributions in reduction of the principal balance of its Class A-17 Certifi-cates be made on a Distribution Date by delivering a written request therefor to the Participant or Indirect Participant that maintains its account in the Class A-17 Certificates such that the request for such distributions is re-ceived by the Trustee on or before the Record Date for such Distribution Date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders which are incom-plete may not be honored by the Trustee. The Participant should in turn make the request of DTC (or, in the case of an Indirect Participant, such firm must notify the related Participant of such request, which Participant should make the request of DTC) in the manner required under the rules and regulations of DTC's APUT System and provided to the Participant. Upon receipt of such re-quest, DTC will date and time stamp such request and forward such request to the Trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trustee shall be li-able for any delay by DTC, any Participant or any Indirect Participant in the delivery of requests for distributions to the Trustee. The Master Servicer will instruct the Trustee that requests for distributions are to be honored in the order of their receipt (subject to the priorities described above). The exact procedures to be followed by the Trustee for purposes of determining the order of receipt of such requests will be those established from time to time by the Trustee, acting in conjunction with DTC. Requests for distributions in reduc-tion of principal balance received by DTC and forwarded to the Trustee after the Record Date for such Distribution Date and requests for distributions re-ceived in a timely manner but not accepted with respect to a given Distribution Date will be treated as requests for distributions on the next succeeding Dis-tribution Date and each succeeding Distribution Date thereafter until each re-quest is accepted or is withdrawn as described below. Each request for distri-butions in reduction of the Principal Balance of a

Class A-17 Certificate submitted by a Beneficial Owner of a Class A-17 Certifi-cate will be held by the Trustee until such request has been accepted or has been withdrawn in writing. Each individual Class A-17 Certificate covered by such request will continue to bear interest at its Pass-Through Rate through the Record Date for such Distribution Date.

  With respect to Class A-17 Certificates as to which Beneficial Owners have requested distributions on a particular Distribution Date on which distribu-tions in reduction of the Principal Balance of the Class A-17 Certificates are being made, DTC and its Participants will be notified prior to such Distribu-tion Date whether, and the extent to which, such Class A-17 Certificates have been accepted for distributions. Participants and Indirect Participants holding Class A-17 Certificates are required to forward such notices to the Beneficial Owners of such Certificates. Individual Class A-17 Certificates which have been accepted for a distribution will be due and payable on the applicable Distribu-tion Date and will cease to bear interest after the Record Date for such Dis-tribution Date.

  Any Beneficial Owner of a Class A-17 Certificate which has requested a dis-tribution may withdraw its request by so notifying in writing the Participant or Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Participant which in turn must forward the withdrawal of such request, in the manner required under the rules and regula-tions of DTC's APUT System, to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Trustee on or before the Record Date for such Distribution Date, the previously made request for distri-bution will be irrevocable with respect to the making of distributions in re-duction of the Principal Balance of Class A-17 Certificates on the applicable Distribution Date.

  Mandatory Distributions of Principal on Class A-17 Certificates. To the ex-tent, if any, that distributions in reduction of the Principal Balance of the Class A-17 Certificates on a Distribution Date exceed the outstanding Principal Balance of the Class A-17 Certificates with respect to which distribution re-quests have been received by the applicable date, additional Class A-17 Certif-icates in lots equal to Individual Class A-17 Certificates will be selected to receive principal distributions in accordance with the then-applicable estab-lished random lot procedures of DTC, and the then-applicable established proce-dures of the Participants and Indirect Participants, which may or may not be by random lot. Investors may ask such Participants or Indirect Participants what allocation procedures they use. Participants and Indirect Participants holding Class A-17 Certificates selected for mandatory distributions in reduction of the principal balance are required to provide notice of such mandatory distri-butions to the affected Beneficial Owners.

ADDITIONAL RIGHTS OF THE CLASS A-R AND CLASS A-LR CERTIFICATEHOLDERS

  The Class A-R and Class A-LR Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not either such Class is receiving current distributions of principal or interest. The holders of the Class A-R and Class A-LR Certificates will be entitled to receive the proceeds of the re-maining assets of the Trust Estate, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid in-terest on the Certificates and after distributions in reduction of Principal Balance have reduced the Principal Balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in re-duction of Principal Balance made on the Certificates on such date.

  In addition, the Class A-LR Certificateholder will be entitled on each Dis-tribution Date to receive any Pool Distribution Amount remaining after all dis-tributions pursuant to the Pool Distribution Amount Allocation have been made and any Net Foreclosure Profits, as described under "Description of the Certif-icates" in the Prospectus. It is not anticipated that there will be any such Net Foreclosure Profits or undistributed portion of the Pool Distribution Amount.

PERIODIC ADVANCES

  If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been re-ceived, the related Servicer will, in certain circumstances, be required to ad-vance on or before the related Distribution Date for the benefit of holders of the Certificates an amount in cash equal to all delinquent payments of princi-pal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that such Servicer believes that such amounts will be recov-erable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "PERIODIC ADVANCE"). Upon a Servicer's failure to make a required Periodic Advance required by the Underlying Servicing Agree-ment, the Trustee, if such Servicer is Norwest Mortgage, or the Master Servicer, if such Servicer is not Norwest Mortgage, will be required to make such Periodic Advance. In addition, if under the terms of the applicable Under-lying Servicing Agreement, an Other Servicer is not obligated to make Periodic Advances while a Mortgage Loan is in liquidation, the Master Servicer will, un-der certain circumstances be required to make such Periodic Advances.

  The Underlying Servicing Agreements and the Pooling and Servicing Agreement provide that any advance of the kind described in the preceding paragraph may be reimbursed to the related Servicer, the Master Servicer or the Trustee, as applicable, at any time from funds available in the Servicer Custodial Account or the Certificate Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer, the Master Servicer or Trustee, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.

THE FINANCIAL GUARANTY INSURANCE POLICY

  The following summary of the provisions of the financial guaranty insurance policy to be issued by Ambac (the "POLICY") does not purport to be complete and is qualified in its entirety by reference to the Policy.

  Simultaneously with the issuance of the Certificates, Ambac will deliver the Policy to the Trustee for the benefit of each holder of the Class A-17 Certifi-cates. Under the Policy, Ambac unconditionally and irrevocably guarantees to the Trustee for the benefit of each holder of Class A-17 Certificates the full and complete payment of (i) the Interest Accrual Amount determined without re-gard to clause (b) of the definition thereof for such Class, net of any Non-Supported Interest Shortfalls allocated to such Class that are covered by the Reserve Fund and (ii) any losses of principal allocated to such Class (clauses
(i) and (ii) collectively, the "GUARANTEED DISTRIBUTIONS" and (iii) the amount of any distribution of principal or interest to any holder of a Certificate of such Class which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

  Payment of claims under the Policy will be made by Ambac following Receipt by Ambac of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the date on which such Guaranteed Distribution is due to be distributed on the Class A-17 Certif-icates.

  If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Poli-cy, Ambac shall cause such payment to be made on the latter of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Ambac from the Trustee of (A) a certified copy of the order (the "ORDER") of the court or other governmental body which exercised jurisdiction to the effect that the relevant Class A-17 Certificateholders are required to return principal or in-terest distributed with respect to such Class during the Term of the Policy be-cause such distributions were avoidable preferences under applicable bankruptcy law, (B) a certificate of each relevant Class A-17 Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by each relevant Certificateholders, in such form as is reasonably required by Ambac and provided to the relevant Class A-17 Certificateholders by Ambac, irrevocably assigning to Ambac all rights and claims of the Certificateholder relating to or arising under the Certificates of such Class held by such Certificateholder against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Ambac from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Ambac shall have received written notice, from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A-17 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Ambac).

In connection with the foregoing, Ambac shall have certain rights of subroga-tion as described in the Pooling and Servicing Agreement.

  The terms "RECEIPT" and "RECEIVED" with respect to the Policy, mean actual delivery to Ambac and to Ambac's fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day. Delivery either on a day that is not a Busi-ness Day or after 12:00 noon, New York City time, will be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been Received, and Ambac or its fiscal agent will promptly so advise the Trustee and the Trustee may submit an amended notice.

  Under the Policy, "BUSINESS DAY" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or Charlotte, North Carolina are authorized or obligated by law or execu-tive order to be closed.

  "TERM OF THE POLICY" means the period from and including the date of issuance of the Policy to and including the date on which (i) the Principal Balance of the Class A-17 Certificates, as applicable, is reduced to zero, (ii) any period during which any payment on the Class A-17 Certificates, as applicable, could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been com-menced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

  Ambac's obligations under the Policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the Trustee as pro-vided in the Policy whether or not such funds are properly applied by the Trustee.

  Ambac will be subrogated to the rights of each holder of a Class A-17 Certif-icate to receive distributions on Class A-17 Certificates, as applicable, to the extent of any payment by Ambac under the Policy.

  Claims under the Policy will rank equally with any other unsecured and unsubordinated obligations of Ambac except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy may not be cancelled or revoked prior to payment in full of the Class A-17 Certificates, as applicable. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

AMBAC ASSURANCE CORPORATION

  The information set forth in this section has been provided by Ambac Assur-ance Corporation ("AMBAC"). No representation is made by the Seller as to the accuracy or completeness of any such information.

  Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. Ambac primarily insures newly issued municipal and struc-tured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Finan-cial Group, Inc. (formerly AMBAC Inc.) a 100% publicly-held company. Moody's Investors Service, Inc., S&P and Fitch IBCA, Inc. have each assigned a triple-A claims-paying ability rating to Ambac.

  The consolidated financial statements of Ambac and its subsidiaries as of De-cember 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 31, 1998; Commission File No 1-10777) and the consolidated financial statements of Ambac and its subsidiaries as of March 31, 1998 and for the periods ending March 31, 1998 and March 31, 1997, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 1998 (which was filed with the Commission on May 15, 1998) are hereby incorporated by reference into this Prospectus Sup-plement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement con-tained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supple-ment.

  All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termina-tion of the offering of the Offered Certificates shall be deemed to be incorpo-rated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The following table sets forth the capitalization of Ambac as of December 31, 1995, December 31, 1996, December 31, 1997 and March 31, 1998, respectively, in conformity with generally accepted accounting principles.

         AMBAC ASSURANCE CORPORATION CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                            DECEMBER 31, DECEMBER 31, DECEMBER 31,  MARCH 31,
                                1995         1996         1997        1998
                            ------------ ------------ ------------ -----------
                                                                   (UNAUDITED)
Unearned premiums..........    $  906       $  995       $1,184      $1,202
Other liabilities..........       295          259          520         597
                               ------       ------       ------      ------
                               $1,201       $1,254       $1,704      $1,799
                               ------       ------       ------      ------
Stockholders' equity(1)
 Common stock..............    $   82       $   82       $   82      $   82
 Additional paid-in capi-
  tal......................       481          515          521         525
 Accumulated other compre-
  hensive income...........        87           66          118         114
 Retained earnings.........       907          992        1,180       1,236
                               ------       ------       ------      ------
Total stockholders' equi-
 ty........................    $1,557       $1,655       $1,901      $1,957
                               ------       ------       ------      ------
Total liabilities and
 stockholders' equity......    $2,758       $2,909       $3,605      $3,756
                               ======       ======       ======      ======

-------------------
(1) Components of stockholders' equity have been restated for all periods pre-sented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by Ambac effective January 1, 1998. As this new standard only requires additional information in the financial state-ments, it does not affect Ambac's financial position or results of opera-tions.

  For additional financial information concerning Ambac, see the audited and unaudited financial statements of Ambac incorporated by reference herein. Cop-ies of the financial statements of Ambac incorporated herein by reference and copies of Ambac's annual statement for the year ended December 31, 1997 pre-pared in accordance with statutory accounting standards are available, without change, from Ambac. The address of Ambac's administrative offices and its tele-phone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

  Ambac makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by Ambac and presented under this heading and "-- The Financial Guaranty Insurance Policy" and in the financial statements incorpo-rated herein by reference.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R, CLASS A-LR AND CLASS B CERTIFICATES

  The Class A-R and Class A-LR Certificates will be subject to the following restrictions on transfer, and each of the Class A-R and Class A-LR Certificates will contain a legend describing such restrictions.

  The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership," as defined in the Prospectus) with respect to the Class A-R or Class A-LR Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Pooling and Servicing Agreement will pro-vide that no legal or beneficial interest in the Class A-R or Class A-LR Cer-tificate may be transferred to or registered in the name of any person unless
(i) the proposed purchaser provides to the

Trustee an affidavit (or, to the extent acceptable to the Trustee, a represen-tation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospectus) and is not purchasing the Class A-R or Class A-LR Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (iii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Fur-ther, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R or Class A-LR Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R or Class A-LR Certificate as such taxes become due and (iv) will not transfer the Class A-R or Class A-LR Certificate to any person or entity that does not pro-vide a similar affidavit or letter. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

  In addition, the Class A-R and Class A-LR Certificates may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trustee an opin-ion of a nationally recognized tax counsel to the effect that such transfer is in accord with the requirements of the Code and the regulations promulgated and that such transfer of the Class A-R or Class A-LR Certificate will not be dis-regarded for federal income tax purposes. The term "U.S. PERSON" means a citi-zen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its in-come, or a trust if a court within the United States is able to exercise pri-mary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  The Pooling and Servicing Agreement will provide that any attempted or pur-ported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Certain Federal Income Tax Consequences --
 Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

  The Class A-R and Class A-LR Certificates may not be purchased by or trans-ferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Code Section 4975 (an "ERISA PLAN") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("SIMILAR LAW") which is, to a mate-rial extent, similar to the foregoing provisions of ERISA or the Code (collec-tively, with an ERISA Plan, a "PLAN"), or any person acting on behalf of or in-vesting the assets of such Plan. See "ERISA Considerations" herein and in the Prospectus.

  Under current law the purchase and holding of the Class B Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. Transfer of the Class B Certifi-cates will not be made unless the transferee (i) executes a representation let-ter in form and substance satisfactory to the Trustee and the Seller stating that (a) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and the purchase and holding of such Cer-tificates by the transferee are covered by Sections I and III of PTE 95-60, or
(ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee and the Seller that the purchase or holding of the Class B Certifi-cates by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction pro-visions of ERISA, the Code or Similar Law and will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those under-taken in the Pooling and Servicing Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer. The Class B Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. See "ERISA Considerations" herein and in the Prospectus.

SUBORDINATION OF CLASS B CERTIFICATES

  The rights of the holders of the Class B Certificates to receive distribu-tions with respect to the Mortgage Loans in the Trust Estate will be subordi-nated to such rights of the holders of the Class A Certificates and Ambac and the rights of the holders of the Classes of Class B Certificates with higher numerical designations to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of Classes of Class B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likeli-hood of timely receipt by the holders of the more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the more senior Certificates protection against Real-ized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates, or if Excess Losses occur, all or a portion of such losses will be borne by such Class of Certificates.

  The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the more junior Classes of Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if neces-sary, by the right of such holders to receive future distributions on the Mort-gage Loans that would otherwise have been payable to the holders of the more junior Classes of Certificates. Because of the priority in which the Class A Non-PO Principal Distribution Amount is allocated among the Classes of Class A Certificates (other than the Class A-PO Certificates), the application of this subordination to cover Realized Losses experienced in periods prior to the pe-riods in which a Class of Class A Certificates is entitled to distributions in reduction of Principal Balance will decrease the protection provided by the subordination to any such Class.

   Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

  Allocation of Losses

  Realized Losses (other than Excess Losses) will not be allocated to the hold-ers of the Class A Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certif-icates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates, i.e., the Distribution Date preceding the Distribution Date for which the Subordinated Percentage is equal to zero (the "CROSS-OVER DATE"). Prior to such time, such Realized Losses will be allo-cated to the Classes of Class B Certificates sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

  The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction or Excess Loss) will be effected through the adjustment of the Principal Balance of the most subordinate Class then outstanding in such amount as is necessary to cause the Aggregate Principal Balance to equal the Adjusted Pool Amount.

  Allocations to the Classes of Class B Certificates of (i) the principal por-tion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Losses), (iii) any interest shortfalls resulting from delin-quencies for which the Servicer, the Master Servicer or the Trustee does not advance, (iv) any interest shortfalls or losses resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as more fully described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus and (v) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal

Receipts (other than Prepayments in Full) with respect to Mortgage Loans will result from the priority of distributions of the Pool Distribution Amount first to the Class A Certificates and Ambac and then to the Classes of Class B Cer-tificates in numerical order as described above under "-- Distributions."

  Solely for the purpose of allocating the interest portion of any Realized Loss, including any Excess Losses, to the Class A Certificates as described herein, the Premium Payment will be treated as though it represented the inter-est accrued on an additional Class of Class A Certificates. Accordingly, the Premium Payment will be reduced by its pro rata portion of any such loss allo-cated to the Class A Certificates.

  The allocation of the principal portion of Realized Losses (other than Excess Losses) in respect of the Mortgage Loans allocated on or after the Cross-Over Date will be effected through the adjustment on any Determination Date of the Class A Non-PO Principal Balance and the Principal Balance of the Class A-PO Certificates such that (i) the Class A Non-PO Principal Balance equals the Ad-justed Pool Amount less the Adjusted Pool Amount (PO Portion) as of the preced-ing Distribution Date and (ii) the Principal Balance of the Class A-PO Certifi-cates equals the Adjusted Pool Amount (PO Portion) as of the preceding Distri-bution Date. The principal portion of such Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) will be allocated to such outstanding Classes of Class A Certificates pro rata in accordance with their Principal Balances or, in the case of a Class of Accrual Certificates, their initial Principal Balance, if lower. The interest portion of any Realized Loss allocated on or after the Cross-Over Date will be allocated among the out-standing Classes of Class A Certificates pro rata in accordance with their re-spective Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates within each Class pro rata in accordance with their respective Percentage Interests.

  If due to losses on the Mortgage Loans the Pool Distribution Amount is not sufficient to cover the Class A Non-PO Optimal Principal Amount on a particular Distribution Date, then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates (other than the Class A-PO Certificates) will be entitled (i.e., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate.

  Special Hazard Losses, Fraud Losses and Bankruptcy Losses, other than Excess Losses, will be allocated solely to the Classes of Class B Certificates in re-verse numerical order. Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, respectively, are "EXCESS SPECIAL HAZARD LOSSES," "EXCESS FRAUD LOSSES" and "EXCESS BANKRUPTCY LOSSES," respectively, and are re-ferred to herein collectively as "EXCESS LOSSES".

  Any Excess Losses will be allocated (i) with respect to the principal portion of such losses (a) to the outstanding Classes of the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates pro rata based on their outstanding Principal Balances in proportion to the Non-PO Frac-tion of such losses and (b) in respect of Discount Mortgage Loans, to the Class A-PO Certificates in proportion to the PO Fraction of such losses and (ii) with respect to the interest portion of such losses, to the Class A and Class B Cer-tificates pro rata based on interest accrued by reducing their respective In-terest Accrual Amounts. The principal portion of any such losses so allocated to the Class A Certificates (other than the Class A-PO Certificates) will be allocated to such outstanding Classes of Class A Certificates pro rata in ac-cordance with their then-outstanding Principal Balances or, in the case of a Class of Accrual Certificates, their initial Principal Balance, if lower. Any losses allocated to a Class of Certificates will be allocated among the out-standing Certificates within such Class pro rata in accordance with their re-spective Percentage Interests.

  Upon initial issuance of the Certificates, the "SPECIAL HAZARD LOSS AMOUNT" with respect thereto will be equal to approximately 1.00% (approximately $7,253,374) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B Certificates and (B) the Adjustment Amount. The "ADJUSTMENT AMOUNT" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance, and (iii) that which is necessary to maintain the original ratings assigned to the Class A, Class B-1, Class B-2 and Class B-3 Certificates by the applicable Rating Agencies, as evidenced by letters to that effect delivered by such Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount will be zero.

  Upon initial issuance of the Certificates, the "FRAUD LOSS AMOUNT" with re-spect thereto will be equal to approximately 2.00% (approximately $14,506,749) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B Cer-tificates through the related Determination Date. As of any Distribution Date from the first through fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the ag-gregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class B Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date through the related Determination Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

  Upon initial issuance of the Certificates, the "BANKRUPTCY LOSS AMOUNT" with respect thereto will be equal to approximately 0.03% (approximately $226,036) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates through the related Determination Date. As of any Distri-bution Date on or after the first anniversary of the Cut-Off Date, the Bank-ruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggre-gate amount of Bankruptcy Losses allocated solely to the Class B Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from each Rating Agency that such reduction or modification will not adversely affect the then-current ratings assigned to the Certificates by it. Such a re-duction or modification may adversely affect the coverage provided by subordi-nation with respect to Bankruptcy Losses. On and after the Cross-Over Date, the Bankruptcy Loss Amount will be zero.

  Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applica-ble Servicer has notified the Trustee and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and inter-est under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

  As a result of the mechanism described above, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be borne solely by the Class B Certificates to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which will be allocated first to the Class B Certificates in reverse numerical order to the full extent of their initial Principal Balances.

                     DESCRIPTION OF THE MORTGAGE LOANS(/1/)

GENERAL

  The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, resi-dential first mortgage loans substantially all of which have original terms to stated maturity of approximately 30 years, which may include loans secured by shares ("CO-OP SHARES") issued by private non-profit housing corporations ("CO-OPERATIVES"), and the related proprietary leases or occupancy agreements grant-ing exclusive rights to occupy specified units in such Cooperatives' buildings. The Mortgage Loans are expected to be secured by first liens (the "MORTGAGES") on one- to four-family residential properties (the "MORTGAGED PROPERTIES") and to have the additional characteristics described below and in the Prospectus.

  Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon De-faulted Mortgage Loans" in the Prospectus.

MORTGAGE LOAN UNDERWRITING

  Approximately 79.90% (by the aggregate unpaid principal balance as of the Cut-Off Date) of the Mortgage Loans were generally originated in conformity with the underwriting standards described in the Prospectus under the heading "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Norwest Mortgage Underwriting" (the "UNDERWRITING STANDARDS"). In certain instances, exceptions to the Underwriting Standards may have been granted by Norwest Mortgage. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus. The remaining approximate 20.10% (by the aggregate unpaid principal balance as of the Cut-Off Date) of the Mortgage Loans were purchased by Norwest Mortgage in bulk purchase transactions and were underwritten using underwriting stan-dards which may vary from the Underwriting Standards (the "BULK PURCHASE UNDER-WRITTEN LOANS"). However, Norwest Mortgage has in each case reviewed the under-writing standards applied for such Bulk Purchase Underwritten Loans and deter-mined that such variances did not depart materially from the Underwriting Stan-dards. See "Description of the Mortgage Loans" in this Prospectus Supplement and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospec-tus.
-------------------
(1) The descriptions in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled prin-cipal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion nec-essary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Certificates are issued, although the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute the Trust Estate on the date of initial is-suance of the Certificates vary materially from those described herein, re-vised information regarding the Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

  The following table sets forth certain characteristics of all the Mortgage Loans, the Premium Mortgage Loans and the Discount Mortgage Loans.

SELECTED MORTGAGE LOAN DATA
(AS OF JUNE 1, 1998 (THE "CUT-OFF DATE"))

                                   ALL                 PREMIUM             DISCOUNT
                                MORTGAGE              MORTGAGE             MORTGAGE
                                  LOANS                 LOANS                LOANS
                          --------------------- --------------------- -------------------
Number of Mortgage Loans  2,230                 2,084                 146
Aggregate Unpaid
 Principal Balance(/1/)   $725,337,428          $676,507,170          $48,830,258
Range of Unpaid
 Principal Balances(/1/)  $24,982 to $1,000,000 $24,982 to $1,000,000 $62,625 to $831,818
Average Unpaid Principal
 Balance(/1/)             $325,263              $324,620              $334,454
Range of Mortgage
 Interest Rates           6.500% to 8.625%      7.050% to 8.625%      6.500% to 7.125%
Weighted Average
 Mortgage Interest
 Rate(/1/)                7.450%                7.487%                6.931%
Weighted Average Net
 Mortgage Interest
 Rate(/1/)                6.744%                6.750%                6.660%
Range of Remaining Terms
 to Stated Maturity       236 to 360 Months     236 to 360 Months     237 to 360 Months
Weighted Average
 Remaining Term to
 Stated Maturity(/1/)     357 Months            357 Months            354 Months
Range of Original Loan-
 to-Value Ratios(/1/)     20.97% to 95.00%      20.97% to 95.00%      38.24% to 90.00%
Weighted Average Origi-
 nal Loan-to-Value Ra-
 tio(/1/)                 73.24%                73.39%                71.08%
Number of Mortgage Loans
 with Original Loan-to-
 Value Ratios greater
 than 80% originated
 without Primary
 Mortgage Insurance       28                    28                    0
Mortgage Loans with
 Original Loan-to-Value
 Ratios greater than 80%
 originated without
 Primary Mortgage
 Insurance as a
 Percentage of Aggregate
 Unpaid Principal
 Balance(/1/)             1.02%                 1.10%                 0.00%
Weighted Average
 Original Loan-to-Value
 Ratio of Mortgage Loans
 with Original Principal
 Balance greater than
 $600,000(/1/)            66.04%                66.27%                61.26%
Maximum Original Loan-
 to-Value Ratio of
 Mortgage Loans with
 Original Principal
 Balance greater than
 $600,000(/1/)            80.00%                80.00%                79.29%
Number of Mortgage Loans
 which are Subsidy
 Loans..................  0                     0                     0

-------------------
(1) Approximate.

                                     ALL            PREMIUM         DISCOUNT
                                   MORTGAGE         MORTGAGE        MORTGAGE
                                    LOANS            LOANS           LOANS
                               ---------------- ---------------- --------------

Geographic Concentration of
 Mortgage Properties securing
 Mortgage Loans in Excess of
 5% of the Aggregate Unpaid
 Principal Balance(/1/)
    California                 39.64%           40.23%           31.40%
    New York                   5.29%            5.48%            *
    New Jersey                 *                *                7.74%
    Virginia                   *                *                7.39%
Maximum Five-Digit Zip Code
 Concentration(/1/)            0.78%            0.80%            2.68%
Earliest Origination Month     December 1996    December 1996    January 1998
Latest Origination Month       May 1998         May 1998         May 1998
Latest Stated Maturity Date    June 1, 2028     June 1, 2028     June 1, 2028
Number of Buy-Down Loans       2                2                0
Buy-Down Loans as a
 Percentage of Aggregate
 Unpaid Principal
 Balance(/1/)                  0.12%            0.13%            0.00%
Weighted Average FICO
 Score(/1/)                    725              724              734

-------------------
(1) Approximate.
 *Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
  Date.

MORTGAGE LOAN DATA

  Set forth below is a description of certain additional expected characteris-tics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicat-ed).
                            MORTGAGE INTEREST RATES

                                           PERCENTAGE OF
                                               TOTAL
                              AGGREGATE      AGGREGATE
                 NUMBER OF     UNPAID         UNPAID
MORTGAGE         MORTGAGE     PRINCIPAL      PRINCIPAL
INTEREST RATE      LOANS       BALANCE        BALANCE
-------------    --------- --------------- -------------
6.500%..........       1   $    271,258.30      0.04%
6.625%..........       4      1,770,517.63      0.24
6.750%..........      12      4,427,525.87      0.61
6.875%..........      38     12,215,955.76      1.68
6.950%..........       1        574,045.24      0.08
7.000%..........      88     28,851,040.87      3.98
7.050%..........       7      2,122,512.65      0.29
7.100%..........       3        967,338.04      0.13
7.125%..........     119     38,712,375.17      5.34
7.150%..........       9      3,190,026.98      0.44
7.200%..........      14      4,707,662.29      0.65
7.250%..........     295     99,091,246.69     13.66
7.300%..........       5      1,756,915.57      0.24
7.350%..........      10      3,060,061.18      0.42
7.375%..........     377    128,909,848.23     17.77
7.400%..........      14      4,527,128.49      0.62
7.450%..........      23      8,538,640.63      1.18
7.500%..........     460    157,791,222.30     21.75
7.550%..........      11      3,208,280.73      0.44
7.600%..........       9      2,989,572.19      0.41
7.625%..........     318    102,442,198.22     14.12
7.650%..........      14      5,495,126.39      0.76
7.700%..........      10      2,607,047.27      0.36
7.750%..........     178     54,160,203.18      7.47
7.800%..........       8      1,647,684.09      0.23
7.850%..........       4        321,902.46      0.04
7.875%..........     101     28,208,761.91      3.89
7.900%..........       3        491,044.71      0.07
7.950%..........       3        430,348.69      0.06
8.000%..........      57     13,538,591.26      1.87
8.125%..........      24      5,921,205.44      0.82
8.150%..........       1        118,446.67      0.02
8.250%..........       6      1,505,348.28      0.21
8.500%..........       2        481,344.19      0.07
8.625%..........       1        285,000.00      0.04
                   -----   ---------------    ------
    Total.......   2,230   $725,337,427.57    100.00%
                   =====   ===============    ======

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                               PERCENTAGE OF
                                                   TOTAL
                                  AGGREGATE      AGGREGATE
                     NUMBER OF     UNPAID         UNPAID
                     MORTGAGE     PRINCIPAL      PRINCIPAL
DOCUMENTATION LEVEL    LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
Full Documenta-
 tion...........       2,022   $677,138,327.09     93.35%
Income Verifica-
 tion...........          17      5,293,210.58      0.73
Asset Verifica-
 tion...........         150     31,819,748.90      4.39
Preferred
 Processing.....          41     11,086,141.00      1.53
                       -----   ---------------    ------
    Total.......       2,230   $725,337,427.57    100.00%
                       =====   ===============    ======

Documentation levels vary depend-
ing upon several factors, includ-
ing loan amount, Loan-to-Value
Ratio and the type and purpose of
the Mortgage Loan. Asset, income
and mortgage verifications were
obtained for Mortgage Loans proc-
essed with "full documentation."
In the case of "preferred
processing," neither asset nor
income verifications were ob-
tained. In most instances, a ver-
ification of the borrower's em-
ployment was obtained. However,
for all of the Mortgage Loans, a
credit report on the borrower and
a property appraisal were ob-
tained. See "The Mortgage Loan
Programs -- Mortgage Loan Under-
writing" in the Prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                            PERCENTAGE OF
                                                TOTAL
                               AGGREGATE      AGGREGATE
                  NUMBER OF     UNPAID         UNPAID
REMAINING STATED  MORTGAGE     PRINCIPAL      PRINCIPAL
TERM (MONTHS)       LOANS       BALANCE        BALANCE
----------------  --------- --------------- -------------
236.............        1   $    238,196.09      0.03%
237.............        3      1,246,274.79      0.17
238.............        5      1,684,225.11      0.23
239.............       10      3,924,608.95      0.54
240.............        4      1,021,516.00      0.14
291.............        1        224,170.00      0.03
295.............        1        310,324.89      0.04
298.............        1        251,024.61      0.03
299.............        8      2,517,937.57      0.35
300.............        1        447,000.00      0.06
337.............        1        309,908.32      0.04
342.............        3        940,023.31      0.13
343.............        2        662,601.76      0.09
344.............        3        821,960.35      0.11
345.............        1        227,690.84      0.03
346.............        2        651,132.72      0.09
350.............        4      1,140,245.30      0.16
351.............        6      1,889,129.92      0.26
353.............       35      8,181,379.35      1.13
354.............       42     11,269,721.99      1.55
355.............       49     14,477,917.38      2.00
356.............       54     16,795,900.74      2.32
357.............      207     67,269,244.46      9.27
358.............      468    155,130,127.11     21.39
359.............    1,077    356,357,093.67     49.15
360.............      241     77,348,072.34     10.66
                    -----   ---------------    ------
    Total.......    2,230   $725,337,427.57    100.00%
                    =====   ===============    ======

                              YEARS OF ORIGINATION

                                               PERCENTAGE OF
                                                   TOTAL
                                  AGGREGATE      AGGREGATE
                     NUMBER OF     UNPAID         UNPAID
                     MORTGAGE     PRINCIPAL      PRINCIPAL
YEAR OF ORIGINATION    LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
1996............           1   $    296,114.87      0.04%
1997............         141     38,493,739.61      5.31
1998............       2,088    686,547,573.09     94.65
                       -----   ---------------    ------
    Total.......       2,230   $725,337,427.57    100.00%
                       =====   ===============    ======

                              MORTGAGED PROPERTIES

                                           PERCENTAGE OF
                                               TOTAL
                              AGGREGATE      AGGREGATE
                 NUMBER OF     UNPAID         UNPAID
                 MORTGAGE     PRINCIPAL      PRINCIPAL
PROPERTY           LOANS       BALANCE        BALANCE
--------         --------- --------------- -------------
Single-family
 detached.......   2,052   $671,396,819.83     92.57%
Two- to four-
 family units...      13      4,511,360.70      0.62
Condominiums
High-
 rise(greater
 than four
 stories).......      17      4,743,025.93      0.65
Low-rise(four
 stories or
 less)..........      67     17,963,211.15      2.48
Planned unit
 developments...      72     23,928,994.08      3.30
Townhouses......       3        898,935.32      0.12
Cooperative
 Units..........       6      1,895,080.56      0.26
                   -----   ---------------    ------
    Total.......   2,230   $725,337,427.57    100.00%
                   =====   ===============    ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                            PERCENTAGE OF
                                                TOTAL
                               AGGREGATE      AGGREGATE
                  NUMBER OF     UNPAID         UNPAID
                  MORTGAGE     PRINCIPAL      PRINCIPAL
GEOGRAPHIC AREA     LOANS       BALANCE        BALANCE
---------------   --------- --------------- -------------
Alabama.........       12   $  3,969,328.40      0.55%
Alaska..........        3      1,363,053.64      0.19
Arizona.........       97     31,745,360.79      4.38
Arkansas........        9      2,831,444.85      0.39
California......      831    287,513,207.97     39.64
Colorado........       71     24,485,550.71      3.38
Connecticut.....       47     16,291,687.08      2.25
Delaware........        3      1,028,052.65      0.14
District of Co-
 lumbia.........        9      2,850,843.79      0.39
Florida.........      113     34,231,204.25      4.72
Georgia.........       57     18,100,025.17      2.50
Hawaii..........        8      3,006,919.46      0.41
Idaho...........        3        642,482.26      0.09
Illinois........       69     21,302,844.16      2.94
Indiana.........       24      6,980,921.95      0.96
Iowa............       10      3,381,917.15      0.47
Kansas..........        3      1,031,259.82      0.14
Kentucky........        6      1,812,721.31      0.25
Louisiana.......       19      5,895,801.29      0.81
Maine...........        1         84,694.56      0.01
Maryland........       59     20,401,542.42      2.81
Massachusetts...       38     12,084,691.75      1.67
Michigan........       23      6,838,875.23      0.94
Minnesota.......       64     20,488,564.17      2.82
Mississippi.....        3      1,057,701.20      0.15
Missouri........       15      4,670,947.14      0.64
Montana.........        3        970,324.07      0.13
Nebraska........        6      1,982,336.29      0.27
Nevada..........       15      5,106,247.92      0.70
New Hampshire...        3        805,795.26      0.11
New Jersey......      107     33,495,497.34      4.62
New Mexico......        3        704,241.84      0.10
New York........      135     38,373,026.75      5.29
North Carolina..       33     10,251,597.19      1.41
North Dakota....        1        237,827.74      0.03
Ohio............       20      6,305,047.00      0.87
Oklahoma........       11      3,270,277.16      0.45
Oregon..........       23      6,531,914.12      0.90
Pennsylvania....       15      3,342,005.08      0.46
Rhode Island....        5      1,506,228.48      0.21
South Carolina..       10      2,671,303.52      0.37
South Dakota....        3      1,371,000.08      0.19
Tennessee.......       27      8,545,152.47      1.18
Texas...........       51     16,109,908.94      2.22
Utah............       29      9,214,888.63      1.27
Vermont.........        1         91,000.00      0.01
Virgin Islands..        1        109,645.04      0.02
Virginia........       58     18,975,737.38      2.62
Washington......       72     21,040,472.63      2.90
Wisconsin.......        1        234,309.47      0.03
                    -----   ---------------    ------
    Total.......    2,230   $725,337,427.57    100.00%
                    =====   ===============    ======

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                   PERCENTAGE OF
                                                                       TOTAL
                                                      AGGREGATE      AGGREGATE
RANGE OF                                 NUMBER OF     UNPAID         UNPAID
ORIGINAL LOAN-TO-                        MORTGAGE     PRINCIPAL      PRINCIPAL
VALUE RATIO                                LOANS       BALANCE        BALANCE
---------------------------------------- --------- --------------- -------------
50% or less.............................     118   $ 39,408,949.02      5.43%
50.01- 55.00%...........................      55     20,826,985.26      2.87
55.01- 60.00%...........................     101     36,881,033.67      5.08
60.01- 65.00%...........................     150     57,344,007.18      7.91
65.01- 70.00%...........................     283     93,721,459.82     12.92
70.01- 75.00%...........................     328    100,428,072.82     13.85
75.01- 80.00%...........................     867    284,417,649.63     39.22
80.01- 85.00%...........................      53     15,592,640.26      2.15
85.01- 90.00%...........................     215     61,317,272.25      8.45
90.01- 95.00%...........................      60     15,399,357.66      2.12
                                           -----   ---------------    ------
    Total...............................   2,230   $725,337,427.57    100.00%
                                           =====   ===============    ======

The Loan-to-Value Ratio of a
Mortgage Loan is calculated using
the lesser of (i) the appraised
value of the related Mortgaged
Property, as established by an
appraisal obtained by the origi-
nator from an appraiser at the
time of origination and (ii) the
sale price for such property. For
the purpose of calculating the
Loan-to-Value Ratio of any Mort-
gage Loan that is the result of
the refinancing (including a re-
financing for "equity take out"
purposes) of an existing mortgage
loan, the appraised value of the
related Mortgaged Property is
generally determined by reference
to an appraisal obtained in con-
nection with the origination of
the replacement loan. There can
be no assurance that such ap-
praisal, which is based on the
independent judgment of an ap-
praiser and not an arms-length
sales transaction, is an accurate
representation of the market
value of a Mortgaged Property.
See "The Trust Estates -- Mort-
gage Loans" in the Prospectus. No
assurance can be given that the
values of the Mortgaged Proper-
ties securing the Mortgage Loans
have remained or will remain at
the levels used in calculating
the Loan-to-Value Ratios shown
above. The Seller has taken no
action to establish the current
value of any Mortgaged Property.
See "Risk Factors --Risks of the
Mortgage Loans" in the
Prospectus.

                                  FICO SCORES

                                                         PERCENTAGE OF
                                                             TOTAL     WEIGHTED
                                 NUMBER     AGGREGATE      AGGREGATE   AVERAGE
           RANGE OF                OF        UNPAID         UNPAID     LOAN-TO-
             FICO               MORTGAGE    PRINCIPAL      PRINCIPAL    VALUE
            SCORES               LOANS       BALANCE        BALANCE     RATIO
           --------             -------- --------------- ------------- --------
250-300........................      0   $          0.00      0.00%      0.00%
301-350........................      0              0.00      0.00       0.00
351-400........................      0              0.00      0.00       0.00
401-450........................      0              0.00      0.00       0.00
451-500........................      0              0.00      0.00       0.00
501-550........................      7      2,122,507.24      0.29      81.29
551-600........................     19      7,850,309.24      1.08      70.68
601-650........................    174     55,726,905.28      7.68      76.42
651-700........................    446    137,590,744.34     18.97      75.45
701-750........................    780    260,644,943.10     35.94      72.96
751-800........................    768    250,757,136.86     34.57      71.79
801-850........................     29      8,740,826.83      1.21      67.65
851-900........................      0              0.00      0.00       0.00
Not Available                        7      1,904,054.68      0.26      75.52
                                 -----   ---------------    ------      -----
Total/ Weighted Average........  2,230   $725,337,427.57    100.00%     73.24%
                                 =====   ===============    ======      =====

"FICO SCORES" are statistical
credit scores obtained by many
mortgage lenders in connection
with the loan application to help
assess a borrower's credit-wor-
thiness. FICO Scores are gener-
ated by models developed by a
third party and are made avail-
able to lenders through three na-
tional credit bureaus. The models
were derived by analyzing data on
consumers in order to establish
patterns which are believed to be
indicative of the borrower's
probability of default. The FICO
Score is based on a borrower's
historical credit data, includ-
ing, among other things, payment
history, delinquencies on ac-
counts, levels of outstanding in-
debtedness, length of credit his-
tory, types of credit, and bank-
ruptcy experience. FICO Scores
range from approximately 250 to
approximately 900, with higher
scores indicating an individual
with a more favorable credit his-
tory compared to an individual
with a lower score. However, a
FICO Score purports only to be a
measurement of the relative de-
gree of risk a borrower repre-
sents to a lender, i.e., that a
borrower with a higher score is
statistically expected to be less
likely to default in payment than
a borrower with a lower score. In
addition, it should be noted that
FICO Scores were developed to in-
dicate a level of default proba-
bility over a two-year period
which does not correspond to the
life of a mortgage loan. Further-
more, FICO Scores were not devel-
oped specifically for use in con-
nection with mortgage loans, but
for consumer loans in general.
Therefore, a FICO Score does not
take into consideration the ef-
fect of mortgage loan character-
istics on the probability of re-
payment by the borrower. The FICO
Scores set forth in the table
above were obtained at either the
time of origination of the Mort-
gage Loan or more recently. Nei-
ther the Seller nor Norwest Mort-
gage makes any representations or
warranties as to the actual per-
formance of any Mortgage Loan or
that a particular FICO Score
should be relied upon as a basis
for an expectation that the bor-
rower will repay the Mortgage
Loan according to its terms. See
"The Mortgage Loan Programs --
 Mortgage Loan Underwriting" in
the Prospectus."

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                             PERCENTAGE OF
                                                 TOTAL
RANGE OF                        AGGREGATE      AGGREGATE
ORIGINAL MORTGAGE  NUMBER OF     UNPAID         UNPAID
LOAN PRINCIPAL     MORTGAGE     PRINCIPAL      PRINCIPAL
BALANCE              LOANS       BALANCE        BALANCE
----------------   --------- --------------- -------------
Less than or
 equal to
 $200,000.......       145   $ 16,645,407.93      2.29%
$200,001-
 $250,000.......       270     64,362,746.70      8.87
$250,001-
 $300,000.......       744    204,592,679.51     28.21
$300,001-
 $350,000.......       421    136,459,410.63     18.81
$350,001-
 $400,000.......       261     98,002,968.28     13.51
$400,001-
 $450,000.......       141     60,188,739.33      8.30
$450,001-
 $500,000.......        85     40,703,278.39      5.61
$500,001-
 $550,000.......        46     24,357,728.74      3.36
$550,001-
 $600,000.......        34     19,517,561.63      2.69
$600,001-
 $650,000.......        43     27,393,154.89      3.78
$650,001-
 $700,000.......         9      6,110,617.18      0.84
$700,001-
 $750,000.......         6      4,339,068.33      0.60
$750,001-
 $800,000.......         4      3,124,633.39      0.43
$800,001-
 $850,000.......         7      5,795,676.30      0.80
$850,001-
 $900,000.......         2      1,794,573.46      0.25
$950,001-
 $1,000,000.....        12     11,949,182.88      1.65
                     -----   ---------------    ------
    Total.......     2,230   $725,337,427.57    100.00%
                     =====   ===============    ======

                         ORIGINATORS OF MORTGAGE LOANS

                                           PERCENTAGE OF
                                               TOTAL
                              AGGREGATE      AGGREGATE
                 NUMBER OF     UNPAID         UNPAID
                 MORTGAGE     PRINCIPAL      PRINCIPAL
ORIGINATOR         LOANS       BALANCE        BALANCE
----------       --------- --------------- -------------
NMI or
 Affiliate......     959   $315,175,979.61     43.45%
Other
 Originators....   1,271    410,161,447.96     56.55
                   -----   ---------------    ------
    Total.......   2,230   $725,337,427.57    100.00%
                   =====   ===============    ======

   It is expected that as of the
Cut-Off Date, two of the "Other
Originators" will have accounted
for approximately 8.28% and
6.16%, respectively, of the ag-
gregate unpaid principal balance
of the Mortgage Loans as of the
Cut-Off Date. No other single
"Other Originator" is expected to
have accounted for more than
5.00% of the aggregate unpaid
principal balance of the Mortgage
Loans as of the Cut-Off Date.
                           PURPOSES OF MORTGAGE LOANS

                                           PERCENTAGE OF
                                               TOTAL
                              AGGREGATE      AGGREGATE
                 NUMBER OF     UNPAID         UNPAID
                 MORTGAGE     PRINCIPAL      PRINCIPAL
LOAN PURPOSE       LOANS       BALANCE        BALANCE
------------     --------- --------------- -------------
Purchase........     999   $309,232,809.13     42.63%
Equity Take Out
 Refinance......     266     86,075,224.06     11.87
Rate/Term
 Refinance......     965    330,029,394.38     45.50
                   -----   ---------------    ------
    Total.......   2,230   $725,337,427.57    100.00%
                   =====   ===============    ======

   In general, in the case of a
Mortgage Loan made for
"rate/term" refinance purposes,
substantially all of the proceeds
are used to pay in full the prin-
cipal balance of a previous mort-
gage loan of the mortgagor with
respect to a Mortgaged Property
and to pay origination and clos-
ing costs associated with such
refinancing. However, in the case
of a Mortgage Loan made for "eq-
uity take out" refinance purpos-
es, all or a portion of the pro-
ceeds are generally retained by
the mortgagor for uses unrelated
to the Mortgaged Property. The
amount of such proceeds retained
by the mortgagor may be substan-
tial. See "The Mortgage Loan Pro-
grams -- Mortgage Loan Underwrit-
ing" in the Prospectus.

                       OCCUPANCY OF MORTGAGED PROPERTIES

                                           PERCENTAGE OF
                                               TOTAL
                              AGGREGATE      AGGREGATE
                 NUMBER OF     UNPAID         UNPAID
                 MORTGAGE     PRINCIPAL      PRINCIPAL
OCCUPANCY CODE     LOANS       BALANCE        BALANCE
--------------   --------- --------------- -------------
Primary
 Residence......   2,167   $704,780,383.71     97.17%
Second Home.....      63     20,557,043.86      2.83%
                   -----   ---------------    ------
    Total.......   2,230   $725,337,427.57    100.00%
                   =====   ===============    ======

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS
  The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substi-tuted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage In-terest Rate equal to that of the Mortgage Loan for which it is being substitut-ed. See "Prepayment and Yield Considerations" herein and "The Pooling and Ser-vicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the Pro-spectus.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

  Subject to certain limitations, the Seller may, in its sole discretion, re-purchase from the Trust Estate any defaulted Mortgage Loan, or any Mortgage Loan as to which default is reasonably foreseeable, up to the limit specified in the Pooling and Servicing Agreement, at a price equal to the unpaid princi-pal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Pooling and Servicing Agreement -- Optional Purchases" in the Prospectus. A Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan serviced by such Servicer, subject to certain conditions specified in the applicable Underlying Servicing Agreement, or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans -- Enforce-ment of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

  Certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable servicers, on mortgage loans included in various mortgage pools underlying all series of the Seller's mortgage pass-through certificates is set forth in the tables under "Delin-quency and Foreclosure Experience" in the Prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in any table with re-spect to any category of mortgage loans, including categories of mortgage loans similar to the Mortgage Loans included in the Trust Estate, will be representa-tive of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate.

  See "Delinquency and Foreclosure Experience" in the Prospectus for a discus-sion of various factors affecting delinquencies and foreclosures generally.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the yield to maturity and weighted average life of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults re-sulting in Realized Losses. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquida-tions, purchases and repurchases) of the Mortgage Loans in the Trust Estate will result in distributions to Certificateholders then entitled to distribu-tions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or weighted average life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

  The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of repre-sentations and warranties and optional purchases by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "De-scription of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" and "Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement --Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Optional Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including Norwest Mortgage), servicers (including Norwest Mortgage) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, includ-ing, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. See "Prepayment and Yield Considerations -- Weighted Average Life of Certificates" in the Prospectus. In addition, Norwest Mortgage or third parties may enter into agreements with bor-rowers providing for the bi-weekly payment of principal and interest on the re-lated mortgage loan, thereby accelerating payment of the mortgage loan result-ing in partial prepayments.

  Other factors affecting prepayment of mortgage loans include changes in mort-gagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic con-ditions either generally or in particular geographic areas, mortgagors' equity in the Mort-gaged Properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, ac-celeration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mort-gage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, there-fore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documenta-tion or with respect to which the Seller has breached a representation or war-ranty, (ii) a Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor or
(iii) a Servicer agrees to modify the payment terms of a Mortgage Note rather than foreclose on the related Mortgage Loan. See "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mort-gage Loans" in the Prospectus.

  As described under "Description of the Certificates -- Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepay-ments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the Non-PO Fraction, to the hold-ers of the Class A Certificates (other than the Class A-PO Certificates) then entitled to distributions in respect of principal during the nine years begin-ning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan, to the Class A-PO Certificates in proportion to the interest of the Class A-PO Certificates in such Discount Mortgage Loan represented by the PO Fraction.

  As described herein under "Description of the Certificates -- Principal (In-cluding Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates" unless the Principal Balances of the other Class A Certificates (other than the Class A-PO Certificates) have been reduced to zero, the Class A-19 Certificates will not be entitled to any distributions of principal for five years and during the following five years the percentage of principal pre-payments allocated to the Class A-19 Certificates will gradually increase.

  THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARY-ING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAY-MENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, IN-CLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, PARTICU-LARLY THE CLASS A-12 CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, PARTICULARLY THE CLASS A-3 AND CLASS A-18 CERTIFICATES, WHICH DO NOT HAVE PRINCIPAL BALANCES, THAT A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM, AND INVESTORS PURCHASING CLASS A-3 OR CLASS A-18 CERTIFICATES, WHICH DO NOT HAVE PRINCIPAL BALANCES, SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own deter-mination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the av-erage rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal pay-ments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or in-crease) in the rate of principal payments.

  The yield to maturity on the Classes of Class B Certificates with higher nu-merical designations will generally be more sensitive to losses than the Clas-ses with lower numerical designations because the entire amount of such losses (except for the portion of Excess Losses allocated to the Class A Certificates and Classes of Class B Certificates with lower numerical designations) will be allocable to the Classes of Class B Certificates in reverse numerical order, except as provided herein. To the extent not covered by Periodic Advances, de-linquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the Classes of Class B Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class B Certificates will be made available to protect the holders of the Class A Cer-tificates against interruptions in distributions due to such unadvanced mortga-gor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

  The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not cov-ered by Compensating Interest or subordination. See "Description of the Certif-icates -- Interest" and "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing."

  The yield to maturity on the Offered Certificates and more particularly on the Class B-1, Class B-2 and especially the Class B-3 Certificates, may be af-fected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. In recent periods, California, the New York metropolitan area, the Washington D.C. metropolitan area and several other regions in the United States have experienced significant declines in housing prices. In addition, California and several other regions have experienced natural disasters, in-cluding earthquakes, fires, floods and hurricanes, which may adversely affect property values. See "Description of the Mortgage Loans." Any deterioration in housing prices in the states in which there is a significant concentration of Mortgaged Properties, as well as the other states in which the Mortgaged Prop-erties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mort-gage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class B-1, Class B-2 and especially the Class B-3 Certificates.

  As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Seller nor Norwest Mortgage has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Seller will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, windstorm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no rep-resentation) so as to adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises were intend-ed. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller will be obligated to repurchase or substitute for such Mortgage Loan, as described under "The Mortgage Loan Programs -- Representations and Warranties" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the Pro-spectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the Classes of Offered Certificates and could adversely affect the yield of any Offered Certificates purchased at a premium.

  No representation is made as to the rate of principal payments on the Mort-gage Loans or as to the yield to maturity of any Class of Offered Certificates.

  An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of princi-pal balance of the Offered Certificates, may coincide with periods of low pre-vailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

  DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE. See "Federal Income Tax Considerations" herein.

  As referred to herein, the "WEIGHTED AVERAGE LIFE" of a Class of Offered Cer-tificates (other than the Class A-3 and Class A-18 Certificates) refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance of such Class is dis-tributed to the investor. The weighted average life of a Class A-3 Certificate is the average amount of time that will elapse between the date of issuance of the Certificates and the date on which each dollar in reduction of the Princi-pal Balance of the Class A-1 Certificates (a portion of the Principal Balance of which corresponds to the notional amount of the Class A-3 Certificates) is distributed to the investors in the Class A-1 Certificates. The weighted aver-age life of a Class A-18 Certificate is the average amount of time that will elapse between the date of issuance of the Certificates and the date on which each dollar in reduction of the Principal Balance of the Class A-17 Certifi-cates (the Principal Balance of which corresponds to the notional amount of the Class A-18 Certificates) is distributed to the investors in the Class A-17 Cer-tificates.

  THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORT-GAGE LOANS. IN PARTICULAR, THE WEIGHTED AVERAGE LIVES OF THE CLASS A-6, CLASS A-9, CLASS A-10 AND CLASS A-16 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS. Specifically, on each Distribution Date up to and including the Distribution Date on which the Principal Balances of the Companion Certificates and Scheduled Certificates that support the PAC Certificates are reduced to zero, after the PAC Principal Amounts have been distributed for such Distribution Date any Excess Principal Payments for such Distribution Date will be applied to such Companion Certificates and Scheduled Certificates, without regard to their Reduction Amounts, Schedule I Reduction Amounts or Schedule II Reduction Amounts, before being distributed to the PAC Certificates in the priorities set forth above under "Description of the Cer-tificates -- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates." Further, the Companion Certificates and the Scheduled Certificates that support the PAC Certificates will receive no distributions in reduction of principal on such Distribution Date from the Class A Non-PO Principal Amount if the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates in accordance with the priorities set forth under "Description of the Certifi-cates -- Principal (Including Prepayments) -- Allocation of Amount to be Dis-tributed on the Class A Certificates" is equal to or less than the PAC Princi-pal Amounts on such Distribution Date.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mort-gage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mort-gage loans in the first month of the life of the mortgage loans and an addi-tional 0.2% per annum in each month thereafter until the thirtieth month. Be-ginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. SPA does not purport to be a historical de-scription of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

  The tables set forth below have been prepared on the basis of the character-istics of the Mortgage Loans that are expected to be included in the Trust Es-tate, as described under "Description of the Mortgage Loans." The tables set forth below have been prepared assuming, among other things, the following (the "STRUCTURING ASSUMPTIONS"): (i) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance over its remaining term to maturity, (ii) sched-uled monthly payments of the principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commenc-ing in July 1998, (iii) the Seller does not repurchase any Mortgage Loan and the Seller does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Es-tate, (iv) principal prepayments in full on the Mortgage Loans will be received on the last day of each month commencing in June 1998 at the respective con-stant percentages of SPA set forth in the tables and there are no partial prin-cipal prepayments or Prepayment Interest Shortfalls, (v) the Certificates will be issued on June 26, 1998, (vi) distributions to Certificateholders will be made on the 25th day of each month, commencing in July 1998, (vii) the initial Principal Balance of each Class of Offered Certificates (or, the initial Class A-3 and Class A-18 Notional Amounts, in the case of the Class A-3 and Class A-18 Certificates) will be as set forth on the cover hereof and the Principal Balances of the Class A-PO, Class B-4, Class B-5 and Class B-6 Certificates are approximately $649,200, $2,177,000, $1,450,000 and $1,814,026, respectively and
(viii) distributions on the Class A-17 Certificates on each Distribution Date will be made pro rata to the holders of the Class A-17 Certificates based on their respective Percentage Interests in such Class and without rounding or the benefit of the Rounding Account.

  It is highly unlikely that the Mortgage Loans will prepay at any constant rate, that all of the Mortgage Loans will prepay at the same rate or that the Mortgage Loans will not experience any losses. In addition, there may be dif-ferences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are expected to be included, as described above. Any difference may have an effect upon the actual percent-ages of initial Principal Balances (or initial Class A-3 and Class A-18 Notional Amounts, in the case of the Class A-3 and Class A-18 Certificates) of the Classes of Certificates outstanding, the actual weighted average lives of the Classes of Certificates and the date on which the Principal Balance (or Class A-3 and Class A-18 Notional Amounts, in the case of Class A-3 and Class A-18 Certificates) of any Class of Certificates is reduced to zero.

  Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates, and set forth the percentages of the initial Principal Balance (or initial Class A-3 and Class A-18 Notional Amounts, in the case of the Class A-3 and Class A-18 Certificates) of each Class of Offered Certificates that would be outstanding after each of the dates shown at the constant percentages of SPA presented.

         PERCENTAGE OF INITIAL PRINCIPAL BALANCE(/1/) OUTSTANDING FOR:

                      CLASS A-1 AND CLASS A-3              CLASS A-2
                        CERTIFICATES AT THE           CERTIFICATES AT THE
                     FOLLOWING PERCENTAGES OF       FOLLOWING PERCENTAGES OF
                                SPA                           SPA
                   ----------------------------- ------------------------------
DISTRIBUTION DATE   0%  100% 275% 375% 400% 550%  0%   100% 275% 375% 400% 550%
-----------------  ---- ---- ---- ---- ---- ---- ----- ---- ---- ---- ---- ----
Initial...........  100  100  100  100  100  100   100  100  100  100  100  100
June 1999.........  100   99   99   99   99   99   100  100  100  100  100  100
June 2000.........   95   76   76   76   76   76   100  100  100  100  100  100
June 2001.........   90   47   47   47   47   47   100  100  100  100  100  100
June 2002.........   85   19   19   19   19    1   100  100  100  100  100  100
June 2003.........   79    0    0    0    0    0   100   85   85   85   85    5
June 2004.........   75    0    0    0    0    0   100   42   42   42   42    0
June 2005.........   70    0    0    0    0    0   100   11   11   11   11    0
June 2006.........   64    0    0    0    0    0   100    0    0    0    0    0
June 2007.........   59    0    0    0    0    0   100    0    0    0    0    0
June 2008.........   52    0    0    0    0    0   100    0    0    0    0    0
June 2009.........   46    0    0    0    0    0   100    0    0    0    0    0
June 2010.........   39    0    0    0    0    0   100    0    0    0    0    0
June 2011.........   31    0    0    0    0    0   100    0    0    0    0    0
June 2012.........   23    0    0    0    0    0   100    0    0    0    0    0
June 2013.........   14    0    0    0    0    0   100    0    0    0    0    0
June 2014.........    4    0    0    0    0    0   100    0    0    0    0    0
June 2015.........    0    0    0    0    0    0    87    0    0    0    0    0
June 2016.........    0    0    0    0    0    0    64    0    0    0    0    0
June 2017.........    0    0    0    0    0    0    40    0    0    0    0    0
June 2018.........    0    0    0    0    0    0    13    0    0    0    0    0
June 2019.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2020.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2021.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2022.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2023.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2024.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2025.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2026.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2027.........    0    0    0    0    0    0     0    0    0    0    0    0
June 2028.........    0    0    0    0    0    0     0    0    0    0    0    0
Weighted Average
 Life
 (years)(/2/)..... 9.78 2.94 2.94 2.94 2.94 2.82 18.57 5.95 5.95 5.95 5.95 4.54

                             CLASS A-4                               CLASS A-5
                        CERTIFICATES AT THE                     CERTIFICATES AT THE
                      FOLLOWING PERCENTAGES OF               FOLLOWING PERCENTAGES OF
                                SPA                                     SPA
                   ----------------------------------  ---------------------------------------
DISTRIBUTION DATE    0%  100%  125%  275%  375%  550%    0%   100%  125% 175% 275%  375%  550%
-----------------  ----- ----  ----  ----  ----  ----  ----- ----- ----- ---- ----  ----  ----
Initial........      100  100   100   100   100   100    100   100   100  100  100   100   100
June 1999......       96   92    91    91    91    89     99    97    96   92   84    84    83
June 2000......       95   91    87    87    84    56     98    97    95   81   54    53    42
June 2001......       94   90    82    74    60    16     98    96    93   67   28    23     6
June 2002......       93   89    77    54    35     0     97    96    91   56   21    13     0
June 2003......       92   88    73    39    19     0     97    95    90   47   15     7     0
June 2004......       91   86    70    32    14     0     96    95    89   42   12     5     0
June 2005......       89   82    65    26    13     0     96    93    87   38   10     5     0
June 2006......       88   73    55    18    11     0     95    90    83   33    7     4     0
June 2007......       86   62    44    11    11     0     95    85    78   29    4     4     0
June 2008......       85   52    34     7    11     0     94    82    75   26    3     4     0
June 2009......       83   43    25     3    10     0     93    78    71   23    1     4     0
June 2010......       81   33    16     0    10     0     93    74    68   20    0     4     0
June 2011......       79   24     8     0     8     0     92    71    64   18    0     3     0
June 2012......       76   15     0     0     5     0     91    67    61   15    0     2     0
June 2013......       74    7     0     0     3     0     90    64    48   13    0     1     0
June 2014......       71    0     0     0     1     0     89    59    36    3    0     *     0
June 2015......       69    0     0     0     0     0     88    46    24    0    0     0     0
June 2016......       66    0     0     0     0     0     87    33    12    0    0     0     0
June 2017......       62    0     0     0     0     0     86    20     0    0    0     0     0
June 2018......       59    0     0     0     0     0     84     4     0    0    0     0     0
June 2019......       50    0     0     0     0     0     81     0     0    0    0     0     0
June 2020......       36    0     0     0     0     0     75     0     0    0    0     0     0
June 2021......       21    0     0     0     0     0     70     0     0    0    0     0     0
June 2022......        5    0     0     0     0     0     63     0     0    0    0     0     0
June 2023......        0    0     0     0     0     0     41     0     0    0    0     0     0
June 2024......        0    0     0     0     0     0     11     0     0    0    0     0     0
June 2025......        0    0     0     0     0     0      0     0     0    0    0     0     0
June 2026......        0    0     0     0     0     0      0     0     0    0    0     0     0
June 2027......        0    0     0     0     0     0      0     0     0    0    0     0     0
June 2028......        0    0     0     0     0     0      0     0     0    0    0     0     0
Weighted Aver-
 age
 Life
 (years)(/2/)..    17.97 9.82  7.81  4.98  4.40  2.13  22.52 14.95 13.14 6.58 2.93  2.71  1.84

-------------------
(1) With respect to the Class A-3 Certificates, percentages are expressed as a percentage of the initial Class A-3 Notional Amount.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance or notional amount, as the case may be, by the number of years from the date of the is-suance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance or notional amount, as the case may be, referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance or notional amount, as the case may be, of such Class.

     LOGO

USING CUSTOMER FILE(S): DECA1.001 AND DECA2.001
USING CUSTOMER FILE(S): DECA3.001 AND DECA4.001

            PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING FOR:

                            CLASS A-6                         CLASS A-7                         CLASS A-8
                       CERTIFICATES AT THE               CERTIFICATES AT THE               CERTIFICATES AT THE
                     FOLLOWING PERCENTAGES OF          FOLLOWING PERCENTAGES OF         FOLLOWING PERCENTAGES OF
                               SPA                               SPA                               SPA
                 -------------------------------- ---------------------------------- -------------------------------
DISTRIBUTION
DATE               0%  100%  275%  310% 375% 550%  0%   100%  275%  375%  430%  550%  0%   100%  125% 275% 375% 550%
------------     ----- ----- ----- ---- ---- ---- ----- ----- ----- ----- ----- ---- ----- ----- ---- ---- ---- ----
Initial......      100   100   100  100  100  100   100   100   100   100   100  100   100   100  100  100  100  100
June 1999....      107   107   107   91   62    0   107   107   107   107   107  107    97    93   92   92   92   92
June 2000....      115   115   115   65    0    0   115   115   115   115   115  115    95    92   88   82   76   54
June 2001....      123   123   123   36    0    0   123   123   123   123   123  123    94    90   84   62   47   13
June 2002....      132   132   132   23    0    0   132   132   132   132   132    0    92    88   79   47   27    0
June 2003....      142   142   142   21    0    0   142   142   142   142   142    0    90    87   75   36   15    0
June 2004....      152   152   152   23    0    0   152   152   152   152    48    0    88    85   72   30   11    0
June 2005....      163   163   163   24    0    0   163   163   163   163    48    0    86    81   67   26   10    0
June 2006....      175   175   175   26    0    0   175   175   175   175    48    0    84    73   58   20    9    0
June 2007....      187   187   187   28    0    0   187   187   187   187    48    0    82    63   48   15    8    0
June 2008....      201   201   201   30    0    0   201   201   201   201    48    0    79    54   40   12    8    0
June 2009....      215   215   215   32    0    0   215   215   215   215    48    0    77    45   31   10    8    0
June 2010....      231   231   228   35    0    0   231   231   231   231    48    0    74    36   23    8    8    0
June 2011....      248   248   206   37    0    0   248   248   248   248    48    0    71    28   15    5    6    0
June 2012....      266   266   161   40    0    0   266   266   266   266    48    0    67    19    7    0    4    0
June 2013....      285   285   123   43    0    0   285   285   285   285    48    0    64    11    0    0    2    0
June 2014....      305   305    92   46    0    0   305   305   305   305    48    0    60     3    0    0    1    0
June 2015....      328   328    65   33    0    0   328   328   328   299    48    0    56     0    0    0    0    0
June 2016....      351   351    44   16    0    0   351   351   351   220    48    0    51     0    0    0    0    0
June 2017....      377   377    25    3    0    0   377   377   377   161    48    0    47     0    0    0    0    0
June 2018....      404   404    10    0    0    0   404   404   404   117    48    0    42     0    0    0    0    0
June 2019....      433   365     0    0    0    0   433   433   396    84    33    0    32     0    0    0    0    0
June 2020....      464   306     0    0    0    0   464   464   303    60    23    0    19     0    0    0    0    0
June 2021....      498   250     0    0    0    0   498   498   228    42    15    0     4     0    0    0    0    0
June 2022....      534   197     0    0    0    0   534   534   168    29    10    0     0     0    0    0    0    0
June 2023....      573   146     0    0    0    0   573   573   121    19     6    0     0     0    0    0    0    0
June 2024....      614    97     0    0    0    0   614   614    83    12     4    0     0     0    0    0    0    0
June 2025....      498    50     0    0    0    0   658   658    53     7     2    0     0     0    0    0    0    0
June 2026....      312     5     0    0    0    0   706   706    30     4     1    0     0     0    0    0    0    0
June 2027....      111     0     0    0    0    0   757   345    12     1     *    0     0     0    0    0    0    0
June 2028....        0     0     0    0    0    0     0     0     0     0     0    0     0     0    0    0    0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  28.00 23.99 15.70 7.91 1.14 0.61 29.75 29.03 23.84 19.82 11.22 3.51 16.03 10.00 8.34 5.00 3.88 2.10

                            CLASS A-9                       CLASS A-10                        CLASS A-11
                       CERTIFICATES AT THE             CERTIFICATES AT THE               CERTIFICATES AT THE
                    FOLLOWING PERCENTAGES OF         FOLLOWING PERCENTAGES OF          FOLLOWING PERCENTAGES OF
                               SPA                             SPA                               SPA
                 ------------------------------- -------------------------------- ----------------------------------
DISTRIBUTION
DATE              0%   100%  160% 275% 375% 550%  0%   100%  275%  295% 375% 550%  0%   100%  275%  375%  430%  550%
------------     ----- ----- ---- ---- ---- ---- ----- ----- ----- ---- ---- ---- ----- ----- ----- ----- ----- ----
Initial......      100   100  100  100  100  100   100   100   100  100  100  100   100   100   100   100   100  100
June 1999....      107   107   95   57   23    0   107   107   107  107  107   29   107   107   107   107   107  107
June 2000....      115   115   76    0    0    0   115   115   115   69    0    0   115   115   115   115   115  115
June 2001....      123   123   50    0    0    0   123   123   123   43    0    0   123   123   123   123   123  123
June 2002....      132   132   31    0    0    0   132   132   132   31    0    0   132   132   132   132   132    0
June 2003....      142   142   18    0    0    0   142   142   142   30    0    0   142   142   142   142   142    0
June 2004....      152   152   16    0    0    0   152   152   152   32    0    0   152   152   152   152    48    0
June 2005....      163   163   17    0    0    0   163   163   163   34    0    0   163   163   163   163    48    0
June 2006....      175   175   18    0    0    0   175   175   175   37    0    0   175   175   175   175    48    0
June 2007....      187   187   19    0    0    0   187   187   187   39    0    0   187   187   187   187    48    0
June 2008....      201   201   21    0    0    0   201   201   201   42    0    0   201   201   201   201    48    0
June 2009....      215   215   22    0    0    0   215   215   215   45    0    0   215   215   215   215    48    0
June 2010....      231   231   24    0    0    0   231   231   231   49    0    0   231   231   231   231    48    0
June 2011....      248   248   26    0    0    0   248   248   248   52    0    0   248   248   248   248    48    0
June 2012....      266   266   28    0    0    0   266   266   257   56    0    0   266   266   266   266    48    0
June 2013....      285   285   30    0    0    0   285   285   196   60    0    0   285   285   285   285    48    0
June 2014....      305   305   32    0    0    0   305   305   146   64    0    0   305   305   305   305    48    0
June 2015....      328   280   34    0    0    0   328   328   105   69    0    0   328   328   328   298    48    0
June 2016....      351   233   36    0    0    0   351   351    70   42    0    0   351   351   351   219    48    0
June 2017....      377   187    0    0    0    0   377   377    40   18    0    0   377   377   377   160    48    0
June 2018....      404   131    0    0    0    0   404   404    15    0    0    0   404   404   404   116    48    0
June 2019....      433    71    0    0    0    0   433   433     0    0    0    0   433   433   394    84    33    0
June 2020....      464    12    0    0    0    0   464   464     0    0    0    0   464   464   302    60    23    0
June 2021....      498     0    0    0    0    0   498   400     0    0    0    0   498   498   227    42    15    0
June 2022....      433     0    0    0    0    0   534   314     0    0    0    0   534   534   168    28    10    0
June 2023....      329     0    0    0    0    0   573   233     0    0    0    0   573   573   120    19     6    0
June 2024....      217     0    0    0    0    0   614   155     0    0    0    0   614   614    83    12     4    0
June 2025....       65     0    0    0    0    0   658    80     0    0    0    0   658   658    53     7     2    0
June 2026....        0     0    0    0    0    0   498     8     0    0    0    0   706   706    30     4     1    0
June 2027....        0     0    0    0    0    0   178     0     0    0    0    0   757   344    12     1     *    0
June 2028....        0     0    0    0    0    0     0     0     0    0    0    0     0     0     0     0     0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  25.59 19.48 7.51 1.06 0.77 0.55 28.54 25.08 16.69 9.68 1.36 0.99 29.75 29.02 23.83 19.81 11.19 3.51

-------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

         PERCENTAGE OF INITIAL PRINCIPAL BALANCE(/1/) OUTSTANDING FOR:

                                                    CLASS A-13, CLASS A-14 AND
                               CLASS A-12                   CLASS A-15
                          CERTIFICATES AT THE          CERTIFICATES AT THE
                        FOLLOWING PERCENTAGES OF     FOLLOWING PERCENTAGES OF
                                  SPA                          SPA
                       -------------------------- ------------------------------
DISTRIBUTION
DATE                    0%   100%  275% 375% 550%   0%  100% 115% 275% 375% 550%
------------           ----- ----- ---- ---- ---- ----- ---- ---- ---- ---- ----
Initial..............    100   100  100  100  100   100  100  100  100  100  100
June 1999............     98    95   89   86   80    98   96   95   95   95   92
June 2000............     98    95   76   65   46    96   88   86   82   74   61
June 2001............     98    95   59   41   12    94   77   75   61   47   26
June 2002............     98    95   47   24    0    91   67   64   42   26    2
June 2003............     98    95   38   13    0    89   58   54   27    9    0
June 2004............     98    95   34   10    0    87   50   46   17    *    0
June 2005............     98    94   31   10    0    84   43   38   10    0    0
June 2006............     98    89   27    9    0    82   37   32    6    0    0
June 2007............     98    82   23    8    0    79   32   27    3    0    0
June 2008............     98    77   22    8    0    76   27   22    2    0    0
June 2009............     98    72   20    8    0    73   22   17    1    0    0
June 2010............     98    67   19    8    0    70   18   13    *    0    0
June 2011............     98    62   17    7    0    66   14    9    0    0    0
June 2012............     98    58   14    5    0    62    9    5    0    0    0
June 2013............     98    54   11    4    0    58    5    1    0    0    0
June 2014............     98    50    9    3    0    53    1    0    0    0    0
June 2015............     98    46    7    2    0    49    0    0    0    0    0
June 2016............     98    43    6    2    0    43    0    0    0    0    0
June 2017............     98    40    5    1    0    38    0    0    0    0    0
June 2018............     98    35    4    1    0    32    0    0    0    0    0
June 2019............     95    31    3    1    0    25    0    0    0    0    0
June 2020............     88    27    2    *    0    18    0    0    0    0    0
June 2021............     81    23    2    *    0    11    0    0    0    0    0
June 2022............     73    19    1    *    0     3    0    0    0    0    0
June 2023............     65    15    1    *    0     0    0    0    0    0    0
June 2024............     56    12    1    *    0     0    0    0    0    0    0
June 2025............     43     8    *    *    0     0    0    0    0    0    0
June 2026............     29     5    *    *    0     0    0    0    0    0    0
June 2027............     14     2    *    *    0     0    0    0    0    0    0
June 2028............      0     0    0    0    0     0    0    0    0    0    0
Weighted Average
 Life (years)(/3/) ..  25.62 16.35 6.21 3.71 1.91 15.31 7.00 6.37 4.01 3.06 2.36

                                                       CLASS A-17(/2/) AND CLASS A-
                              CLASS A-16                            18
                          CERTIFICATES AT THE              CERTIFICATES AT  THE
                       FOLLOWING PERCENTAGES OF          FOLLOWING PERCENTAGES OF
                                  SPA                              SPA
                 ------------------------------------- ----------------------------
DISTRIBUTION
DATE              0%   100%  145%  150% 275% 375% 550%  0%   100%  275%  375%  550%
------------     ----- ----- ----- ---- ---- ---- ---- ----- ----- ----- ----- ----
Initial........    100   100   100  100  100  100  100   100   100   100   100  100
June 1999......    107   107    97   95   54   21    0   100   100   100   100  100
June 2000......    114   114    82   76    0    0    0   100   100   100   100  100
June 2001......    122   122    60   50    0    0    0   100   100   100   100  100
June 2002......    131   131    44   30    0    0    0    99    99    99    99   99
June 2003......    140   140    34   17    0    0    0    98    98    98    98   11
June 2004......    150   150    32   13    0    0    0    96    96    96    96    0
June 2005......    160   160    34   14    0    0    0    95    95    95    65    0
June 2006......    171   171    36   15    0    0    0    94    94    94    51    0
June 2007......    183   183    39   16    0    0    0    93    93    93    49    0
June 2008......    196   196    41   17    0    0    0    92    92    92    49    0
June 2009......    210   210    44   18    0    0    0    90    90    90    49    0
June 2010......    224   224    47   19    0    0    0    89    89    89    49    0
June 2011......    240   240    51   21    0    0    0    88    88    84    42    0
June 2012......    257   257    54   22    0    0    0    87    87    69    34    0
June 2013......    274   274    58   24    0    0    0    86    86    57    28    0
June 2014......    294   294    62   25    0    0    0    84    84    47    24    0
June 2015......    314   272    66   27    0    0    0    83    83    39    20    0
June 2016......    336   240    71   29    0    0    0    82    82    32    15    0
June 2017......    359   210    56   31    0    0    0    81    81    26    11    0
June 2018......    384   171    24   12    0    0    0    80    80    22     8    0
June 2019......    411   129     0    0    0    0    0    78    78    18     6    0
June 2020......    440    89     0    0    0    0    0    77    77    14     4    0
June 2021......    470    51     0    0    0    0    0    76    76    11     3    0
June 2022......    503    15     0    0    0    0    0    75    75     9     2    0
June 2023......    459     0     0    0    0    0    0    74    66     7     1    0
June 2024......    373     0     0    0    0    0    0    72    51     5     1    0
June 2025......    249     0     0    0    0    0    0    71    37     4     *    0
June 2026......    116     0     0    0    0    0    0    70    23     2     *    0
June 2027......      0     0     0    0    0    0    0    57    11     1     *    0
June 2028......      0     0     0    0    0    0    0     0     0     0     0    0
Weighted Aver-
 age
 Life
 (years)(/3/)..  26.88 20.50 11.53 7.42 1.03 0.76 0.55 25.23 23.65 16.48 11.59 4.67

-------------------
(1) With respect to the Class A-18 Certificates, percentages are expressed as a percentage of the initial Class A-18 Notional Amount.
(2) The weighted average life shown for the Class A-17 Certificates applies to such Class taken as a whole. As a result of the distribution priorities and allocations described herein, the weighted average life of any Class A-17 Certificate beneficially owned by an individual investor may vary signifi-cantly from the weighted average life of the Class taken as a whole.
(3) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance or notional amount, as the case may be, by the number of years from the date of the is-suance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance or notional amount, as the case may be, referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance or notional amount, as the case may be, of such Class.

            PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                  CLASS A-19                 CLASS A-20
                             CERTIFICATES AT THE         CERTIFICATES AT THE
                           FOLLOWING PERCENTAGES OF   FOLLOWING PERCENTAGES OF
                                     SPA                         SPA
                          -------------------------- ---------------------------
DISTRIBUTION
DATE                       0%   100%  275% 375% 550%  0%   100%  275%  375% 550%
------------              ----- ----- ---- ---- ---- ----- ----- ----- ---- ----
Initial..................   100   100  100  100  100   100   100   100  100  100
June 1999................   100   100  100  100  100   100   100   100  100  100
June 2000................   100   100  100  100  100   100   100   100  100  100
June 2001................   100   100  100  100  100   100   100   100  100  100
June 2002................   100   100  100  100  100   100   100   100  100  100
June 2003................   100   100  100  100  100   100   100   100  100    0
June 2004................    98    95   91   88   63   100   100   100  100    0
June 2005................    96    90   79   73   38   100   100   100   56    0
June 2006................    93    83   65   55   23   100   100   100   37    0
June 2007................    91    75   49   36   14   100   100   100   35    0
June 2008................    88    65   32   22    9   100   100   100   35    0
June 2009................    85    56   19   10    6   100   100   100   35    0
June 2010................    82    48    7    2    4   100   100   100   35    0
June 2011................    78    40    0    0    3   100   100    94   26    0
June 2012................    74    33    0    0    2   100   100    74   16    0
June 2013................    70    26    0    0    1   100   100    58    9    0
June 2014................    66    20    0    0    1   100   100    45    4    0
June 2015................    61    13    0    0    *   100   100    35    1    0
June 2016................    56     7    0    0    *   100   100    26    0    0
June 2017................    50     2    0    0    *   100   100    20    0    0
June 2018................    45     0    0    0    *   100   100    14    0    0
June 2019................    38     0    0    0    *   100   100    10    0    0
June 2020................    32     0    0    0    *   100   100     7    0    0
June 2021................    25     0    0    0    *   100   100     4    0    0
June 2022................    17     0    0    0    *   100   100     3    0    0
June 2023................     8     0    0    0    *   100    88     1    0    0
June 2024................     0     0    0    0    *   100    68     1    0    0
June 2025................     0     0    0    0    *   100    49     0    0    0
June 2026................     0     0    0    0    *   100    31     0    0    0
June 2027................     0     0    0    0    *    83    14     0    0    0
June 2028................     0     0    0    0    0     0     0     0    0    0
Weighted Average
 Life (years)(/1/) ...... 18.06 12.07 8.95 8.38 7.17 29.39 27.05 16.45 9.44 4.53

                               CLASS A-R                    CLASS A-LR
                           CERTIFICATE AT THE           CERTIFICATE AT THE
                        FOLLOWING PERCENTAGES OF     FOLLOWING PERCENTAGES OF
                                  SPA                          SPA
                      ---------------------------- ----------------------------
DISTRIBUTION
DATE                   0%   100%  275%  375%  550%  0%   100%  275%  375%  550%
------------          ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Initial..............   100   100   100   100  100   100   100   100   100  100
June 1999............   100   100   100   100  100   100   100   100   100  100
June 2000............   100   100   100   100  100   100   100   100   100  100
June 2001............   100   100   100   100  100   100   100   100   100  100
June 2002............   100   100   100   100  100   100   100   100   100  100
June 2003............   100   100   100   100  100   100   100   100   100  100
June 2004............   100   100   100   100    0   100   100   100   100    0
June 2005............   100   100   100   100    0   100   100   100   100    0
June 2006............   100   100   100   100    0   100   100   100   100    0
June 2007............   100   100   100   100    0   100   100   100   100    0
June 2008............   100   100   100   100    0   100   100   100   100    0
June 2009............   100   100   100   100    0   100   100   100   100    0
June 2010............   100   100   100   100    0   100   100   100   100    0
June 2011............   100   100   100   100    0   100   100   100   100    0
June 2012............   100   100   100   100    0   100   100   100   100    0
June 2013............   100   100   100   100    0   100   100   100   100    0
June 2014............   100   100   100   100    0   100   100   100   100    0
June 2015............   100   100   100   100    0   100   100   100   100    0
June 2016............   100   100   100   100    0   100   100   100   100    0
June 2017............   100   100   100   100    0   100   100   100   100    0
June 2018............   100   100   100   100    0   100   100   100   100    0
June 2019............   100   100   100   100    0   100   100   100   100    0
June 2020............   100   100   100   100    0   100   100   100   100    0
June 2021............   100   100   100   100    0   100   100   100   100    0
June 2022............   100   100   100   100    0   100   100   100   100    0
June 2023............   100   100   100   100    0   100   100   100   100    0
June 2024............   100   100   100   100    0   100   100   100   100    0
June 2025............   100   100   100   100    0   100   100   100   100    0
June 2026............   100   100   100   100    0   100   100   100   100    0
June 2027............   100   100   100   100    0   100   100   100   100    0
June 2028............     0     0     0     0    0     0     0     0     0    0
Weighted Average
 Life (years)(/1/)... 30.00 30.00 30.00 30.00 5.16 30.00 30.00 30.00 30.00 5.16

-------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

            PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                      CLASS B-1, CLASS B-2 AND
                                                              CLASS B-3
                                                         CERTIFICATES AT THE
                                                      FOLLOWING PERCENTAGES OF
                                                                 SPA
                                                     ---------------------------
DISTRIBUTION
DATE                                                  0%   100%  275%  375% 550%
------------                                         ----- ----- ----- ---- ----
Initial.............................................   100   100   100  100  100
June 1999...........................................    99    99    99   99   99
June 2000...........................................    98    98    98   98   98
June 2001...........................................    97    97    97   97   97
June 2002...........................................    96    96    96   96   96
June 2003...........................................    94    94    94   94   94
June 2004...........................................    93    91    88   86   83
June 2005...........................................    92    88    81   77   69
June 2006...........................................    90    83    71   65   54
June 2007...........................................    88    77    60   52   38
June 2008...........................................    86    71    49   39   25
June 2009...........................................    84    65    40   30   16
June 2010...........................................    82    60    33   22   11
June 2011...........................................    80    55    27   17    7
June 2012...........................................    77    50    21   13    5
June 2013...........................................    75    45    17    9    3
June 2014...........................................    72    41    14    7    2
June 2015...........................................    68    37    11    5    1
June 2016...........................................    65    33     9    4    1
June 2017...........................................    61    29     7    3    *
June 2018...........................................    57    26     5    2    *
June 2019...........................................    53    22     4    1    *
June 2020...........................................    49    19     3    1    *
June 2021...........................................    44    16     2    1    *
June 2022...........................................    39    14     2    1    *
June 2023...........................................    33    11     1    *    *
June 2024...........................................    27     8     1    *    *
June 2025...........................................    21     6     1    *    *
June 2026...........................................    14     4     *    *    *
June 2027...........................................     7     2     *    *    *
June 2028...........................................     0     0     0    0    0
Weighted Average
 Life (years)(/1/).................................. 19.97 14.90 10.86 9.71 8.51

-------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

  THE CLASS A-17 CERTIFICATES MAY NOT BE APPROPRIATE INVESTMENTS FOR ANY IN-VESTOR WHO REQUIRES A SINGLE LUMP SUM PAYMENT ON A PREDETERMINED DATE OR AN OTHERWISE PREDICTABLE STREAM OF PRINCIPAL PAYMENTS. THERE IS NO ASSURANCE THAT ANY INVESTOR IN A CLASS A-17 CERTIFICATE WILL RECEIVE A DISTRIBUTION IN REDUC-TION OF ITS PRINCIPAL BALANCE ON A PARTICULAR DISTRIBUTION DATE. SEE "DESCRIP-TION OF THE CERTIFICATES -- DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THE CLASS A-17 CERTIFICATES" HEREIN.

  Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as de-scribed under "Description of the Certificates -- Interest" herein. The yield to maturity on the Offered Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

  The Seller intends to file certain additional yield tables and other computa-tional materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "In-corporation of Certain Information By Reference" in the Prospectus. Such tables and materials will have been prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for in-vestors other than those specifically requesting them.

SENSITIVITY OF THE CLASS A-3, CLASS A-12 AND CLASS A-18 CERTIFICATES
  THE YIELD TO MATURITY TO INVESTORS IN THE CLASS A-3, CLASS A-12 AND CLASS A-18 CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH RATE MAY FLUCTU-ATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR SHOULD FULLY CONSIDER THE AS-SOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (IN-CLUDING PREPAYMENTS), IN THE CASE OF THE CLASS A-3 AND CLASS A-18 CERTIFICATES, COULD RESULT IN THE FAILURE OF AN INVESTOR IN THE CLASS A-3 AND CLASS A-18 CER-TIFICATES TO FULLY RECOVER ITS INITIAL INVESTMENT OR THE RISK THAT A RELATIVELY LOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), IN THE CASE OF THE CLASS A-12 CERTIFICATES, WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO MATURITY TO AN INVESTOR IN THE CLASS A-12 CERTIFICATES.

  The following tables indicate the sensitivities to various rates of prepay-ment on the Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class A-3, Class A-12 and Class A-18 Cer-tificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the Structuring Assumptions and on the further assumption that the Class A-3, Class A-12 and Class A-18 Certifi-cates will be purchased on June 26, 1998 at a purchase price equal to, in the case of the Class A-3 Certificates, approximately 15.00% of the initial Class A-3 Notional Amount plus accrued interest thereon from June 1, 1998 to (but not including) June 26, 1998, in the case of the Class A-12 Certificates, approxi-mately 75.00% of initial Principal Balance of the Class A-12 Certificates and in the case of the Class A-18 Certificates, approximately 1.50% of the initial Class A-18 Notional Amount plus accrued interest thereon from June 1, 1998 to (but not including) June 26, 1998.

 SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY OF THE CLASS A-3 CERTIFICATES TO
                                  PREPAYMENTS

                                           PERCENTAGES OF PSA
                                ----------------------------------------------
                                 0%    100%   275%   375%   550%    868%
                                -----  -----  -----  -----  -----  ------
Pre-Tax Yield to Maturity
 (CBE)......................... 43.34% 16.17% 16.17% 16.17% 14.19% (0.02)%

 SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY OF THE CLASS A-12 CERTIFICATES TO
                                  PREPAYMENTS

                                                   PERCENTAGES OF PSA
                                              ----------------------------------
                                               0%   100%  275%  375%  550%
                                              ----  ----  ----  ----  -----
Pre-Tax Yield to Maturity (CBE).............. 1.13% 1.82% 5.40% 9.27% 16.20%

 SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY OF THE CLASS A-18 CERTIFICATES TO
                                  PREPAYMENTS

                                               PERCENTAGES OF PSA
                                       ---------------------------------------
                                        0%    100%   275%   375%   550%  677%
                                       -----  -----  -----  -----  ----  -----
Pre-Tax Yield to Maturity (CBE)....... 26.29% 26.28% 25.85% 23.16% 7.75% (0.02)%

  The pre-tax yields to maturity set forth in the preceding tables were calcu-lated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-3, Class A-12 and Class A-18 Certificates would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for the Class A-3 Cer-tificates equal to approximately 15.00% of the initial Class A-3 Notional Amount plus accrued interest from June 1, 1998 to (but not including) June 26, 1998, for the Class A-12 Certificates an assumed purchase price equal to ap-proximately 75.00% of the initial Principal Balance of the Class A-12 Certifi-cates and for the Class A-18 Certificates an assumed purchase price equal to approximately 1.50% of the initial Class A-18 Notional Amount plus accrued in-terest from June 1, 1998 to (but not including) June 26, 1998; and (ii) con-verting such monthly rates to corporate bond equivalent rates. Such calcula-tions do not take into account the interest rates at which investors may be able to reinvest funds received by such investors as distributions on the Class A-3, Class A-12 or Class A-18 Certificates and consequently do not purport to reflect the return on any investment in the Class A-3, Class A-12 or Class A-18 Certificates when such reinvestment rates are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding ta-bles, it is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that the Mortgage Loans will not experience any losses. The Mortgage Loans initially included in the Trust Estate may differ from those currently expected to be included in the Trust Estate, and thereafter may be changed as a result of permitted substitutions. As a result of these factors, the pre-tax yields to maturity on the Class A-3, Class A-12 and Class A-18 Certificates are likely to differ from those shown in such tables, even if all of the Mortgage Loans prepay at the indicated percentages of SPA.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS B-2 AND CLASS B-3 CERTIFICATES
  Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default as-sumption ("SDA"), represents an assumed rate of default each month relative to the then-outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes default rates equal to 0% of SDA (no de-faults). SDA does not purport to be a historical description of default experi-ence or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

  The following tables indicate the sensitivity of the pre-tax yield to matu-rity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses. The tables set forth below are based upon, among other things, the Structuring Assumptions (other than the as-sumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scena-rios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a Due Date) at the percentages of SDA set forth in the table.

  In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the tables below (referred to as a "LOSS SEVERITY PERCENTAGE") will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses and (iii) the Class B-2 and Class B-3 Certif-icates are purchased on June 26, 1998 at assumed purchase prices equal to 97.75% and 95.75%, respectively, of the Principal Balances thereof plus accrued interest from June 1, 1998 to (but not including) June 26, 1998.

  It is highly unlikely that the Mortgage Loans will have the precise charac-teristics referred to herein or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and SPA and the loss se-verities shown in the tables below are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such as-sumptions or that the actual rates of prepayment and liquidation and loss se-verity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below in the tables.

  The pre-tax yields to maturity set forth in the following tables were calcu-lated by determining the monthly discount rates which, when applied to the as-sumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certifi-cates, would cause the discounted present value of such assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then con-verted to the semi-annual corporate bond equivalent yields shown below. Im-plicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calcu-lations do not take into account the different interest rates at which invest-ors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when such reinvestment rates are considered.

   SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-2 CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES

                        LOSS              PERCENTAGE OF SPA
PERCENTAGE            SEVERITY  ------------------------------------------
OF SDA               PERCENTAGE   0%      100%     275%     375%     550%
-------------------- ---------- -------  -------  -------  -------  ------
  0%................     0%        7.03%    7.06%    7.10%    7.12%   7.14%
 50%................     25%       7.01%    7.07%    7.10%    7.12%   7.14%
 50%................     50%       7.00%    7.07%    7.11%    7.12%   7.14%
 75%................     25%       7.01%    7.07%    7.10%    7.12%   7.14%
 75%................     50%       6.15%    7.04%    7.11%    7.12%   7.14%
100%................     25%       7.00%    7.07%    7.11%    7.12%   7.14%
100%................     50%       3.39%    5.44%    7.11%    7.12%   7.15%
150%................     25%       6.23%    7.05%    7.10%    7.12%   7.14%
150%................     50%    (25.90)%  (1.11)%    3.79%    5.96%   7.14%

           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-3
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                        LOSS                PERCENTAGE OF SPA
PERCENTAGE            SEVERITY  -----------------------------------------------
OF SDA               PERCENTAGE   0%      100%     275%     375%     550%
-------------------- ---------- -------  -------  -------  -------  ------
  0%................     0%        7.24%    7.31%    7.39%    7.43%   7.48%
 50%................     25%       7.18%    7.32%    7.40%    7.43%   7.48%
 50%................     50%       4.48%    7.06%    7.40%    7.43%   7.48%
 75%................     25%       7.17%    7.26%    7.40%    7.43%   7.48%
 75%................     50%    (24.82)%  (2.16)%    6.18%    7.44%   7.48%
100%................     25%       4.63%    7.11%    7.40%    7.44%   7.48%
100%................     50%    (38.66)% (33.00)%  (1.07)%    3.35%   7.49%
150%................     25%    (24.37)%  (1.32)%    6.33%    7.44%   7.49%
150%................     50%    (59.27)% (55.32)% (46.30)% (38.76)% (2.69)%

  Investors are urged to make their investment decisions based on their deter-minations as to anticipated rates of prepayment and Realized Losses under a va-riety of scenarios. Investors in Class B-2 and Class B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

  The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.

                           AGGREGATE REALIZED LOSSES

                                       LOSS            PERCENTAGE OF SPA
PERCENTAGE                           SEVERITY  ---------------------------------
OF SDA                              PERCENTAGE  0%   100%  275%  375%  550%
----------------------------------- ---------- ----- ----- ----- ----- -----
 50%...............................    25%     0.49% 0.39% 0.27% 0.23% 0.17%
 50%...............................    50%     0.98% 0.77% 0.55% 0.46% 0.34%
 75%...............................    25%     0.73% 0.58% 0.41% 0.34% 0.26%
 75%...............................    50%     1.46% 1.15% 0.82% 0.68% 0.51%
100%...............................    25%     0.97% 0.77% 0.54% 0.45% 0.34%
100%...............................    50%     1.94% 1.53% 1.08% 0.91% 0.68%
150%...............................    25%     1.44% 1.14% 0.81% 0.68% 0.51%
150%...............................    50%     2.88% 2.28% 1.61% 1.35% 1.02%

  Investors are urged to make their investment decisions based on their deter-minations as to anticipated rates of prepayment and Realized Losses under a va-riety of scenarios. Investors in Class B-2 and Class B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                        POOLING AND SERVICING AGREEMENT

GENERAL

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Certificates (the "POOL-ING AND SERVICING AGREEMENT") among the Seller, the Master Servicer and the Trustee. Reference is made to the Prospectus for important additional informa-tion regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus.

  The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mort-gage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mort-gaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Cer-tificates and (iv) the rights of the Trustee to receive the proceeds of all in-surance policies and performance bonds, if any, required to be maintained pur-suant to the Pooling and Servicing Agreement.

DISTRIBUTIONS

  Distributions (other than the final distribution in retirement of the Offered Certificates of each Class) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $500,000 initial Principal Balance, or any holder of a Class A-3 and Class A-18 Certificate evidencing a 100% Percentage Interest, distributions will be made on each Distribution Date by wire transfer in immediately available funds. The final distribution in respect of each Class of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the of-fice or agency appointed by the Trustee specified in the notice of final dis-tribution with respect to the related Class. See "Description of the Certifi-cates -- General" in the Prospectus.

  DTC will receive distributions on the Book-Entry Certificates from the Trustee and transmit them to participants for distribution to Beneficial Owners or their nominees.

VOTING

  With respect to any provisions of the Pooling and Servicing Agreement provid-ing for the action, consent or approval of the holders of all Certificates evi-dencing specified Voting Interests in the Trust Estate, the Class A-3 and Class A-18 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or ap-proval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through Participants.

TRUSTEE

  The Trustee for the Certificates will be First Union National Bank, a na-tional banking association. The corporate trust office of the Trustee is lo-cated at 230 South Tryon Street, Charlotte, North Carolina 28288. See "The Pooling and Servicing Agreement -- The Trustee" in the Prospectus. The Trustee will be required to make Periodic Advances to the limited extent described herein. See "Description of the Certificates -- Periodic Advances" herein.

MASTER SERVICER

  Norwest Bank will act as "MASTER SERVICER" of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mort-gage Loans to be serviced in the event a Servicer is terminated and a successor servicer is not appointed, provide certain reports to the Trustee regarding the Mortgage Loans and the Certificates and make Periodic Advances to the limited extent described herein. See "Description of the Certificates -- Periodic Ad-vances" herein. Under the Pooling and Servicing Agreement, any good faith interpretation of the Master Servicer of any provisions of the Pool-ing and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Master Servicer con-cludes are ambiguous or unclear will be binding on Certificateholders. The Mas-ter Servicer will be entitled to a "MASTER SERVICING FEE" payable monthly equal to the product of (i) 1/12th of 0.017% (the "MASTER SERVICING FEE RATE") and
(ii) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of each month. The Master Servicer will pay all administrative ex-penses to the Trust Estate subject to reimbursement as described under "Master Servicer" in the Prospectus.

SPECIAL SERVICING AGREEMENTS

  The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in one or more Classes of Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may in-struct the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or de-lay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicers acted pursuant to their normal servicing procedures.

OPTIONAL TERMINATION

  The Seller may purchase from the Trust Estate all of the Mortgage Loans, and thereby effect early retirement of the Certificates, on any Distribution Date when the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. Any such purchase is required to be made only in connection with a "qualified liquidation" of each of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The pur-chase price will generally be equal to the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mort-gaged Property title to which has been acquired by the Trust Estate ("REO PROP-ERTY")) in the Trust Estate plus accrued interest. In the event the Trust Es-tate is liquidated as described above, holders of the Certificates, to the ex-tent funds are available, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and in-terest on the Certificates and expenses of the Upper-Tier REMIC and the Lower-Tier REMIC will be distributed to the holder of the Class A-LR Certifi-cate. See "Description of the Certificates -- Additional Rights of the Class A-R and Class A-LR Certificateholders" herein and "The Pooling and Servicing Agreement -- Termination; Optional Purchase of Mortgage Loans" in the Prospec-tus. The exercise of the foregoing option will be in the Seller's sole discre-tion. Without limitation, the Seller may enter into agreements with third par-ties to (i) exercise such option at the direction of such third party or (ii) forbear from the exercise of such option.

                        SERVICING OF THE MORTGAGE LOANS

  Norwest Mortgage and the other servicers listed below (the "OTHER SERVICERS," and collectively with Norwest Mortgage, the "SERVICERS") will service the Mort-gage Loans, each pursuant to a separate Underlying Servicing Agreement. The rights to enforce the related Servicer's obligations under each Underlying Ser-vicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, the Servicers are obligated under certain circumstances to advance delinquent pay-ments of principal and interest with respect to the Mortgage Loans. See "Ser-vicing of the Mortgage Loans" in the Prospectus.

THE SERVICERS

  The Mortgage Loans initially will be serviced by the following entities:

                                                APPROXIMATE PERCENTAGE OF
                                            AGGREGATE UNPAID PRINCIPAL BALANCE
   NAME OF SERVICER                          AS OF THE CUT-OFF DATE SERVICED
   ----------------                         ----------------------------------
   Norwest Mortgage, Inc. .................               88.99%
   Suntrust Mortgage Inc. .................                4.23%
   Banc One Mortgage Corp. ................                3.19%
   FT Mortgage Companies...................                1.35%
   People's Bank...........................                0.81%
   The Huntington Mortgage Company.........                0.29%
   First Bank National Association.........                0.27%
   Bank of Oklahoma, N.A. .................                0.21%
   Citicorp Mortgage, Inc. ................                0.17%
   North Fork Bank.........................                0.15%
   Brenton Mortgage Inc. ..................                0.14%
   First Nationwide Mortgage Co. ..........                0.11%
   National City Mortgage Company..........                0.04%
   Farmers State Bank & Trust Company of
    Superior...............................                0.04%
   Merrill Lynch Credit Corp...............                0.01%
                                                         -------
     Total.................................              100.00%
                                                         =======

SERVICER CUSTODIAL ACCOUNTS

  Each Servicer is required to establish and maintain a custodial account for principal and interest (each such account, a "SERVICER CUSTODIAL ACCOUNT"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) and in-terest (net of Servicing Fees) on any Mortgage Loan that such Servicer servic-es, related insurance proceeds, advances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a repre-sentation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. All Servicer Custodial Accounts are required to be held in a depository institution and invested in the manner specified in the related Underlying Servicing Agreement. Funds in such accounts generally must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by a Servicer with respect to mortgage loans other than the Mortgage Loans.

  Not later than the Remittance Date, the Servicers are obligated to remit to the Certificate Account amounts on deposit in the Servicer Custodial Account as of the close of business on the business day preceding the Remittance Date as described in the Prospectus under "Servicing of the Mortgage Loans -- Payments on Mortgage Loans".

UNSCHEDULED PRINCIPAL RECEIPTS

  The Pooling and Servicing Agreement specifies, as to each type of Unscheduled Principal Receipt, a period (as to each type of Unscheduled Principal Receipt, the "UNSCHEDULED PRINCIPAL RECEIPT PERIOD") during which all Unscheduled Prin-cipal Receipts of such type received by the Servicers will be distributed to Certificateholders on the related Distribution Date. Each Unscheduled Principal Receipt Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Remittance Date occurs (such period a "PRIOR MONTH RECEIPT PERIOD") or (ii) the one month period ending on the day preceding the Determination Date preceding the appli-cable Remittance Date (such period a "MID-MONTH RECEIPT PERIOD").

  With respect to the certain Mortgage Loans serviced by Norwest Mortgage ("NORWEST TYPE 1 LOANS"), the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Mid-Month Receipt Period. With respect to the certain other Mortgage Loans serviced by Norwest Mortgage ("NORWEST TYPE 2 LOANS") and Mortgage Loans serviced by certain Other Servicers, the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Prior Month Receipt Period. For certain Other Servicers, the Unscheduled Principal Receipt Period with respect to par-tial Unscheduled Principal

Receipts is a Prior Month Receipt Period and with respect to Unscheduled Prin-cipal Receipts in full is a Mid-Month Receipt Period. Approximately 87.25% and 1.74% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date were Norwest Type 1 Loans and Norwest Type 2 Loans, respectively.

ANTICIPATED CHANGES IN SERVICING

  Changes in Timing of Remittances of Unscheduled Principal Receipts in Full and Elimination of Month End Interest. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required), from time to time and without the consent of any Certificateholder or the Trustee, require Norwest Mortgage as Servicer under the related Underlying Servicing Agreement to or enter into an amendment to any applicable Underlying Servicing Agreement to require any Other Servicer to, remit Unscheduled Principal Receipts in full to the Master Servicer for deposit into the Certificate Account daily on a specified business day following receipt thereof (to the extent such Other Servicer is not currently remitting such amount on a daily basis) which will generally result in a deposit earlier than on the following Remittance Date. In conjunction with any such change, the applicable Servicer may be relieved of its obligation to remit Month End Interest and certain other conforming changes may be made. Such changes would have an effect on the amount of Compensating Interest as described herein under the heading "Description of the Certifi-cates -- Interest." Further, the Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), without the consent of any Certificateholder or the Trustee, require Norwest Mortgage or any successor thereto under the applicable Underlying Servicing Agreement to make remittances to the Certificate Account (other than any remittances which are required to be made daily) on the 18th day of each month, or if such 18th day is not a busi-ness day, on the preceding business day. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  Changes in Unscheduled Principal Receipt Period. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), from time to time and without the consent of any Certificateholder or the Trustee, (i) direct Norwest Mortgage, as Servicer under the related Underlying Servicing Agreement, to change the Unscheduled Principal Receipt Period appli-cable to any type of Unscheduled Principal Receipt within the parameters de-scribed in (i), (ii) and (iii) below or (ii) with respect to any Other Servicer, enter into an amendment to any applicable Underlying Servicing Agree-ment for the purpose of changing the Unscheduled Principal Receipt Period ap-plicable to any type of Unscheduled Principal Receipt within the parameters de-scribed in (iv) below and making any necessary conforming changes incident thereto. In connection therewith, (i) the Unscheduled Principal Receipt Period for the Norwest Type 2 Loans may be changed (to achieve consistency with the Norwest Type 1 Loans) to a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts; (ii) the Unscheduled Principal Receipt Pe-riod for the Norwest Type 2 Loans may be changed to achieve an Unscheduled Principal Receipt Period regime (the "TARGET REGIME") under which the Unscheduled Principal Receipt Period with respect to partial Unscheduled Prin-cipal Receipts would be a Prior Month Receipt Period and the Unscheduled Prin-cipal Receipt Period with respect to Unscheduled Principal Receipts in full would be a Mid-Month Receipt Period; (iii) the Unscheduled Principal Receipt Period for the Norwest Type 1 Loans may be changed to the Target Regime and
(iv) the Unscheduled Principal Receipt Periods for the Mortgage Loans serviced by Other Servicers which do not currently conform to the Target Regime may be changed to the Target Regime.

  Because Unscheduled Principal Receipts will result in interest shortfalls to the extent that they are not distributed to Certificateholders in the month in which they are received by the applicable Servicer, changing the applicable Unscheduled Principal Receipt Period from a Mid-Month Receipt Period to a Prior Month Receipt Period may have the effect of increasing the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Re-ceipt. Conversely, changing the applicable Unscheduled Principal Receipt Period from a Prior Month Receipt Period to a Mid-Month Receipt Period may decrease the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. See "Description of the Certificates--Interest." No assurance can be given as to the timing of any change to any Unscheduled Principal Receipt Period or that any such changes will occur.

FIXED RETAINED YIELD; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  A fixed percentage of the interest on each Mortgage Loan (the "FIXED RETAINED YIELD") with a per annum Mortgage Interest Rate greater than (i) the sum of (a) 6.750%, (b) the Servicing Fee Rate and (c) the Master

Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause (i), will not be included in the Trust Estate. There will be no Fixed Retained Yield on any Mortgage Loan with a Mortgage Interest Rate equal to or less than the rate described in clause (i). See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus for further information regarding Fixed Retained Yield.

  The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "SER-VICING FEE RATE") of the scheduled principal balance (as defined in the Under-lying Servicing Agreement) of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan is 0.25% per annum or, with respect to 75 of the Mortgage Loans, representing approximately 3.19% of the aggregate unpaid principal balance of Mortgage Loans as of the Cut-Off Date, 0.375% per annum. The Servicers also are entitled to additional servicing compensation as described in the Prospectus under "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

  The Master Servicer will pay all routine expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the Upper-Tier REMIC and Lower-Tier REMIC will be allocated to the holder of the Class A-R and Class A-LR Certificates, respectively. Unless and until applicable authority provides otherwise, the Seller intends to treat all such expenses as incurred by the Lower-Tier REMIC and, therefore as allocable to the holder of the Class A-LR Certificate. See "Federal Income Tax Considerations" herein and "Certain Fed-eral Income Tax Consequences -- Federal Income Tax Consequences for REMIC Cer-tificates -- Limitations on Deduction of Certain Expenses" in the Prospectus.

SERVICER DEFAULTS

  The Trustee will have the right pursuant to the Underlying Servicing Agree-ments to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Underlying Servicing Agreement. In the event of such termination, (i) the Trustee may enter into a substitute Underlying Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, another servicing institution acceptable to the Trustee and each Rating Agency; and (ii) the Master Servicer shall assume cer-tain of the Servicer's servicing obligations under such Underlying Servicing Agreement, including the obligation to make Periodic Advances (limited as pro-vided herein under the heading "Description of the Certificates -- Periodic Ad-vances"), until such time as a successor servicer is appointed. See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Pay-ment of Expenses" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the pur-chase, ownership and disposition of the Offered Certificates.

  The Trust Estate will consist of two segregated asset groupings, each of which will qualify as a REMIC for federal income tax purposes. One REMIC (the "LOWER-TIER REMIC") will issue certain uncertificated interests (each, a "LOW-ER-TIER REMIC REGULAR INTEREST"), each of which will be designated as a regular interest in the Lower-Tier REMIC, and the Class A-LR Certificate, which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will include the Mortgage Loans (exclusive of Fixed Retained Yield), together with the amounts held by the Master Servicer in a separate ac-count in which collections on the Mortgage Loans will be deposited (the "CER-TIFICATE ACCOUNT"), the hazard insurance policies and primary mortgage insur-ance policies, if any, relating to the Mortgage Loans and any property that se-cured a Mortgage Loan that is acquired by foreclosure or deed in lieu of fore-closure.

  The second REMIC (the "UPPER-TIER REMIC") will issue all Classes of the Class A Certificates (other than the Class A-LR Certificate) and all Class B Certifi-cates. Each Class of Offered Certificates (other than the Class A-R and Class A-LR Certificates) (collectively, the "REGULAR CERTIFICATES"), together with each Class of Certificates not offered hereby, will be designated as regular interests in the Upper-Tier REMIC, and the Class A-R Certificate will be desig-nated as the residual interest in the Upper-Tier REMIC. The regular interests and the residual interest in the Upper-Tier REMIC are referred to herein col-lectively as the "UPPER-TIER CERTIFICATES." The Class A-R and Class A-LR Cer-tificates are "RESIDUAL CERTIFICATES" for purposes of the Prospectus.

The assets of the Upper-Tier REMIC will include the uncertificated Lower-Tier REMIC Regular Interests and a separate account in which distributions on the uncertificated Lower-Tier REMIC Regular Interests will be deposited. The aggre-gate amount distributed to the holders of the Upper-Tier Certificates, payable from such separate account, will be equal to the aggregate distributions in re-spect of the Mortgage Loans on the uncertificated Lower-Tier REMIC Regular In-terests.

  The Offered Certificates will be treated as "loans . . . secured by an inter-est in real property which is . . . residential real property" for a domestic building and loan association, "real estate assets" for a real estate invest-ment trust and, other than the Class A-R and Class A-LR Certificates, "quali-fied mortgages" for a REMIC and "permitted assets" for a financial asset securitization investment trust, to the extent described in the Prospectus.

REGULAR CERTIFICATES

  The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or, in the case of Definitive Certificates, holders) of the Regular Certificates will be re-quired to report income on such Certificates in accordance with the accrual method of accounting.

  The Class A-12 Certificates will be issued with original issue discount in an amount equal to the excess of the initial Principal Balance thereof over their issue price. The Class A-6, Class A-7, Class A-9, Class A-10, Class A-11 and Class A-16 Certificates will be issued with original issue discount in an amount equal to the excess of the sum of all distributions of principal and in-terest (whether current or accrued) expected to be received thereon over their respective issue prices (including accrued interest). It is anticipated that the Class B-3 Certificates will be issued with original issue discount in an amount equal to the excess of their initial Principal Balance (plus one day of interest at the Pass-Through Rate thereon) over their issue price (including accrued interest). It is also anticipated that the Class A-1, Class A-2, Class A-13, Class A-14, Class A-15 and Class A-17 Certificates will be issued at a premium and that the Class A-4, Class A-5, Class A-8, Class A-19, Class A-20, Class B-1 and Class B-2 Certificates will be issued with de minimis original issue discount for federal income tax purposes. Finally, it is anticipated that the Class A-PO, Class B-4, Class B-5 and Class B-6 Certificates, which are not offered hereby, will be issued with original issue discount for federal income tax purposes.

  Although unclear for federal income tax purposes, it is anticipated that the Class A-3 and Class A-18 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest). Any "negative" amounts of original issue discount on the Class A-3 or Class A-18 Certificates attributable to rapid prepayments with re-spect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class A-3 or Class A-18 Certificate may be entitled to a loss de-duction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class A-3 and Class A-18 Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences For REMIC Certificates -- Taxation of Regular Certificates --
 Original Issue Discount" in the Prospectus. Under the non contingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "NEGATIVE ADJUSTMENT") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recog-nized currently or be carried forward until disposition of retirement of the debt obligation.

  The Prepayment Assumption (as defined in the Prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by Beneficial Owners (or holders) to amortize premium, will be calculated using 275% of SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATES

  The holders of the Class A-R and Class A-LR Certificates must include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respec-tively, in determining their federal taxable income. The Class A-R and Class A-LR Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R AND CLASS A-LR CERTIFICATEHOLDERS' REMIC TAX-ABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EX-CEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC in-cludible by the holder of the Class A-R and Class A-LR Certificates, respec-tively, will be treated as "excess inclusion" income, resulting in (i) the in-ability of such holder to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

  Each of the Class A-R and Class A-LR Certificates will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Class A-R and Class A-LR Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Trustee an affidavit as described herein under "Description of the Cer-tificates -- Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates". See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates --
 Limitations on Offset or Exemption of REMIC Income" and "-- Tax-Related Re-strictions on Transfer of Residual Certificates -- Noneconomic Residual Inter-ests" in the Prospectus.

  An individual, trust or estate that holds the Class A-R or Class A-LR Certif-icate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax lia-bility. In addition, some portion of a purchaser's basis, if any, in the Class A-R or Class A-LR Certificate may not be recovered until termination of the re-spective REMIC. Furthermore, the federal income tax consequences of any consid-eration paid to a transferee on a transfer of the Class A-R or Class A-LR Cer-tificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consider-ation with respect to the Class A-R or Class A-LR Certificate should consult its tax advisors.

  DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE.

  See "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

  Neither the Class A-R nor the Class A-LR Certificate may be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates."

  In addition, because the Class B Certificates are subordinated to the Class A Certificates with respect to certain losses, the Class B Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee and Seller stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class B Certificates is an "insurance com-pany general account" as defined in Section V(e) of PTE 95-60 and the purchase and holding of such Certificates are covered by Sections I and III of PTE 95-60, or (ii) an opinion of counsel and such other documentation as described herein under "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR and Class B Certificates."

  Accordingly, the following discussion applies to the Class A Certificates (other than the Class A-R and Class A-LR Certificates) offered hereby and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class A-R, Class A-LR or Class B Certificates.

  As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Class A Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an in-vestment by an ERISA Plan in the Class A Certificates, including the individual administrative exemption described below. For a further discussion of the indi-vidual administrative exemption and PTE 83-1, including the necessary condi-tions to their applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Class A Certificates, see "ERISA Considerations" in the Prospectus.

  On February 22, 1991, the DOL issued to Lehman Brothers an individual admin-istrative exemption, Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7413 (the "EXEMPTION"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisi-tion, holding and resale of the Class A Certificates by an ERISA Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A Certificates is the condition that the ERISA Plan investing in the Class A Certificates be an "ac-credited investor" as defined in Rule 501(a)(1) of Regulation D of the Securi-ties and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT").

  Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief pro-vided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Class A Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive re-lief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

  The Class A and Class B-1 Certificates constitute "mortgage related securi-ties" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized sta-tistical rating organization. The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

  Prospective purchasers whose investment activities are subject to legal in-vestment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Of-fered Certificates and should consult their own legal, tax and accounting advi-sors in determining the suitability of and consequences to them of the pur-chase, ownership and disposition of the Offered Certificates. See "Legal In-vestment" in the Prospectus.

                                SECONDARY MARKET

  There will not be any market for the Offered Certificates prior to the issu-ance thereof. Each Underwriter intends to act as a market maker in the Offered Certificates purchased by such Underwriter subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is un-der no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of invest-ment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, pro-spective investors in Certificates may obtain copies of the reports included in monthly statements to Certificateholders described under "The Pooling and Ser-vicing Agreement -- Reports to Certificateholders" in the Prospectus upon writ-ten request to the Trustee at the Corporate Trust Office.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated July 12, 1996 and the terms agreement dated April 27, 1998 (together, the "LEHMAN BROTHERS UNDERWRITING AGREEMENT") among Norwest Mortgage, the Seller and Lehman Brothers Inc. ("LEHMAN BROTHERS"), as underwriter, and the underwriting agree-ment dated July 10, 1997 and the terms agreement dated April 30, 1998 (the "SALOMON BROTHERS UNDERWRITING AGREEMENT") among Norwest Mortgage, the Seller and Salomon Brothers Inc ("SALOMON BROTHERS"), as underwriter, the Class A Cer-tificates being offered hereby are being purchased from the Seller by Lehman Brothers and the Class B Certificates being offered hereby are being purchased from the Seller by Salomon Brothers, in each case upon issuance thereof. Each of Lehman Brothers and Salomon Brothers is referred to herein as an "UNDERWRIT-ER," and together, as the "UNDERWRITERS," and each of the Lehman Brothers Un-derwriting Agreement and the Salomon Brothers Underwriting Agreement is re-ferred to herein as an "UNDERWRITING AGREEMENT." Lehman Brothers is committed to purchase all of the Class A Certificates offered hereby if any such Certifi-cates are purchased, and Salomon Brothers is committed to purchase all of the Class B Certificates offered hereby if any such Certificates are purchased. Each Underwriter has advised the Seller that it proposes to offer the Offered Certificates purchased by such Underwriter, from time to time, for sale in ne-gotiated transactions or otherwise at prices determined at the time of sale, and Lehman Brothers has advised the Seller that Edward D. Jones & Co., L.P. (the "Dealer") proposes also to offer the Class A-17 Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certifi-cates are expected to be approximately 98.60% of the initial aggregate Princi-pal Balance of the Class A Certificates offered hereby, approximately 98.34% of the aggregate Principal Balance of the Class B-1 Certificates, approximately 97.64% of the aggregate initial Principal Balance of the Class B-2 Certificates and approximately 95.60% of the aggregate initial Principal Balance of the Class B-3 Certificates plus, in each case, accrued interest thereon at the rate of 6.750% per annum, from June 1, 1998 to (but not including) June 26, 1998, before deducting expenses payable by the Seller. Neither Underwriter is an af-filiate of the Seller. Lehman Brothers has advised the Seller that it has not allocated the purchase price paid to the Seller for the Classes of Class A Cer-tificates being offered among such Classes. The Underwriters, the Dealer and any other dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certifi-cates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

  Each Underwriting Agreement provides that the Seller or Norwest Mortgage will indemnify the applicable Underwriter against certain civil liabilities under the Securities Act or contribute to payments which such Underwriter may be re-quired to make in respect thereof.

                              RECENT DEVELOPMENTS

  The Seller, the Master Servicer, and Norwest Mortgage are wholly-owned sub-sidiaries of Norwest Corporation ("NORWEST"), a bank holding company based in Minneapolis, Minnesota. Norwest and Wells Fargo & Company ("WELLS") have en-tered into an Agreement and Plan of Merger dated June 7, 1998 (the "MERGER AGREEMENT"). Under the Merger Agreement, Wells will merge into and with Norwest. The name of the combined holding company will be "Wells Fargo & Compa-ny" and its headquarters will be located in San Francisco, California. Comple-tion of the merger is subject, among other closing conditions, to regulatory and shareholder approval, and if approved, is expected to close in the fourth quarter of 1998.

  The Seller believes that the proposed merger will not have a material effect on the ability of the Seller, the Master Servicer or Norwest Mortgage to per-form their respective obligations under the Pooling and Servicing Agreement or Norwest Mortgage's Underlying Servicing Agreement.

                                 LEGAL MATTERS

  The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Under-writers by Brown & Wood LLP, New York, New York.

                                    EXPERTS

  The consolidated financial statements of Ambac Assurance Corporation, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, are incorporated by reference herein and in the regis-tration statement in reliance upon the report of KPMG Peat Marwick LLP, inde-pendent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from Norwest Mortgage of the Mortgage Loans underlying the Certificates.

                                    RATINGS

  It is a condition to the issuance of the Class A Certificates offered hereby that each such Class will have been rated "AAA" by DCR and S&P. It is a condi-tion to the issuance of the Class B-1 Certificates that they will have been rated at least "AA" by DCR and S&P. It is a condition to the issuance of the Class B-2 and Class B-3 Certificates that they will have been rated at least "A" and "BBB," respectively, by DCR. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evalu-ated independently of any other security rating.

  The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the struc-ture of the transactions as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepay-ments or recoveries on the underlying mortgage loans. In addition, the rating of the Class A-R and Class A-LR Certificates do not address the likelihood of return to an investor in the Class A-R or Class A-LR Certificate, except to the extent of the Principal Balance thereof and interest thereon.

  The ratings of S&P on mortgage pass-through certificates address the likeli-hood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mort-gage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the under-lying mortgages. In addition, it should be noted that in some structures a de-fault on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

  The rating of DCR and S&P also do not address the possibility that, as a re-sult of principal prepayments, a holder of a Class A-3 or Class A-18 Certifi-cate may not fully recover their initial investment.

  The Seller has not requested a rating on the Offered Certificates of any Class by any rating agency other than DCR and S&P, although data with respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating as-signed by any other agency to the Offered Certificates will be as high as those assigned by DCR and S&P.

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS

TERM                                  PAGE
----                                  -----
Accretion Termination Date..........   S-27
Accrual Certificates................    S-7
Accrual Distribution Amount.........   S-28
Adjusted Pool Amount................   S-25
Adjusted Pool Amount (PO Portion)...   S-25
Adjustment Amount...................   S-57
Aggregate Non-PO Principal Balance..   S-24
Aggregate Principal Balance.........   S-24
Ambac...............................    S-2
Available Master Servicing
 Compensation.......................   S-25
Bankruptcy Loss.....................   S-30
Bankruptcy Loss Amount..............   S-58
Beneficial Owner....................   S-20
Book-Entry Certificates.............    S-2
Bulk Purchase Underwritten Loans....   S-59
Business Day........................   S-53
CBE.................................   S-75
Cede................................   S-20
Certificate Account.................   S-83
Certificateholder...................    S-2
Certificates........................  Cover
Class A Certificates................    S-2
Class A Non-PO Optimal Principal
 Amount.............................   S-28
Class A Non-PO Principal Amount.....   S-28
Class A Non-PO Principal Balance....   S-24
Class A Non-PO Principal
 Distribution Amount................   S-28
Class A Percentage..................   S-30
Class A Prepayment Percentage.......   S-31
Class A Principal Balance...........   S-24
Class A-PO Deferred Amount..........   S-29
Class A-PO Distribution Amount......   S-28
Class A-PO Optimal Principal
 Amount.............................   S-28
Class A-3 Notional Amount...........   S-23
Class A-5 Component.................   S-32
Class A-5-A Component...............   S-32
Class A-5-B Component...............   S-32
Class A-18 Notional Amount..........   S-23
Class A-19 Priority Amount..........   S-35
Class B Certificates................  Cover
Class B Optimal Principal Amount....   S-28
Class B Percentage..................   S-31
Class B Prepayment Percentage.......   S-31
Class B Principal Balance...........   S-24
Class B-1 Principal Distribution
 Amount.............................   S-28
Class B-2 Principal Distribution
 Amount.............................   S-28
Class B-3 Principal Distribution
 Amount.............................   S-28
Class Percentage....................   S-29
Class Prepayment Percentage.........   S-29
Closing Date........................    S-9
Code................................   S-16

                         TERM                                              PAGE
                         ----                                              -----
Companion Certificates..............   S-6
Compensating Interest...............  S-25
Component...........................  S-32
Co-op Shares........................  S-59
Cooperatives........................  S-59
Cross-Over Date.....................  S-56
Current Fractional Interest.........  S-32
Curtailment Interest Shortfalls.....  S-26
Cut-Off Date........................  S-60
DCR.................................   S-5
Dealer.............................. Cover
Debt Service Reduction..............  S-30
Deceased Holder.....................  S-49
Deficient Valuation.................  S-30
Definitive Certificates.............  S-20
Determination Date..................  S-20
Discount Mortgage Loan..............  S-30
Distribution Date...................   S-2
DOL.................................  S-86
DTC.................................  S-20
ERISA...............................  S-16
ERISA Plan..........................  S-55
Excess Bankruptcy Losses............  S-57
Excess Fraud Losses.................  S-57
Excess Losses.......................  S-57
Excess Principal Payments...........  S-47
Excess Special Hazard Losses........  S-57
Exemption...........................  S-86
FICO Scores.........................  S-63
Fixed Retained Yield................  S-82
Fraud Loss..........................  S-30
Fraud Loss Amount...................  S-58
Guaranteed Distributions............  S-52
Individual Class A-17 Certificate...  S-47
Interest Accrual Amount.............  S-23
Interest Shortfall Amount...........  S-27
Lehman Brothers..................... Cover
Lehman Brothers Underwriting
 Agreement..........................  S-87
Liquidated Loan.....................  S-30
Liquidated Loan Loss................  S-30
Living Holders......................  S-49
Loss Severity Percentage............  S-77
Lower-Tier REMIC....................   S-3
Lower-Tier REMIC Regular Interest...  S-83
Master Servicer.....................   S-2
Master Servicing Fee................  S-80
Master Servicing Fee Rate...........  S-80
Merger Agreement....................  S-88
Mid-Month Receipt Period............  S-81

TERM                                 PAGE
----                                 -----
Month End Interest.................   S-25
Mortgage Loans.....................    S-2
Mortgaged Properties...............   S-59
Mortgages..........................   S-59
Negative Adjustment................   S-84
Net Mortgage Interest Rate.........   S-25
Net Partial Liquidation Proceeds...   S-22
Non-PO Fraction....................   S-30
Non-Supported Interest Shortfalls..   S-26
Norwest............................   S-88
Norwest Bank.......................    S-2
Norwest Mortgage...................    S-2
Norwest Type 1 Loans...............   S-81
Norwest Type 2 Loans...............   S-81
Offered Certificates...............  Cover
Order..............................   S-52
Original Subordinated Principal
 Balance...........................   S-31
Original Fractional Interest.......   S-32
Other Servicers....................   S-80
PAC Certificates...................    S-6
PAC Principal Amount...............   S-35
Partial Liquidation Proceeds.......   S-22
Pass-Through Rate..................   S-23
Percentage Interest................   S-23
Periodic Advance...................   S-52
Plan...............................   S-55
PO Fraction........................   S-30
Policy.............................    S-2
Pool Balance (Non-PO Portion)......   S-30
Pool Balance (PO Portion)..........   S-30
Pool Distribution Amount...........   S-21
Pool Distribution Amount
 Allocation........................   S-22
Pooling and Servicing Agreement....   S-79
Premium Mortgage Loan..............   S-30
Premium Payment....................   S-23
Premium Shortfall Amount...........   S-27
Prepayments in Full................   S-25
Prepayment Interest Shortfalls.....   S-25
Prepayment Shift Percentage........   S-35
Principal Balance..................   S-23
Prior Month Receipt Period.........   S-81
Priority Percentage................   S-35
Prospectus.........................    S-5
PTE 95-60..........................   S-55
Rating Agencies....................    S-5
Realized Loss......................   S-30
Receipt............................   S-53
Received...........................   S-53
Record Date........................   S-20
Reduction Amount...................   S-35

TERM                                              PAGE
----                                              -----
Regular Certificates...............  S-83
REMIC..............................   S-3
Remittance Date....................  S-22
REO Property.......................  S-80
Reserve Fund.......................   S-2
Residual Certificates..............  S-83
Rounding Accounts..................  S-49
Salomon Brothers................... Cover
Salomon Brothers Underwriting
 Agreement.........................  S-87
S&P................................   S-5
Schedule I Reduction Amount........  S-36
Schedule II Reduction Amount.......  S-36
Scheduled Certificates.............   S-6
Scheduled Principal Amount.........  S-35
Scheduled Principal Balance........  S-29
SDA................................  S-76
Securities Act.....................  S-86
Seller............................. Cover
Servicer...........................   S-2
Servicers..........................  S-80
Servicer Custodial Account.........  S-81
Servicing Fee Rate.................  S-83
Shift Percentage...................  S-35
Similar Law........................  S-55
SMMEA..............................  S-86
SPA................................  S-68
Special Hazard Loss................  S-30
Special Hazard Loss Amount.........  S-57
Structuring Assumptions............  S-68
Subordinated Certificates.......... Cover
Subordinated Percentage............  S-31
Subordinated Prepayment Percentage.  S-31
Target Regime......................  S-82
Term of the Policy.................  S-53
Trust Estate....................... Cover
Trustee............................   S-5
U.S. Person........................  S-55
Underlying Servicing
Agreement..........................   S-5
Underwriter........................ Cover
Underwriters....................... Cover
Underwriting Agreement.............  S-87
Underwriting Standards.............  S-59
Unscheduled Principal Amount.......  S-35
Unscheduled Principal Receipt
 Period............................  S-81
Unscheduled Principal Receipts.....  S-21
Upper-Tier Certificates............  S-83
Upper-Tier REMIC...................   S-2
Weighted Average Life..............  S-68
Wells..............................  S-88

                     NORWEST ASSET SECURITIES CORPORATION

                                  (NASCORSM)

                                    SELLER

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                                --------------

  Norwest Asset Securities Corporation (the "SELLER") may sell from time to time, under this Prospectus and applicable Prospectus Supplements, Mortgage Pass-Through Certificates (the "CERTIFICATES"), issuable in series (each, a "SERIES") consisting of one or more classes (each, a "CLASS") of Certificates. Any Class of Certificates may be divided into two or more subclasses (each, a "SUBCLASS").

  The Certificates of a Series will represent beneficial ownership interests in a separate trust formed by the Seller. The property of each such trust (for each Series, the "TRUST ESTATE") will be comprised primarily of fixed or adjustable interest rate, conventional, first mortgage loans (the "MORTGAGE LOANS"), secured by first liens on one- to four-family residential properties. The Mortgage Loans will have been acquired by the Seller from its affiliate, Norwest Mortgage, Inc. ("NORWEST MORTGAGE"), and will have been underwritten either to Norwest Mortgage's underwriting standards, to the underwriting standards of a Pool Insurer (as defined herein) or to such other standards as are described in the applicable Prospectus Supplement. All of the Mortgage Loans will be serviced by Norwest Mortgage individually or together with one or more other servicers (each, a "SERVICER"). Norwest Bank Minnesota, National Association ("NORWEST BANK"), an affiliate of Norwest Mortgage, will act as master servicer with respect to each Trust Estate (in such capacity, the "MASTER SERVICER").

  Each Series of Certificates may include one or more Classes of Certificates (the "SUBORDINATED CERTIFICATES") that are subordinate in right of distributions or otherwise to one or more of the other Classes of such Series (the "SENIOR CERTIFICATES"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Estate may be subject to adjustment from time to time on the basis of distributions received in respect thereof and losses allocated to the Subordinated Certificates. If and to the extent specified in the Prospectus Supplement, credit support may be provided for any Series of Certificates, or any Classes or Subclasses thereof, in the form of a limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, mortgage pool insurance policy, reserve fund, cross-support or other form of credit enhancement as described herein or therein.

  Except for the Seller's limited obligations in connection with certain breaches of its representations and warranties, certain undertakings and obligations of the Master Servicer and Norwest Mortgage's obligations as Servicer, the Certificates will not represent obligations of the Seller, the Master Servicer or Norwest Mortgage, or any affiliate of the Seller, the Master Servicer or Norwest Mortgage.

  If specified in the applicable Prospectus Supplement, an election will be made to treat the Trust Estate (or one or more segregated pools of assets therein) underlying a Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

  There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

                                --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

  The Certificates may be sold from time to time through one or more different methods, including through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Certificates.

  This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.

                                --------------

                  THE DATE OF THIS PROSPECTUS IS MAY 20, 1998

                                    REPORTS

  The Master Servicer will prepare, and the Trustee or other Paying Agent appointed for each Series by the Master Servicer will forward to the Certificateholders of each Series statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See "The Pooling and Servicing Agreement--Reports to Certificateholders." In addition, each Servicer for each Series will furnish to the Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of the statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the applicable Series or to the Master Servicer c/o Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Securities Administration Services Manager.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "COMMISSION"), Washington, D.C., under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated herein by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

                        ADDITIONAL DETAILED INFORMATION

  The Seller intends to offer by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "DETAILED INFORMATION") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Subscribers of the Detailed Information are expected to include a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg(R)" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport(R)" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Master Servicer and their respective affiliates have no control over and take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number
(301) 846-8881.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Seller with respect to a Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), prior to the termination of an offering of Certificates evidencing interests therein. Upon request, the Master Servicer will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates a list identifying all filings with respect to a Trust Estate pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the Seller's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Master Servicer should be directed to: Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
REPORTS....................................................................   2
ADDITIONAL INFORMATION.....................................................   2
ADDITIONAL DETAILED INFORMATION............................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................   3
SUMMARY OF PROSPECTUS......................................................   6
RISK FACTORS...............................................................  10
  Limited Liquidity........................................................  10
  Limited Obligations......................................................  10
  Limitations, Reduction and Substitution of Credit Enhancement............  10
  Risks of the Mortgage Loans..............................................  10
  Yield and Prepayment Considerations......................................  11
  Book-Entry System for Certain Classes and Subclasses of Certificates.....  11
THE TRUST ESTATES..........................................................  12
  General..................................................................  12
  Mortgage Loans...........................................................  12
THE SELLER.................................................................  15
NORWEST MORTGAGE...........................................................  16
NORWEST BANK...............................................................  16
THE MORTGAGE LOAN PROGRAMS.................................................  16
  Mortgage Loan Production Sources.........................................  16
  Acquisition of Mortgage Loans from Correspondents........................  17
  Mortgage Loan Underwriting...............................................  18
    Norwest Mortgage Underwriting..........................................  18
    Pool Certification Underwriting........................................  21
  Representations and Warranties...........................................  22
DESCRIPTION OF THE CERTIFICATES............................................  23
  General..................................................................  23
  Definitive Form..........................................................  24
  Book-Entry Form..........................................................  24
  Distributions to Certificateholders......................................  26
    General................................................................  26
    Distributions of Interest..............................................  27
    Distributions of Principal.............................................  28
  Categories of Classes of Certificates....................................  30
  Other Credit Enhancement.................................................  31
    Limited Guarantee......................................................  31
    Financial Guaranty Insurance Policy or Surety Bond.....................  32
    Letter of Credit.......................................................  32
    Pool Insurance Policies................................................  32
    Special Hazard Insurance Policies......................................  32

                                                                           PAGE
                                                                           ----
    Mortgagor Bankruptcy Bond.............................................  32
    Reserve Fund..........................................................  32
    Cross Support.........................................................  32
PREPAYMENT AND YIELD CONSIDERATIONS.......................................  33
  Pass-Through Rates......................................................  33
  Scheduled Delays in Distributions.......................................  33
  Effect of Principal Prepayments.........................................  33
  Weighted Average Life of Certificates...................................  34
DELINQUENCY AND FORECLOSURE EXPERIENCE....................................  35
SERVICING OF THE MORTGAGE LOANS...........................................  39
  The Master Servicer.....................................................  39
  The Servicers...........................................................  39
  Payments on Mortgage Loans..............................................  40
  Periodic Advances and Limitations Thereon...............................  42
  Collection and Other Servicing Procedures...............................  43
  Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage
   Loans..................................................................  44
  Insurance Policies......................................................  45
  Fixed Retained Yield, Servicing Compensation and Payment of Expenses....  46
  Evidence as to Compliance...............................................  47
CERTAIN MATTERS REGARDING THE MASTER SERVICER.............................  47
THE POOLING AND SERVICING AGREEMENT.......................................  48
  Assignment of Mortgage Loans to the Trustee.............................  48
  Optional Purchases......................................................  50
  Reports to Certificateholders...........................................  50
  List of Certificateholders..............................................  51
  Events of Default.......................................................  51
  Rights Upon Event of Default............................................  51
  Amendment...............................................................  52
  Termination; Optional Purchase of Mortgage Loans........................  53
  The Trustee.............................................................  53
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...............................  54
  General.................................................................  54
  Foreclosure.............................................................  54
  Foreclosure on Shares of Cooperatives...................................  55
  Rights of Redemption....................................................  55
  Anti-Deficiency Legislation and Other Limitations on Lenders............  56
  Soldiers' and Sailors' Civil Relief Act and Similar Laws................  57
  Environmental Considerations............................................  57
  "Due-on-Sale" Clauses...................................................  59
  Applicability of Usury Laws.............................................  60
  Enforceability of Certain Provisions....................................  60

                                                                            PAGE
                                                                            ----
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  61
 Federal Income Tax Consequences for REMIC Certificates....................  61
  General..................................................................  61
  Status of REMIC Certificates.............................................  61
  Qualification as a REMIC.................................................  62
  Taxation of Regular Certificates.........................................  63
    General................................................................  63
    Original Issue Discount................................................  63
    Acquisition Premium....................................................  65
    Variable Rate Regular Certificates.....................................  66
    Market Discount........................................................  67
    Premium................................................................  67
    Election to Treat All Interest Under the Constant Yield Method.........  68
    Treatment of Losses....................................................  68
    Sale or Exchange of Regular Certificates...............................  69
  Taxation of Residual Certificates........................................  69
    Taxation of REMIC Income...............................................  69
    Basis and Losses.......................................................  70
    Treatment of Certain Items of REMIC Income and Expense.................  71
    Limitations on Offset or Exemption of REMIC Income.....................  71
    Tax-Related Restrictions on Transfer of Residual Certificates..........  72
    Sale or Exchange of a Residual Certificate.............................  74
    Mark to Market Regulations.............................................  75
  Taxes That May Be Imposed on the REMIC Pool..............................  75
    Prohibited Transactions................................................  75
    Contributions to the REMIC Pool After the Startup Day..................  75
    Net Income from Foreclosure Property...................................  75
  Liquidation of the REMIC Pool............................................  75
  Administrative Matters...................................................  76
  Limitations on Deduction of Certain Expenses.............................  76
  Taxation of Certain Foreign Investors....................................  76
    Regular Certificates...................................................  76
    Residual Certificates..................................................  77

                                                                           PAGE
                                                                           ----
  Backup Withholding......................................................  77
  Reporting Requirements..................................................  77
 Federal Income Tax Consequences for Certificates as to Which No REMIC
  Election Is Made........................................................  78
  General.................................................................  78
  Tax Status..............................................................  79
  Premium and Discount....................................................  79
    Premium...............................................................  79
    Original Issue Discount...............................................  79
    Market Discount.......................................................  80
  Recharacterization of Servicing Fees....................................  80
  Sale or Exchange of Certificates........................................  80
  Stripped Certificates...................................................  81
    General...............................................................  81
    Status of Stripped Certificates.......................................  82
    Taxation of Stripped Certificates.....................................  82
  Reporting Requirements and Backup Withholding...........................  83
  Taxation of Certain Foreign Investors...................................  84
ERISA CONSIDERATIONS......................................................  84
  General.................................................................  84
  Certain Requirements Under ERISA........................................  84
    General...............................................................  84
    Parties in Interest/Disqualified Persons..............................  84
    Delegation of Fiduciary Duty..........................................  85
  Administrative Exemptions...............................................  85
    Individual Administrative Exemptions..................................  85
    PTE 83-1..............................................................  86
  Exempt Plans............................................................  87
  Unrelated Business Taxable Income--Residual Certificates................  87
LEGAL INVESTMENT..........................................................  87
PLAN OF DISTRIBUTION......................................................  89
USE OF PROCEEDS...........................................................  90
LEGAL MATTERS.............................................................  90
RATING....................................................................  90
INDEX OF SIGNIFICANT DEFINITIONS..........................................  91

                             SUMMARY OF PROSPECTUS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the applicable Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. See the "Index of Significant Definitions" beginning on page 91.

Title of Securities...... Mortgage Pass-Through Certificates (Issuable in
                          Series).

Seller................... Norwest Asset Securities Corporation (the "SELLER"),
                          a direct, wholly-owned subsidiary of Norwest
                          Mortgage, Inc. ("NORWEST MORTGAGE"), which is an indirect, wholly-owned subsidiary of Norwest Corporation ("NORWEST CORPORATION"). See "The Seller."

Servicers................ Norwest Mortgage and, to the extent specified in the applicable Prospectus Supplement, one or more other entities identified therein (each, a "SERVICER") will service the Mortgage Loans contained in each Trust Estate. Each Servicer will perform certain servicing functions with respect to the Mortgage Loans serviced by it pursuant to a related Servicing Agreement (each, an "UNDERLYING SERVICING AGREEMENT"). See "Servicing of the Mortgage Loans."

Master Servicer.......... Norwest Bank Minnesota, National Association
                          ("NORWEST BANK" and, in such capacity, the "MASTER SERVICER"). Norwest Bank is a direct, wholly-owned subsidiary of Norwest Corporation and an affiliate of the Seller. The Master Servicer will perform certain administration, calculation and reporting functions with respect to each Trust Estate and will supervise the Servicers, in each case, pursuant to a Pooling and Servicing Agreement. In addition, the Master Servicer will generally be required to make Periodic Advances (to the extent described herein) with respect to the Mortgage Loans in each Trust Estate to the extent that the related Servicer (other than Norwest Mortgage) fails to make a required Periodic Advance. See "Servicing of the Mortgage Loans--The Master Servicer" and "--Periodic Advances and Limitations Thereon."

The Trust Estates........ Each Trust Estate will be formed and each Series of
                          Certificates will be issued pursuant to a pooling and servicing agreement (each, a "POOLING AND SERVICING AGREEMENT") among the Seller, the Master Servicer and the Trustee specified in the applicable Prospectus Supplement. Each Trust Estate will consist of the related Mortgage Loans (other than the Fixed Retained Yield (as defined herein), if any) and certain other related property, as specified in the applicable Prospectus Supplement. The Mortgage Loans will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on one- to four-family residential properties.

                          The Mortgage Loans will have been acquired by the Seller from its affiliate Norwest Mortgage. The Mortgage Loans will have been originated by Norwest Mortgage or an affiliate or will have been acquired by Norwest Mortgage directly or indirectly from other mortgage loan originators. All of the Mortgage Loans will have been underwritten either to Norwest Mortgage's standards, to the extent specified in the applicable Prospectus Supplement, to the standards of a Pool Insurer or to standards otherwise specified in the applicable Prospectus Supplement. See "The Trust Estates" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

                          The particular characteristics or expected characteristics of the Mortgage Loans and a description of the other property, if any, included in a Trust Estate will be set forth in the applicable Prospectus Supplement.

Description of the
Certificates............. Each Series of Certificates will include one or more
                          Classes, any of which may consist of multiple Subclasses. A Class or Subclass of Certificates will be entitled, to the extent of funds available, to either (i) principal and interest payments in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

Distributions on the
Certificates............. Interest. With respect to each Series of
                          Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Mortgage Interest Rates thereof (net of servicing fees and certain other amounts as described herein or in the applicable Prospectus Supplement), will be passed through to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. See "Description of the Certificates-- Distributions to Certificateholders--Distributions of Interest" herein. Except as otherwise specified in the applicable Prospectus Supplement, interest on each Class and Subclass of Certificates of each Series will accrue at the pass-through rate for each Class and Subclass indicated in the applicable Prospectus Supplement (each, a "PASS-THROUGH RATE") on the outstanding principal balance or notional amount thereof.

                          Principal. With respect to a Series of Certificates, principal payments (including prepayments) will be passed through to holders of the related Certificates or otherwise applied in accordance with the related Pooling and Servicing Agreement on each Distribution Date. Distributions in reduction of principal balance will be allocated among the Classes and Subclasses of Certificates of a Series in the manner specified in the applicable Prospectus Supplement. See "Description of the Certificates-- Distributions to Certificateholders--Distributions of Principal."

Cut-Off Date............. The date specified in the applicable Prospectus
                          Supplement.

Distribution Dates....... Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off Date occurs (each, a "DISTRIBUTION DATE"). If so specified in the applicable Prospectus Supplement, distributions on Certificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such Prospectus Supplement.

Record Dates............. Distributions will be made on each Distribution Date to Certificateholders of record at the close of business on (unless a different date is specified in the applicable Prospectus Supplement) the last business day of the month preceding the month in which such Distribution Date occurs (each, a "RECORD DATE").

Credit Enhancement....... A Series of Certificates may include one or more
                          Classes of Senior Certificates and one or more Classes of Subordinated Certificates. The rights of the holders of Subordinated Certificates of a Series to receive distributions with respect to the related Mortgage Loans will be subordinated to such rights of the holders of the

                          Senior Certificates of the same Series to the extent and in the manner specified in the applicable Prospectus Supplement. This subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans and to protect them against losses. This protection will be effected by (i) the preferential right of the Senior Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distributions on such date, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificate of all or a portion of losses realized on the underlying Mortgage Loans.

                          If so specified in the applicable Prospectus
                          Supplement, the Certificates of any Series, or any one or more Classes thereof, may be entitled to the benefits of a limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, mortgage pool insurance policy, reserve fund, cross-support or other form of credit enhancement as specified in the applicable Prospectus Supplement. See "Description of the Certificates--Other Credit Enhancement."

Periodic Advances........ In the event of delinquencies in payments on any
                          Mortgage Loan, the Servicer servicing such Mortgage Loan will be obligated to the extent specified in the Underlying Servicing Agreement to make advances of cash ("PERIODIC ADVANCES") to the Servicer Custodial Account (as defined herein) to the extent that such Servicer determines such Periodic Advances would be recoverable from future payments and collections on such Mortgage Loan. Any such Periodic Advances will be reimbursable to such Servicer as described herein and in the applicable Prospectus Supplement. The Master Servicer or Trustee will, in certain circumstances, be required to make Periodic Advances upon a Servicer default. In addition, the Master Servicer may be required to make Periodic Advances if the Underlying Servicing Agreement does not require the Servicer to make Periodic Advances while a Mortgage Loan is in liquidation. See "Servicing of the Mortgage Loans--Periodic Advances and Limitations Thereon."

Forms of Certificates.... The Certificates will be issued either (i) in book-
                          entry form ("BOOK-ENTRY CERTIFICATES") through the facilities of The Depository Trust Company ("DTC") or (ii) in fully registered, certificated form ("DEFINITIVE CERTIFICATES").

                          An investor in a Class or Subclass of Book-Entry Certificates will not receive a physical certificate representing its ownership interest in such Book-Entry Certificates, except under extraordinary circumstances which are discussed in "Description of the Certificates--Definitive Form" in this Prospectus. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in receipt of distributions by an investor and may restrict an investor's ability to pledge its securities. The rights of investors in the Book-Entry Certificates may generally only be exercised through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Form."

Optional Purchase of
Certain Mortgage
Loans.................... The Seller may, subject to the terms of the applicable Pooling and Servicing Agreement, purchase
                          (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the related Trust Estate, up to the limit specified in such Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to Norwest Mortgage regarding the characteristics of such Mortgage Loan. See "Pooling and Servicing Agreement--Optional Purchases."

Optional Purchase of All
 Mortgage Loans.......... If so specified in the Prospectus Supplement with respect to a Series, all, but not less than all, of the Mortgage Loans in the related Trust Estate and any property acquired in respect thereof at the time, may be purchased by the Seller, Norwest Mortgage or such other party as is specified in the applicable Prospectus Supplement, in the manner and at the price specified in such Prospectus Supplement. In the event that an election is made to treat the related Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"). Exercise of the right of purchase will effect the early retirement of the Certificates of that Series. See "Prepayment and Yield Considerations."

ERISA Limitations........ A fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the "prohibited transaction" rules thereunder, and to the corresponding provisions of the Code, should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Tax Status............... The treatment of the Certificates for federal income tax purposes will be determined by whether a REMIC election is made with respect to a Series of Certificates and, if a REMIC election is made, by whether the Certificates are Regular Interests or Residual Interests. See "Certain Federal Income Tax Consequences."

Legal Investment......... The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent such Certificates constitute legal investments for them. See "Legal Investment" herein and in the applicable Prospectus Supplement.

Rating................... It is a condition to the issuance of the
                          Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that each Class or Subclass be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "RATING AGENCY"). A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the assigning rating agency. Further, such ratings do not address the effect of prepayments on the yield anticipated by an investor.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of Certificates.

LIMITED LIQUIDITY

  There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. Unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

  Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement, Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Seller, Norwest Mortgage, Norwest Bank, the Trustee or any of their affiliates, except for the Seller's limited obligations with respect to certain breaches of its representations and warranties, Norwest Mortgage's obligations as Servicer and Norwest Bank's obligations as Master Servicer. Neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Seller, Norwest Mortgage, Norwest Bank, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Seller, Norwest Mortgage, Norwest Bank, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

  With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination thereof. See "Description of the Certificates--Other Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the Master Servicer, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof). The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Seller, Norwest Mortgage, Norwest Bank, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates. See "Description of the Certificates--Other Credit Enhancement."

RISKS OF THE MORTGAGE LOANS

  An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust Estate, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in Norwest Mortgage's or other Servicers' servicing portfolios. In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans--Insurance Policies," no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by Standard Hazard Insurance Policies, as described under "Servicing of the Mortgage Loans--Insurance Policies." Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" and "Prepayment and Yield Considerations--Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See "The Trust Estates--Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

YIELD AND PREPAYMENT CONSIDERATIONS

  The yield of the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or discount price, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular, the yield on Classes of Certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates. In particular, prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions, homeowner mobility and the ability of the borrower to obtain refinancing. In addition, the yield to investors may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. The yield to investors in Classes of Certificates will be adversely affected to the extent that losses on the Mortgage Loans in the related Trust Estate are allocated to such Classes and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust Estate. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates. See "Prepayment and Yield Considerations."

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES AND SUBCLASSES OF CERTIFICATES

  Since transactions in the Classes and Subclasses of Book-Entry Certificates of any Series generally can be effected only through DTC, DTC Participants and Indirect DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a Paying Agent on behalf of the Master Servicer, to Cede, as nominee for DTC. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Form."

                               THE TRUST ESTATES

GENERAL

  The Trust Estate for each Series of Certificates will consist primarily of Mortgage Loans evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages, deeds of trust or other instruments creating first liens (the "MORTGAGES") on some or all of the following six types of property (as so secured, the "MORTGAGED PROPERTIES"), to the extent set forth in the applicable Prospectus Supplement: (i) one- to four-family detached residences,
(ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and
(vi) shares issued by private non-profit housing corporations ("COOPERATIVES") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets as may be specified in the applicable Prospectus Supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

MORTGAGE LOANS

  The Mortgage Loans will have been acquired by the Seller from its affiliate, Norwest Mortgage. The Mortgage Loans will have been originated by Norwest Mortgage or will have been acquired by Norwest Mortgage from other affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to Norwest Mortgage's standards, to the extent specified in the applicable Prospectus Supplement, to the standards of a Pool Insurer or to such other standards set forth in the applicable Prospectus Supplement. See "The Mortgage Loan Programs--Mortgage Loan Production Sources" and "--Mortgage Loan Underwriting." The Prospectus Supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by Norwest Mortgage or its affiliate and (ii) purchased by Norwest Mortgage or its affiliates from unaffiliated mortgage loan originators through Norwest Mortgage's mortgage loan purchase programs.

  Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in Norwest Mortgage's discretion. The borrowers for each of the Mortgage Loans will be natural persons or, under certain conditions, borrowers may be inter vivos revocable trusts established by natural persons.

  If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by leases on real property under circumstances that Norwest Mortgage determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate,
(ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

  The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

  The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

  The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "DUE DATE") but may, if so specified in the applicable Prospectus Supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

  a. Fixed Rate Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, fully- amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Seller or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

  b. Adjustable Rate Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note and an index. The applicable Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average margin with respect to the adjustable rate mortgage loans in the related Trust Estate. The applicable Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment.

  If specified in the applicable Prospectus Supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, the Seller or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

  If so specified in the applicable Prospectus Supplement, the Trust Estate may contain adjustable-rate Mortgage Loans which have Mortgage Interest Rates that generally adjust monthly or may adjust at other intervals as specified in the applicable Prospectus Supplement. The scheduled monthly payment will be adjusted as and when described in the applicable Prospectus Supplement (at intervals which may be different from those at which the Mortgage Interest Rate is adjusted) to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the applicable Prospectus Supplement, thereby resulting in negative amortization of principal. If an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("DEFERRED INTEREST") will be added to the principal balance of such Mortgage Loan.

  c. Graduated Payment Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) "GRADUATED PAY MORTGAGE LOANS," pursuant to which amounts constituting Deferred Interest are added to the principal balances of such mortgage loans, (ii) "TIERED PAYMENT MORTGAGE LOANS," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and
(iii) "GROWING EQUITY MORTGAGE LOANS," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

  d. Subsidy Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("SUBSIDY LOANS") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("SUBSIDY PAYMENTS") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("SUBSIDY ACCOUNT") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

  Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

  Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by Norwest Mortgage in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs--Mortgage Loan Underwriting."

  e. Buy-Down Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("BUY-DOWN LOANS") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable Prospectus Supplement, placed in a custodial account (the "BUY-DOWN FUND") by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

  f. Balloon Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity ("BALLOON LOANS") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "BALLOON PERIOD"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations."

  g. Pledged Asset Mortgage Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower); which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor (any such loans, "PLEDGED ASSET MORTGAGE LOANS," and any such collateral, "ADDITIONAL COLLATERAL"). Generally, the amount of such Additional Collateral will not exceed 30% of the amount of such loan, and the requirement to maintain Additional Collateral will terminate when the principal amount of the loan is paid down to a predetermined amount.

  A Trust Estate may also include other types of first lien, residential Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

                                  THE SELLER

  Norwest Asset Securities Corporation (the "SELLER") is a direct, wholly owned subsidiary of Norwest Mortgage, Inc. and an indirect, wholly owned subsidiary of Norwest Corporation, a corporation organized under the laws of Delaware ("NORWEST CORPORATION"). The Seller was incorporated in the State of Delaware on March 28, 1996.

  The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

  The Seller maintains its principal office at 7485 New Horizon Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

  At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from Norwest Mortgage. Except to the extent otherwise specified in the applicable Prospectus Supplement, the Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the breach of certain representations and warranties made by the Seller. See "The Pooling and Servicing Agreement-- Assignment of Mortgage Loans to the Trustee."

                               NORWEST MORTGAGE

  Norwest Mortgage, Inc. ("NORWEST MORTGAGE") was originally incorporated as a Minnesota corporation on July 1, 1983. On August 30, 1995, Norwest Mortgage and Directors Mortgage Loan Corporation, a California corporation, completed a statutory merger. As a result of the merger, Norwest became a California corporation as of September 1, 1995. Norwest Mortgage is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, Norwest Funding, Inc. and Norwest Funding II, Inc. (collectively, "NORWEST FUNDING") and (ii) servicing residential mortgage loans for its own account or for the account of others. Norwest Mortgage is a direct, wholly owned subsidiary of Norwest Nova, Inc. and an indirect, wholly owned subsidiary of Norwest Corporation. The executive offices of Norwest Mortgage are located at 405 Southwest 5th Street, Des Moines, Iowa 50309-4603, and its telephone number is (515) 221-7300.

  On May 7, 1996 Norwest Mortgage and Norwest Funding acquired all of the mortgage origination, servicing and secondary marketing operations of The Prudential Home Mortgage Company, Inc. ("PHMC"), an indirect, wholly owned subsidiary of The Prudential Insurance Company of America, and purchased certain mortgage loans from PHMC and a substantial portion of PHMC's mortgage servicing portfolio (such transaction, the "PHMC ACQUISITION").

  On January 7, 1997, a complaint was served on PHMC with respect to an individual and purported class action filed by The Capitol Life Insurance Company ("CAPITOL LIFE") in the Superior Court of New Jersey against PHMC, The Prudential Home Mortgage Securities Company, Inc. ("PHMSC") and certain of their affiliates and 100 unnamed "Doe defendants". On March 26, 1997, PHMC and others filed a motion to dismiss the complaint for failure to state a claim on which relief can be granted. On June 2, 1997, an amended complaint was filed and American Investors Life Insurance Company joined Capitol Life as a named plaintiff in the actions. As amended, the complaint asserts claims against PHMC, PHMSC, certain of their present and former affiliates and certain former employees as well as Merrill Lynch & Co., Kidder, Peabody & Co. Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc. As amended, the complaint alleges, among other things, that the defendants made false and misleading statements and/or omissions of material fact and fraudulently concealed material facts in connection with the purchase by the plaintiffs of certain of PHMSC's Subordinated Mortgage Securities, Series 1992-A. One of the named defendants, who is a former employee of PHMC and certain of its affiliates, is an officer and employee of the Seller and Norwest Mortgage. The Seller has been advised that PHMC, PHMSC, their affiliated defendants and such common employee will vigorously defend the action. Based on the foregoing, the Seller does not believe that this litigation will have an adverse effect on any Series of Certificates.

  Norwest Mortgage is an approved servicer of FNMA, FHLMC and the Government National Mortgage Association. As of December 31, 1997, Norwest Mortgage had a net worth of approximately $446.5 million.

                                 NORWEST BANK

  Norwest Bank Minnesota, National Association ("NORWEST BANK") will act as Master Servicer with respect to each Series. Norwest Bank is a direct, wholly owned subsidiary of Norwest Corporation. Norwest Bank is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank.

  Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Norwest Bank conducts its master servicing and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3662 and its telephone number is (410) 884-2000.

                          THE MORTGAGE LOAN PROGRAMS

MORTGAGE LOAN PRODUCTION SOURCES

  Norwest Mortgage conducts a significant portion of its mortgage loan originations through more than 700 loan production offices (the "LOAN STORES") located throughout all 50 states. Norwest Mortgage also conducts a significant portion of its mortgage loan originations through centralized production offices located in Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Norwest Mortgage receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States.

  The following are Norwest Mortgage's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Norwest Mortgage or borrowers referred by borrowers with mortgage loans currently serviced by Norwest Mortgage), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Norwest Mortgage's Private Mortgage Banking division (including referrals from the private banking group of Norwest Bank and other affiliated banks), which division specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Norwest Mortgage, through its wholly owned subsidiary, Norwest Mortgage Ventures, Inc., has entered with realtors and banking institutions (the "JOINT VENTURES") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Norwest Mortgage acquires qualifying mortgage loans from other unaffiliated originators ("CORRESPONDENTS"). See "-- Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Norwest Mortgage's business, measured by the volume of loans generated, tends to fluctuate over time.

  Norwest Mortgage Ventures, Inc. owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Norwest Mortgage's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Norwest Mortgage in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Norwest Mortgage or Norwest Funding.

  Norwest Mortgage may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Norwest Mortgage) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Norwest Mortgage's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations."

  A majority of Norwest Mortgage's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Norwest Mortgage provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. (Not all relocation loans are generated by Norwest Mortgage through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Norwest Mortgage's acquisition of mortgage loans from other originators.) Also among Norwest Mortgage's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Norwest Mortgage mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

  In order to qualify for participation in Norwest Mortgage's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Norwest Mortgage for consistency with Norwest Mortgage's underwriting guidelines or the standards of a Pool Insurer and represent that each loan was underwritten in accordance with Norwest Mortgage standards or the standards of a Pool Insurer and (v) utilize the services of qualified appraisers.

  The contractual arrangements with Correspondents may involve the commitment by Norwest Mortgage to accept delivery of a certain dollar amount of mortgage loans over a period of time; this commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("DELEGATED UNDERWRITING"), which will result in Norwest Mortgage not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' representations, and Norwest Mortgage's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with Norwest Mortgage's underwriting standards. In all instances, however, acceptance by Norwest Mortgage is contingent upon the loans being found to satisfy Norwest Mortgage's program standards or the standards of a Pool Insurer. Norwest Mortgage may also acquire portfolios of loans in negotiated transactions.

MORTGAGE LOAN UNDERWRITING

  Norwest Mortgage Underwriting

  Norwest Mortgage's underwriting standards are applied by or on behalf of Norwest Mortgage to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Norwest Mortgage's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, Mortgage Loans were underwritten by or on behalf of Norwest Mortgage generally in accordance with the standards and procedures described herein.

  Norwest Mortgage utilizes various systems of credit scoring as a tool to supplement the mortgage loan underwriting process. Credit scoring assists Norwest Mortgage in the mortgage loan approval process by providing consistent, objective measures of borrower credit and loan attributes. Such objective measures are used to evaluate loan applications and assign each application a "CREDIT SCORE."

  The portion of the Credit Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO SCORE" which indicates a level of default probability over a two-year period.

  The Credit Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Credit Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Credit Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the credit scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a limited documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

  With respect to all mortgage loans underwritten by Norwest Mortgage, Norwest Mortgage's underwriting of a mortgage loan may be based on data obtained by parties other than Norwest Mortgage that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Norwest Mortgage to process loans on its behalf, or independent contractors hired by Norwest Mortgage to perform underwriting services on its behalf ("CONTRACT UNDERWRITERS") make initial determinations as to the consistency of loans with Norwest Mortgage underwriting guidelines. The underwriting of mortgage loans acquired by Norwest Mortgage pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Norwest Mortgage although the mortgage loan file is reviewed by Norwest Mortgage to confirm that certain documents are included in the file. Instead, Norwest Mortgage relies on (i) the Correspondent's representations that such mortgage loan was underwritten in accordance with Norwest Mortgage's underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to Norwest Mortgage pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

  A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Credit Score.

  Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Norwest Mortgage, but Norwest Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through V.I.E., Inc., an affiliate of Norwest Mortgage, that obtains employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting limited documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Norwest Mortgage accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and W-2. In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

  In general, except for borrowers meeting certain standards who apply for loans with certain qualifying characteristics under Norwest Mortgage's "retention program" applicable to then-current borrowers, borrowers applying for loans must demonstrate that the ratio of their total monthly housing debt to their monthly gross income (except for borrowers who apply through Norwest Mortgage's Private Mortgage Banking division), and the ratio of their total monthly debt to their monthly gross income do not exceed certain maximum levels. Such maximum levels vary and under the "retention program" may not be applied, depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Credit Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, such ratios are determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. See "The Trust Estates--Mortgage Loans." In the case of a mortgage loan referred by Norwest Mortgage's Private Mortgage Banking division, only one qualifying ratio is calculated (the applicant's ratio of total monthly debt to monthly gross income). In addition, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which Norwest Mortgage defines as a property leased to a third party by its owner (as distinct from a "second home," which Norwest Mortgage defines as an owner-occupied, non-rental property that is not the owner's principal residence), Norwest Mortgage will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

  Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. However, if so specified in the applicable Prospectus Supplement, Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 95% may be included in the related Trust Estate. The "LOAN-TO-VALUE RATIO" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Norwest Mortgage currently obtains appraisals through its affiliate, Value Information Technology, Inc.

  No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, recertification of value) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Norwest Mortgage's servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "Prepayment and Yield Considerations--Weighted Average Life of Certificates." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

  Norwest originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Norwest Mortgage may require at origination) will be covered by primary mortgage insurance from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. However, Norwest Mortgage does not require primary mortgage insurance on loans that have Loan-to-Value Ratios exceeding 80% if such loans are secured by primary residences or second homes (excluding cooperatives). Each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been if the Loan-to-Value Ratios was 80% or less or if primary mortgage insurance was obtained. The Prospectus Supplement will specify the number and percentage of Mortgage Loans contained in the Trust Estate for a particular Series of Certificates with Loan-to-Value Ratios at origination in excess of 80% which were originated without primary mortgage insurance.

  Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Certain Mortgage Loans ("T.O.P. LOANS") originated by Norwest Mortgage or Norwest Funding in connection with the "TITLE OPTION PLUS" program are not covered by title insurance policies, although title searches are performed in connection with the origination of T.O.P. Loans by American Land Title Company, Inc., an affiliate of Norwest Mortgage. The Seller will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mortgage Loan (including each T.O.P. Loan) is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions as set forth below under "--Representations and Warranties." However in the event that a lien senior to the lien of the Mortgage related to a T.O.P. Loan that is contained in the Trust Estate for any Series is found to exist, the sole recourse of the Trustee will be against the Seller for breach of its representation and warranty. The Trustee will not have recourse against any title insurance company or other party.

  Where permitted by law, Norwest Mortgage generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. Norwest Mortgage may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrowers' ability to pay such taxes and charges as they become due.

Pool Certification Underwriting

  If specified in the applicable Prospectus Supplement, certain of the Mortgage Loans will have been reviewed by General Electric Mortgage Insurance Corporation ("GEMICO"), United Guaranty Residential Insurance Company ("UGRIC") or a similar entity (collectively, the "POOL INSURERS" ) to determine conformity, in the aggregate, with such company's respective credit, appraisal and underwriting guidelines. Norwest Mortgage will not have underwritten such Mortgage Loans. Neither GEMICO nor UGRIC have underwritten any of the Mortgage Loans for compliance with any investor guidelines.

  Based on information provided by the relevant company, as a condition to eligibility of a Mortgage Loan for inclusion in a mortgage pool to be insured by GEMICO or UGRIC, the loan originator generally will be required to comply with the following procedures, although exceptions may be made if permitted by such company.

  Initially, a prospective borrower must fill out a detailed application providing pertinent credit information. The loan originator obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any record of bankruptcy, or other pertinent legal history. In addition, a verification of employment for the last two years is made from either the applicant's employer or a Form W-2 for the most recent two years and the applicant's most recent pay stub. If an applicant is self-employed, such applicant submits copies of signed tax returns with all schedules for the prior two years together with a current year-to-date profit and loss statement and any other documentation deemed necessary. Rental income used to qualify the applicant is verified either by lease agreements or by the borrower's tax returns. In the case of refinancings, the loan originator must require, among other things, that there has not been more than one delinquency in the prior 12 months nor, in the case of mortgage loans reviewed by GEMICO, any delinquency in the past 90 days on the prior mortgage loan.

  In determining the adequacy of the Mortgaged Property as collateral, an independent appraisal must be made of each property considered for financing. Each appraiser must be selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes. No appraisal more than six months old will be accepted by GEMICO and no appraisal more than 120 days old will be accepted by UGRIC.

  Once all applicable employment, credit and property information is received, a determination must be made by the loan originator (and confirmed on review by GEMICO or UGRIC) as to whether the prospective borrower has sufficient monthly income to meet (i) the monthly payment obligations on the proposed mortgage loan (including principal and interest payments, real estate taxes, insurance on the subject property, and homeowners' association dues and secondary financing, if any), and (ii) the aggregate of the foregoing and all other financial obligations not expected to be fully repaid within the next 10 months. As a general rule, UGRIC permits a maximum ratio of a prospective borrower's debt, as described in clauses (i) and (ii) above, to such borrower's income to be 33% and 38%, respectively for fixed rate, fixed payment loans and for adjustable rate loans with Loan-to-Value Ratios of 75% or less. Maximum ratios of 28% and 33%, respectively, are permitted for adjustable rate loans with Loan-to-Value Ratios above 75%. The general rule may be varied, and higher debt-to-income ratios may be permitted, in appropriate cases characterized by lower Loan-to-Value Ratios or other favorable factors. GEMICO's underwriting process relies on a combination of its own proprietory credit score model (which includes factors related to a borrower's credit history as well as specific loan attributes) and the consideration of borrower debt-to-income ratios. Depending upon the credit score, GEMICO will permit maximum ratios, as described in clauses (i) and (ii) above, of 40% and 50%, respectively.

  In some special cases, GEMICO and UGRIC may underwrite loans under a "limited documentation" program. With respect to such loans, limited investigation into the borrower's credit history and income profile is undertaken by the originator and such loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than the percentage required under standard guidelines, the originator may forego certain aspects of the review relating to monthly income, and, in the case of mortgage loans reviewed by GEMICO, traditional ratios of monthly or total expenses to gross income may not be applied. At a minimum, a limited documentation program must require a loan application, a credit report, an appraisal acceptable to FNMA/FHLMC performed by an independent appraiser, and a verification of downpayment or three months of bank statements. The maximum Loan-to-Value Ratio allowed under any limited documentation program underwritten by GEMICO and UGRIC is 70%. UGRIC's "limited documentation" program is limited exclusively to self-employed borrowers.

  For any rate or term refinance of a mortgage loan, or conversion of an adjustable rate mortgage loan, where GEMICO or UGRIC has already insured the prior loan, GEMICO or UGRIC may have determined a loan's insurability without reviewing updated credit or collateral information. In the case of seasoned loans, GEMICO or UGRIC may have determined a loan's insurability by performing a more limited credit and collateral review.

  The foregoing should not be taken as a full and complete discussion of all of the procedures undertaken in connection with a particular underwriting. Both GEMICO and UGRIC consider various other factors including, but not limited to, reviewing sales contracts, verifying deposits and other assets and examining additional supporting documentation in certain instances such as divorce decrees and separation agreements. Investors should consult the particular Pool Insurer's underwriting guidelines for more specific and complete requirements regarding underwriting standards. Furthermore, the underwriting process often results in certain compensating factors being considered to offset the existence of other negative factors in a loan file.

  The use of pool certification underwriting by a Pool Insurer in no way indicates that the related Certificates or Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy unless the applicable Prospectus Supplement so specifies.

REPRESENTATIONS AND WARRANTIES

  In connection with the transfer of the Mortgage Loans related to any Series by the Seller to the Trust Estate, the Seller will generally make certain representations and warranties regarding the Mortgage Loans. In certain cases where Norwest Mortgage acquired some or all of the Mortgage Loans related to a Series from a Correspondent, if so indicated in the applicable Prospectus Supplement, the Seller may, rather than itself making representations and warranties, cause the representations and warranties made by the Correspondent in connection with its sale of Mortgage Loans to Norwest Mortgage or Norwest Funding to be assigned to the Trust Estate. In such cases, the Correspondent's representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, such representations and warranties (whether made by the Seller or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing

Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) the Mortgage Loan (other than a T.O.P. Loan as described above under "--Mortgage Loan Underwriting") is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received); (v) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances and liens having a priority over the first lien of the Mortgage except for those liens set forth in the Pooling and Servicing Agreement; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage loan had more than one delinquency in the 12 months preceding the Cut-Off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

  No representations or warranties are made by the Seller or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" below.


  In addition, no representations or warranties are made by the Seller or any other party with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of fraud will be borne solely by Certificateholders.

  See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Each Series of Certificates will include one or more Classes, each of which may be divided into two or more Subclasses. Any references herein to the characteristics of a Class of Certificates may also describe the characteristics of a Subclass of Certificates. In addition, any Class or Subclass of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

  Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") among the Seller, Norwest Bank, as the Master Servicer, and the Trustee named in the applicable Prospectus Supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement.

  Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Master Servicer or the Paying Agent acting on behalf of the Master Servicer shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

  Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "REGULAR CERTIFICATES") and one Class or Subclass of Certificates with respect to each REMIC that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "RESIDUAL CERTIFICATES") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences."

  The Seller may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

DEFINITIVE FORM

  Certificates of a Series that are issued in fully registered, certificated form are referred to herein as "DEFINITIVE CERTIFICATES." Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

  In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the "residual interest" thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it
(x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

BOOK-ENTRY FORM

  Each Class or Subclass of the Book-Entry Certificates of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("CEDE"), as nominee of DTC, which will be the "holder" or "CERTIFICATEHOLDER" of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a "BENEFICIAL OWNER") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the Prospectus Supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC PARTICIPANTS").

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

  Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Master Servicer, or a Paying Agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a Paying Agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

  Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

  The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Master Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book- Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

 General

  On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate's Percentage Interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The undivided percentage interest (the "PERCENTAGE INTEREST") represented by any Certificate of a Subclass or any Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Subclass or Class, as the case may be.

  In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the "POOL DISTRIBUTION AMOUNT") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, (iv) the Trustee Fee, if any, and (v) any other amounts described in the applicable Prospectus Supplement;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable Prospectus Supplement, Liquidation Proceeds which were received prior to the related Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("PARTIAL LIQUIDATION PROCEEDS")) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, in certain cases as specified in the applicable Prospectus Supplement, the Due
  Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

    (f) that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

    (g) if an election has been made to treat the applicable Trust Estate as a REMIC, any Net Foreclosure Profits with respect to such Distribution Date;

    (h) all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

    (i) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement;

    (j) reinvestment earnings on payments received in respect of the Mortgage Loans; and

    (k) any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

  The applicable Prospectus Supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

  "NET FORECLOSURE PROFITS" with respect to a Distribution Date will be the excess of (i) the portion of aggregate net Liquidation Proceeds which represents the amount by which aggregate profits on liquidated Mortgage Loans with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) aggregate realized losses on liquidated Mortgage Loans with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

 Distributions of Interest

  With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The "NET MORTGAGE INTEREST RATE" for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related mortgage note (the "MORTGAGE INTEREST RATE"), less the portion thereof, if any, not contained in the Trust Estate (the "FIXED RETAINED YIELD"), and less amounts payable to the Servicers for servicing the Mortgage Loan (the "SERVICING FEE"), the fee payable to the Master Servicer (the "MASTER SERVICING FEE"), the fee payable to the Trustee (the "TRUSTEE FEE"), if any, and any related expenses specified in the applicable Prospectus Supplement.

  Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the Pass-Through Rate for such Class indicated in the applicable Prospectus Supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such Prospectus Supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereafter as "ACCRUAL CERTIFICATES") will be distributable on the Distribution Dates specified in the applicable Prospectus Supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

  With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such Prospectus Supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such

Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

 Distributions of Principal

  The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class or Subclass of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class or Subclass to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to such Class or Subclass. Certificates with no principal balance will not receive distributions in respect of principal. The applicable Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

  If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

  If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided through subordination by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

  Losses realized on liquidated Mortgage Loans (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

  A "SPECIAL HAZARD LOSS" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under "Servicing of the Mortgage Loans-- Insurance Policies." A "FRAUD LOSS" is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such

Mortgage Loan. A "BANKRUPTCY LOSS" is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable Prospectus Supplement (the "SPECIAL HAZARD LOSS AMOUNT") are "EXCESS SPECIAL HAZARD LOSSES." Fraud Losses in excess of the amount specified in the applicable Prospectus Supplement (the "FRAUD LOSS AMOUNT") are "EXCESS FRAUD LOSSES." Bankruptcy losses in excess of the amount specified in the applicable Prospectus Supplement (the "BANKRUPTCY LOSS AMOUNT") are "EXCESS BANKRUPTCY LOSSES." Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

  Since the amounts of the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

  Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

  The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

CATEGORIES OF CLASSES OF CERTIFICATES

  The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.

CATEGORIES OF                                 DEFINITION
CLASSES                                    PRINCIPAL TYPES

Accretion Directed...  A Class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the Mortgage Loans for the related Series.

Component
Certificates.........  A Class consisting of "Components." The Components of a
                       Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount
Class................  A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Amortization
 Class (also sometimes
 referred to as
 a "PAC")............  A Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Planned Amortization Class. The Planned Amortization Classes in any Series of Certificates may be subdivided into different categories (e.g., Planned Amortization Class I ("PAC I") Planned Amortization Class II ("PAC II") and so forth) derived using different structuring ranges.

Scheduled
Amortization Class...  A Class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled Amortization Class and such range generally is narrower than that for a Planned Amortization Class. Typically, the Support Class for the applicable Series of Certificates generally will represent a smaller percentage of the Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted Amortization Class.

Sequential Pay
Class................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single Class is entitled to receive principal payments before or after other Classes in the same Series of Certificates may be identified as a Sequential pay Class.


Strip Class..........  A Class that is entitled to receive a constant proportion, or "strip," of the principal payments on the underlying Mortgage Loans.

Support Class (also
 sometimes referred
 to as a "COMPANION
 CLASS").............  A Class that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Classes, Targeted Amortization Classes and/or Scheduled Amortization Classes.

Targeted
 Amortization Class
 (also sometimes
 referred to as a
 "TAC")..............  A Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans.

                                            INTEREST TYPES

Fixed Rate Class.....  A Class with an interest rate that is fixed throughout the life of the Class.

Floating Rate
Class................  A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating
Rate Class...........  A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate Class.

Variable Rate
Class................  A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Interest Only
Class................  A Class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Principal Only
Class................  A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Accrual Class........  A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

OTHER CREDIT ENHANCEMENT

  In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

 Limited Guarantee

  If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

 Financial Guaranty Insurance Policy or Surety Bond

  If so specified in the Prospectus Supplement with respect to a Series of Certificates credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

 Letter of Credit

  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

 Pool Insurance Policies

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

 Special Hazard Insurance Policies

  If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

 Mortgagor Bankruptcy Bond

  If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

 Reserve Fund

  If so specified in the applicable Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a "RESERVE FUND") for such Series.

  The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable Prospectus Supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable Prospectus Supplement.

 Cross Support

  If specified in the applicable Prospectus Supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. The applicable Prospectus Supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

                      PREPAYMENT AND YIELD CONSIDERATIONS

PASS-THROUGH RATES

  Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

  The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The Prospectus Supplement for a Series will also specify the initial weighted average Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

  The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

SCHEDULED DELAYS IN DISTRIBUTIONS

  At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement).

EFFECT OF PRINCIPAL PREPAYMENTS

  When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable Prospectus Supplement, that with respect to certain principal prepayments received, the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of
(i) the aggregate interest shortfall with respect to such Distribution Date resulting from principal prepayments in full by mortgagors and (ii) the portion of the Master Servicer's master servicing compensation for such Distribution Date specified in the applicable Prospectus Supplement. No comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so covered or from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

  A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

  The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loan generally will not provide for a prepayment penalty but may so provide if indicated in the related Prospectus Supplement. Fixed rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

  Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

  There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable Prospectus Supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans-- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  At the request of the mortgagor, a Servicer, including Norwest Mortgage, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

  The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Pooling and Servicing Agreement Assignment of Mortgage Loans to the Trustee" and "--Optional Purchases." In addition, if so specified in the applicable Prospectus Supplement, the Seller or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans."

                    DELINQUENCY AND FORECLOSURE EXPERIENCE

  The following tables set forth certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable Servicers of such mortgage loans on (i) the conventional fixed-rate mortgage loans included in various mortgage pools underlying all Series of the Seller's Mortgage Pass-Through Certificates (the "TOTAL LOANS"), (ii) the Total Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "30-YEAR LOANS"), including, in clauses (i) and
(ii) mortgage loans originated in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Norwest Mortgage and of various non-participant employers ("RELOCATION MORTGAGE LOANS"), (iii) the Total Loans which are not Relocation Mortgage Loans ("TOTAL NON-RELOCATION LOANS"), (iv) the Total Non-Relocation Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "30-YEAR NON-RELOCATION LOANS") and (v) the Total Non-Relocation Loans having original terms to maturity of approximately 10 years to approximately 15 years (the "15-YEAR NON-RELOCATION LOANS"). There can be no assurance that the delinquency and foreclosure experience set forth in any of the following tables which include mortgage loans with various terms to stated maturity, may or may not include Relocation Mortgage Loans, and include loans having a variety of payment characteristics such as Subsidy Loans and Buy-Down Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate with respect to any Series.

  Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying the Seller's Mortgage Pass-Through Certificates have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, if the volume of Norwest Mortgage's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, resulting in a decrease in growth in the number of mortgage loans included in the mortgage pools underlying the Seller's Mortgage Pass-Through Certificates, the levels of delinquencies and foreclosures as percentages of the various portfolios mortgage loans covered by the following tables could rise significantly above the rates indicated in such tables.

                                  TOTAL LOANS

                                   BY DOLLAR            BY DOLLAR            BY DOLLAR
                           BY NO.    AMOUNT     BY NO.    AMOUNT     BY NO.    AMOUNT
                          OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                          -------- ----------  -------- ----------  -------- ----------
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total Loans.............   8,012   $2,285,959   26,137  $7,497,698   33,869  $9,801,217
                           =====   ==========   ======  ==========   ======  ==========
Period of
 Delinquency(1).........
 30 to 59 days..........      24   $    6,704       57  $   17,187      115  $   32,437
 60 to 89 days..........       2          735        4       1,000       20       5,901
 90 days or more........       1          232       18       5,461       16       4,143
                           -----   ----------   ------  ----------   ------  ----------
Total Delinquent Loans..      27   $    7,671       79  $   23,648      151  $   42,481
                           =====   ==========   ======  ==========   ======  ==========
Percent of Total Loans..    0.34%        0.34%    0.30%       0.32%    0.45%       0.43%
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
Foreclosures(2).........         $843                 $798                $4,821
Foreclosure Ratio(3)....          0.04%                0.01%                0.05%


                                 30-YEAR LOANS

                                   BY DOLLAR            BY DOLLAR            BY DOLLAR
                           BY NO.    AMOUNT     BY NO.    AMOUNT     BY NO.    AMOUNT
                          OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                          -------- ----------  -------- ----------  -------- ----------
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total 30-Year Loans.....   6,511   $1,838,405   21,960  $6,289,006   28,577  $8,262,589
                           =====   ==========   ======  ==========   ======  ==========
Period of
 Delinquency(1).........
 30 to 59 days..........      19   $    5,240       51  $   15,343       95  $   25,928
 60 to 89 days..........       2          735        3         870       20       5,901
 90 days or more........       1          232       18       5,461       16       4,143
                           -----   ----------   ------  ----------   ------  ----------
Total Delinquent Loans..      22   $    6,207       72  $   21,674      131  $   35,972
                           =====   ==========   ======  ==========   ======  ==========
Percent of 30-Year
 Loans..................    0.34%        0.34%    0.33%       0.34%    0.46%       0.44%
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
Foreclosures(2).........         $843                 $798                $4,821
Foreclosure Ratio(3)....         0.05%                0.01%                 0.06%

-------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

                          TOTAL NON-RELOCATION LOANS

                                   BY DOLLAR            BY DOLLAR            BY DOLLAR
                           BY NO.    AMOUNT     BY NO.    AMOUNT     BY NO.    AMOUNT
                          OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                          -------- ----------  -------- ----------  -------- ----------
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total Non-Relocation
 Loans..................   6,451   $1,831,229   21,270  $6,070,912   26,581  $7,631,520
                           =====   ==========   ======  ==========   ======  ==========
Period of
 Delinquency(1).........
 30 to 59 days..........      24   $    6,704       55  $   16,601      110  $   30,634
 60 to 89 days..........       1          491        4       1,000       20       5,901
 90 days or more........       1          232       17       5,238       16       4,143
                           -----   ----------   ------  ----------   ------  ----------
Total Delinquent Loans..      26   $    7,427       76  $   22,839      146      40,678
                           =====   ==========   ======  ==========   ======  ==========
Percent of Total Non-
 Relocation Loans.......    0.40%        0.41%    0.36%       0.38%    0.55%       0.53%
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
Foreclosures(2).........         $843                 $798                $4,562
Foreclosure Ratio(3)....          0.05%                0.01%                0.06%


                         30-YEAR NON-RELOCATION LOANS

                                   BY DOLLAR            BY DOLLAR            BY DOLLAR
                           BY NO.    AMOUNT     BY NO.    AMOUNT     BY NO.    AMOUNT
                          OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                          -------- ----------  -------- ----------  -------- ----------
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total 30-Year Non-
 Relocation Loans.......   4,950   $1,383,675   17,093  $4,862,220   21,289  $6,092,892
                           =====   ==========   ======  ==========   ======  ==========
Period of
 Delinquency(1).........
 30 to 59 days..........      19   $    5,240       49  $   14,757       90  $   24,124
 60 to 89 days..........       1          491        3         870       20       5,901
 90 days or more........       1          232       17       5,238       16       4,143
                           -----   ----------   ------  ----------   ------  ----------
Total Delinquent Loans..      21   $    5,963       69  $   20,865      126  $   34,168
                           =====   ==========   ======  ==========   ======  ==========
Percent of Total 30-Year
 Non-Relocation Loans...    0.42%        0.43%    0.40%       0.43%    0.59%       0.56%
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          -------------------  -------------------  -------------------
Foreclosures(2).........         $843                 $798                $4,562
Foreclosure Ratio(3)....          0.06%                0.02%                0.07%

-------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

                         15-YEAR NON-RELOCATION LOANS

                                   BY DOLLAR           BY DOLLAR            BY DOLLAR
                           BY NO.   AMOUNT     BY NO.    AMOUNT     BY NO.    AMOUNT
                          OF LOANS OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                          -------- ---------  -------- ----------  -------- ----------
                                AS OF                AS OF                AS OF
                          DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          ------------------  -------------------  -------------------
                                        (DOLLAR AMOUNTS IN THOUSANDS)
Total 15-Year Non-
 Relocation Loans.......   1,501   $447,554    4,177   $1,208,692   5,292   $1,538,628
                           =====   ========    =====   ==========   =====   ==========
Period of
 Delinquency(1).........
 30 to 59 days..........       5   $  1,464        6   $    1,844      20   $    6,509
 60 to 89 days..........       0          0        1          130       0            0
 90 days or more........       0          0        0            0       0            0
                           -----   --------    -----   ----------   -----   ----------
Total Delinquent Loans..       5   $  1,464        7        1,974      20   $    6,509
                           =====   ========    =====   ==========   =====   ==========
Percent of Total 15-Year
 Non-Relocation Loans...    0.33%      0.33%    0.17%        0.16%   0.38%        0.42%
                                AS OF                AS OF                AS OF
                          DECEMBER 31, 1996    DECEMBER 31, 1997     MARCH 31, 1998
                          ------------------  -------------------  -------------------

Foreclosures(2).........          $0                  $0                   $0
Foreclosure Ratio(3)....         0.00%               0.00%                0.00%

-------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

  The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan or the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure and experience on the mortgage loans underlying the Seller's Mortgage Pass-Through Certificates during the periods set forth in the preceding tables may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency and foreclosure experience on the mortgage loans underlying the Seller's Mortgage Pass-Through Certificates may be particularly affected to the extent that the related Mortgage Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans" and "Prepayment and Yield Considerations" in the applicable Prospectus Supplement.

                        SERVICING OF THE MORTGAGE LOANS

  The following is a summary of certain provisions of the forms of the Underlying Servicing Agreement and the Pooling and Servicing Agreement that have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and Underlying Servicing Agreements for each Series of Certificates and the applicable Prospectus Supplement.

THE MASTER SERVICER

  The Master Servicer with respect to each Series of Certificates will be Norwest Bank. See "Norwest Bank." The Master Servicer generally will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) for administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans,
(iii) monitoring the amounts on deposit in various trust accounts, (iv) calculation of the amounts payable to Certificateholders on each Distribution Date, (v) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (vi) preparation of federal and applicable state and local tax and information returns; (vii) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended and (viii) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers"; (b) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required with respect to any Series and (c) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Servicing of Mortgage Loans--Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer (other than Norwest Mortgage). The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with Norwest Mortgage or any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Certain Matters Regarding the Master Servicer."

  The Master Servicer will generally be required to pay all expenses incurred in connection with the administration of the Trust Estate, including, without limitation, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

THE SERVICERS

  For each Series, Norwest Mortgage and, if specified in the applicable Prospectus Supplement, one or more other Servicers will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate Underlying Servicing Agreements with the Seller or an affiliate thereof. The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

  Each Servicer generally will be approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will perform a review of the Servicer that includes minimum net worth requirements, servicing experience, errors and omissions and fidelity bond coverage and other standards to be set forth in the applicable Underlying Servicing Agreement. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer is approved, the Master Servicer will continue to monitor the compliance of the Servicer according to the Underlying Servicing Agreement on an annual basis.

  The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, any of the servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer. In addition, certain limited duties of a Servicer may be delegated without consent.

  The Trustee, or if so provided in the applicable Pooling and Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be Norwest Mortgage) to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to (i) purchase a Mortgage Loan from the Trust Estate due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan or (ii) with respect to a default by Norwest Mortgage as Servicer, advance payments of principal and interest on a delinquent Mortgage Loan.

PAYMENTS ON MORTGAGE LOANS

  The Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account in the name of the Trustee (the "CERTIFICATE ACCOUNT"). Such account may be established at Norwest Bank or an affiliate thereof. Each such account must be maintained with a depository institution ("DEPOSITORY") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

  Pursuant to the applicable Underlying Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "SERVICER CUSTODIAL ACCOUNT") into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such acceptable account, an "ELIGIBLE CUSTODIAL ACCOUNT") and limited to funds held with respect to a particular Series, unless the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates for which Norwest Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series.

  Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, will deposit in the Servicer Custodial Account on receipt and, thereafter, not later than the 24th calendar day of each month or such earlier day as may be specified in the Underlying Servicing Agreement

(the "REMITTANCE DATE"), will remit to the Master Servicer for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (a) payments due on or before the Cut-Off Date, (b) amounts held for future distribution, (c) amounts representing certain expenses reimbursable to the Servicer, (d) amounts representing reimbursements for Periodic Advances made by the Servicer, (e) amounts representing additional servicing compensation and (f) any other amounts permitted to be retained by the Servicer pursuant to the applicable Underlying Servicing Agreement):

    (i) all payments on account of principal, including prepayments, and interest;

    (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("LIQUIDATION PROCEEDS") less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

    (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

    (iv) all Periodic Advances made by the Servicer;

    (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

    (vi) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

    (vii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

  Notwithstanding the foregoing, if at any time the sums in (x) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or (y) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Certificate Account.

  Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

  The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee in the event of a Servicer default or as otherwise required by the Pooling and Servicing Agreement not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Master Servicer. On or before each Distribution Date, the Master Servicer will withdraw from the Certificate Account and remit to the Trustee for distribution to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

  If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Trustee, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies ("ELIGIBLE INVESTMENTS") maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust

Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer out of its own funds to the Certificate Account immediately as realized.

  The Master Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respective Servicer Custodial Account are not sufficient therefor):

    (i) to reimburse the Master Servicer, the Trustee or any Servicer for Advances;

    (ii) to reimburse any Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

    (iii) to pay to itself the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay the Trustee the applicable Trustee Fee, to pay any other fees described in the applicable Prospectus Supplement; and to pay to the owner thereof any Fixed Retained Yield;

    (iv) to reimburse itself or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

    (v) to pay to the Seller, a Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

    (vi) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

    (vii) to pay to itself, the Servicer and the Trustee from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

    (viii) to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

    (ix) to clear and terminate the Certificate Account.

  The Master Servicer will be authorized to appoint a paying agent (the "PAYING AGENT") to make distributions, as agent for the Master Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Master Servicer will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

  The Master Servicer will cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

    (1) hold all amounts deposited with it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

    (2) give the Trustee notice of any default by the Master Servicer in the making of such deposit; and

    (3) at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

PERIODIC ADVANCES AND LIMITATIONS THEREON

  Generally each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and
(ii) other advances of cash ("OTHER ADVANCES" and, collectively with Periodic Advances, "ADVANCES") to cover (x) delinquent payments of taxes, insurance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by a Servicer, other than Norwest Mortgage, the Master Servicer may, and upon default by Norwest Mortgage the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it. In addition, if under the terms of an Underlying Servicing Agreement, the applicable Servicer is not obligated to make Periodic Advances while a Mortgage Loan is in liquidation, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement, may be required to make the Periodic Advances during the period the Servicer is not required to do so. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may obtain an endorsement to the mortgage pool insurance policy which obligates the Pool Insurer to advance delinquent payments of principal and interest. The Pool Insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

  The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers or the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers or the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

  Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, neither the Master Servicer, the Trustee, any Servicer nor any other person will, except as otherwise specified in the applicable Prospectus Supplement, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

COLLECTION AND OTHER SERVICING PROCEDURES

  Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days (or such longer period to which the Master Servicer and any applicable Pool Insurer or primary mortgage insurer have consented) after the applicable Due Date.

  Under each Underlying Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, a "SERVICING ACCOUNT") in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

  With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

  Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

  Each Servicer is obligated under the applicable Underlying Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. In addition, the Servicer is authorized under the applicable Underlying Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets Norwest Mortgage's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. See also "The Pooling and Servicing Agreement--Optional Purchases," above, with respect to the Seller's right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In connection with the decision of the Servicer regarding the foreclosure or assumption of a Mortgage Loan, the modification of the related Mortgage Note or any other action to be taken with respect to a defaulted Mortgage Loan, the Servicer is expressly permitted by the Underlying Servicing Agreement to take into account the interests of the borrower.

  In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

  Norwest Mortgage will not be obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

  The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

  With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Certain Federal Income Tax Consequences."

INSURANCE POLICIES

  Each Underlying Servicing Agreement will require the related Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "STANDARD HAZARD INSURANCE POLICY"). The Underlying Servicing Agreements will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by a Servicer.

  The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

  In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Norwest Mortgage does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

  Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The Prospectus Supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. Norwest Mortgage as Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then either withdraw the Fixed Retained Yield from the Servicer Custodial Account or Certificate Account or request the Master Servicer to withdraw the Fixed Retained Yield from the Certificate Account for remittance to Norwest Mortgage. In the case of any Fixed Retained Yield with respect to Mortgage Loans serviced by a Servicer other than Norwest Mortgage, the Master Servicer will make withdrawals from the Certificate Account for the purpose of remittances to Norwest Mortgage as owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received by Norwest Mortgage as Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

  For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer to withdraw from the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, or if such Liquidation Proceeds or other recoveries are insufficient, from Net Foreclosure Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable

Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicers.

  Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

  As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

  Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Underlying Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

  The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer's Certificate stating that such officer has received, with respect to each Servicer, the Officer's Certificate and accountant's statement described in the preceding paragraph, and, that on the basis of such officer's review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                 CERTAIN MATTERS REGARDING THE MASTER SERVICER

  The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default."

  The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

  Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for FNMA or FHLMC.

  The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

                      THE POOLING AND SERVICING AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

  The Seller will have acquired the Mortgage Loans included in each Trust Estate from Norwest Mortgage pursuant to an agreement (the "NORWEST MORTGAGE SALE AGREEMENT"). In connection with the conveyance of the Mortgage Loans to the Seller, Norwest Mortgage will (i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee or assign the representations and warranties made by a Correspondent to Norwest Mortgage; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of a Correspondent) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty Norwest Mortgage has made to the Seller and the breach of such representation and warranty materially and adversely affects the interests of the Certificateholders in the related Mortgage

Loan, if Norwest Mortgage cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "The Mortgage Loan Programs--Representations and Warranties."

  At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans-- Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

  In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note or a lost note affidavit executed by the applicable Servicer, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable Prospectus Supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller, Norwest Mortgage or the originator of such Mortgage Loan.

  Notwithstanding the preceding paragraph, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Trustee and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

  The Trustee or custodian will hold all Mortgage Loan documents delivered to it in trust for the benefit of Certificateholders of the related Series and will review such documents within 180 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("TREASURY REGULATIONS") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Seller will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the "SCHEDULED PRINCIPAL BALANCE") of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than one percent per annum greater than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties.

  If no custodian is named in the Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee's agent under a custodial agreement.

OPTIONAL PURCHASES

  Subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller or the Master Servicer may, at such party's option, repurchase (i) any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Seller's or the Master Servicer's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, up to the limit specified in such Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to Norwest Mortgage regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Master Servicer will prepare and the Trustee will include with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

    (i) the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

    (ii) the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

    (iii) the amount by which the Servicing Fee for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

    (iv) the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

    (v) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any Reserve Fund:

      (a) the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable Distribution Date; and

      (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

    (vi) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

    (vii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

    (viii) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

    (ix) the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

    (x) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish either directly, or through the Trustee, a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Master Servicer). See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Administrative Matters."

LIST OF CERTIFICATEHOLDERS

  The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more
Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

EVENTS OF DEFAULT

  Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to make a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("VOTING INTERESTS") aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) it and any subservicer appointed by it becoming ineligible to service for both FNMA and FHLMC (unless remedied within 90 days).

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 66 2/3% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer's right to recovery of the aggregate Master Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate Master Servicing Fees together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Master Servicing Fees, together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement, and the Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

  During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

  No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

  Each Pooling and Servicing Agreement may be amended by the Seller, the Master Servicer and the Trustee without the consent of the Certificateholders,
(i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates," (vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes or Subclasses of Certificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Seller, the Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class or Subclass affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

TERMINATION; OPTIONAL PURCHASE OF MORTGAGE LOANS

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

  If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Seller, Norwest Mortgage or such other party as is specified in the applicable Prospectus Supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code
Section 860F(a)(4)(A) and, if the Trust Estate is liquidated other than in the manner specified in the Pooling and Servicing Agreement, the receipt by the Trustee of an opinion of counsel or other evidence that such other liquidation method will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1), (ii) otherwise subject the Trust Estate to tax, or (iii) cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable Prospectus Supplement.

THE TRUSTEE

  The Trustee under each Pooling and Servicing Agreement (the "TRUSTEE") will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates.

  The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

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

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

  The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

FORECLOSURE ON SHARES OF COOPERATIVES

  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

  Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

  In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  A Servicer generally will not be required under the applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., (the "BANKRUPTCY CODE") may interfere with or affect the ability of the Seller to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

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

  If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

  If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

  The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT AND SIMILAR LAWS

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

ENVIRONMENTAL CONSIDERATIONS

  A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBS"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("SUPERLIENS"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("CLEANUP COSTS") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA, rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

  Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

  On September 30, 1996, however, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act was intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller, Norwest Mortgage nor Norwest Funding has made such evaluations prior to the origination of the Mortgage Loans, nor does Norwest Mortgage or Norwest Funding require that such evaluations be made by originators who have sold the Mortgage Loans to Norwest Mortgage. Neither the Seller nor Norwest Mortgage is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor the Master Servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "Mortgage Loan Programs--Representations and Warranties" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"DUE-ON-SALE" CLAUSES

  The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "GARN ACT") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

  The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("WINDOW PERIOD LOANS") which were originated by non-federal lenders and made or assumed in certain states ("WINDOW PERIOD STATES") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "WINDOW PERIOD"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

  By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

  The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

ENFORCEABILITY OF CERTAIN PROVISIONS

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC REGULATIONS") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

  For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "HOLDER" or "CERTIFICATEHOLDER" in this discussion generally mean the beneficial owner of a Certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

  With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC POOL." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC CERTIFICATES" and will consist of one or more Classes of "REGULAR CERTIFICATES" and one Class of "RESIDUAL CERTIFICATES" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC POOL" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

  REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. Regular Certificates will represent

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

"qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "GOVERNMENT SECURITIES" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA OF 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

  In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

  A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

  Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve

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

fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

  In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

  If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 ACT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

  In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "REGULAR CERTIFICATEHOLDER"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

  Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID REGULATIONS") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately

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

address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

  Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "NON-PRO RATA CERTIFICATE")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

  A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

  In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

  A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method."

 Variable Rate Regular Certificates

  Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

  The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date

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

occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Market Discount

  A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

  By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

  A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

  A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Treatment of Losses

  Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

 Sale or Exchange of Regular Certificates

  If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

  Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, mid-term or short-term depending on whether the Regular Certificate has been held for the related capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year; mid-term capital gains of such taxpayers are subject to a maximum tax rate of 28% for property held for more than one year but not more than 18 months; and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

  Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

  A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will

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

not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

  Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

  Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates-- Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

  A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors --Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

  Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

  For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

  The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

  Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons.

 Sale or Exchange of a Residual Certificate

  Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

  The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

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

 Mark to Market Regulations

  The Internal Revenue Service has issued final regulations (the "MARK TO MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

 Net Income from Foreclosure Property

  The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

  If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

  The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

  An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustment for inflation for each year thereafter), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

  Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

  The IRS recently issued final regulations (the "NEW REGULATIONS") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

 Residual Certificates

  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "REGULAR CERTIFICATES" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

  Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

  Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

  The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
                                    IS MADE

GENERAL

  In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "STRIPPED CERTIFICATES," the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation for each year thereafter), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "-- Recharacterization of Servicing Fees," respectively.

TAX STATUS

  Cadwalader, Wickersham & Taft has advised the Seller that, except as described below with respect to Stripped Certificates:

    1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . .secured by an interest in real property which is. . .residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

    2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

    3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    4. A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

  An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

PREMIUM AND DISCOUNT

  Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

 Premium

  The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Treatment of Certain Items of REMIC Income and Expense--Premium."

 Original Issue Discount

  The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding original issue discount on Stripped Certificates.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation

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

that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

 Market Discount

  Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

  If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF CERTIFICATES

  Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of

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

a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum tax rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "STRIPPED CERTIFICATES." The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class (or Subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described therein.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued

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

with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

  No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) and "permitted assets" within the meaning of Code Section 860L(c), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.

 Taxation of Stripped Certificates

  Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent

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

debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

  Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  The Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Master Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

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

TAXATION OF CERTAIN FOREIGN INVESTORS

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("PLANS") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

  Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction exemption such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

 General

  In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

 Parties in Interest/Disqualified Persons

  Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Master Servicer or Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

  Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Master Servicer or Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding

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

that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

 Delegation of Fiduciary Duty

  Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets."

  The U.S. Department of Labor (the "DEPARTMENT") has issued regulations (the "REGULATIONS") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

  Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), and any entity whose assets include "plan assets" by reason of benefit plan investment in such entity; this exception is tested immediately after each acquisition of an equity interest in the entity, whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

 Individual Administrative Exemptions

  Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "UNDERWRITER'S EXEMPTION") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

  Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

    (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("FITCH");

    (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    The Trust Estate must also meet the following requirements:

      (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Certificates; and

      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

  If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

  Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

  An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "RESTRICTED GROUP").

 PTE 83-1

  Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

  The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

  However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

  PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

EXEMPT PLANS

  Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Certificates without regard to the ERISA considerations described above but such plans may be subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

  The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "DISQUALIFIED ORGANIZATION," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates-- Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

  DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE PLAN FIDUCIARIES CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

  THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

  As will be specified in the applicable Prospectus Supplement, certain Classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency, and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. (S) 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. (S) 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (S) 703.140.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "1992 POLICY STATEMENT") of the Federal Financial Institutions Examination Council ("FFIEC"). The 1992 Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series and Classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. Effective May 26, 1998 (October 1, 1998 in the case of federal credit unions), the 1992 Policy Statement has been superseded by the FFIEC's "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 STATEMENT"). The 1998 Statement deletes the specific "high-risk mortgage securities" tests, and substitutes general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION

  The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

  The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

    1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

    2. By placements by the Seller with investors through dealers; and

    3. By direct placements by the Seller with investors.

  If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller, and, if specified in the applicable Prospectus Supplement, Norwest Mortgage, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

  The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

  Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  If specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from Norwest Mortgage. It is expected that Norwest Mortgage will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                                 LEGAL MATTERS

  Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York.

                                    RATING

  It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that they be rated in one of the four highest categories by at least one Rating Agency.

  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                                       PAGE
----                                                                       -----
1986 Act..................................................................    63
1992 Policy Statement.....................................................    88
1998 Statement............................................................    88
Accrual Certificates......................................................    27
Additional Collateral.....................................................    15
Advances..................................................................    42
ALTA......................................................................    21
Asset Conservation Act....................................................    58
Balloon Loan..............................................................    15
Balloon Period............................................................    15
Bankruptcy Code...........................................................    56
Bankruptcy Loss...........................................................    29
Bankruptcy Loss Amount....................................................    29
Beneficial Owner..........................................................    24
Book-Entry Certificates...................................................     8
Buy-Down Fund.............................................................    15
Buy-Down Loans............................................................    15
Capitol Life..............................................................    16
Cede......................................................................    24
CERCLA....................................................................    57
Certificate Account.......................................................    40
Certificateholder.........................................................    24
Certificates.............................................................. Cover
Class..................................................................... Cover
Cleanup Costs.............................................................    57
Code......................................................................     9
Commission................................................................     2
Companion Class...........................................................    31
Contract Underwriters.....................................................    18
Cooperatives..............................................................    12
Correspondents............................................................    17
Credit Score..............................................................    18
DCR.......................................................................    85
Deferred Interest.........................................................    14
Definitive Certificates...................................................    24
Delegated Underwriting....................................................    18
Department................................................................    85
Depository................................................................    40
Detailed Information......................................................     2
Disqualified Organization.................................................    73
Distribution Date.........................................................     7
DTC.......................................................................     8
DTC Participants..........................................................    25
Due Date..................................................................    13
Due on Sale...............................................................    59
EDGAR.....................................................................     2
Electing Large Partnership................................................    73
Eligible Custodial Account................................................    40
Eligible Investments......................................................    41
ERISA.....................................................................    84
Excess Bankruptcy Losses..................................................    29

TERM                                                                       PAGE
----                                                                       -----
Excess Fraud Losses.......................................................    29
Excess Special Hazard Losses..............................................    29
Exchange Act..............................................................     3
FDIC......................................................................    40
FFIEC.....................................................................    88
FHLBB.....................................................................    59
FHLMC.....................................................................    21
FICO Score................................................................    18
15-Year Non-Relocation Loans..............................................    35
Fitch.....................................................................    85
Fixed Retained Yield......................................................    27
FNMA......................................................................    21
Fraud Loss................................................................    28
Fraud Loss Amount.........................................................    29
Garn Act..................................................................    59
GEMICO....................................................................    21
Government Securities.....................................................    62
Graduated Pay Mortgage Loans..............................................    14
Growing Equity Mortgage Loans.............................................    14
Holder....................................................................    61
Indirect DTC Participants.................................................    25
IRA.......................................................................    84
Joint Ventures............................................................    17
Liquidation Proceeds......................................................    41
Loan Stores...............................................................    16
Loan-to-Value Ratio.......................................................    20
Mark to Market Regulations................................................    75
Master Servicer........................................................... Cover
Master Servicing Fee......................................................    27
MERS......................................................................    49
Moody's...................................................................    85
Mortgage Interest Rate....................................................    27
Mortgage Loans............................................................ Cover
Mortgage Notes............................................................    12
Mortgaged Properties......................................................    12
Mortgages.................................................................    12
NCUA......................................................................    88
Net Foreclosure Profits...................................................    27
Net Mortgage Interest Rate................................................    27
New Regulations...........................................................    77
Non-Pro Rata Certificate..................................................    64
Non-U.S. Person...........................................................    77
Norwest Bank.............................................................. Cover
Norwest Corporation.......................................................    15
Norwest Funding...........................................................    16
Norwest Mortgage.......................................................... Cover
Norwest Mortgage Sale Agreement...........................................    48
OCC.......................................................................    88
OID Regulations...........................................................    63
Other Advances............................................................    42

TERM                                                                       PAGE
----                                                                       -----
OTS.......................................................................    59
PAC.......................................................................    30
PAC I.....................................................................    30
PAC II....................................................................    30
Partial Liquidation Proceeds..............................................    26
Pass-Through Rate.........................................................     7
Pass-Through Entity.......................................................    73
Paying Agent..............................................................    42
PCBs......................................................................    57
Percentage Interest.......................................................    26
Periodic Advances.........................................................     8
PHMC......................................................................    16
PHMC Acquisition..........................................................    16
PHMSC.....................................................................    16
Plans.....................................................................    84
Pledged Asset Mortgage Loans..............................................    15
Pool Distribution Amount..................................................    26
Pool Insurers.............................................................    21
Pooling and Servicing Agreement...........................................    23
Prepayment Assumption.....................................................    64
PTE 83-1..................................................................    86
Rating Agency.............................................................     9
RCRA......................................................................    58
Record Date...............................................................     7
Regular Certificateholder.................................................    63
Regular Certificates......................................................    24
Regulations...............................................................    85
Relief Act................................................................    57
Relocation Mortgage Loans.................................................    35
REMIC..................................................................... Cover
REMIC Certificates........................................................    61
REMIC Pool................................................................    61
REMIC Regulations.........................................................    61
Remittance Date...........................................................    41
Reserve Fund..............................................................    32
Residual Certificates.....................................................    24
Residual Holders..........................................................    69
Restricted Group..........................................................    86
Rules.....................................................................    25
S&P.......................................................................    85
SBJPA of 1996.............................................................    62
Scheduled Principal Balance...............................................    50
Securities Act............................................................     2

TERM                                                                       PAGE
----                                                                       -----
Seller.................................................................... Cover
Senior Certificates....................................................... Cover
Series.................................................................... Cover
Servicer.................................................................. Cover
Servicer Custodial Account................................................    40
Servicing Account.........................................................    43
Servicing Fee.............................................................    27
SMMEA.....................................................................    87
Special Hazard Loss.......................................................    28
Special Hazard Loss Amount................................................    29
Standard Hazard Insurance Policy..........................................    45
Startup Day...............................................................    62
Stripped Certificateholder................................................    82
Stripped Certificates.....................................................    78
Subclass.................................................................. Cover
Subordinated Certificates................................................. Cover
Subsidy Account...........................................................    14
Subsidy Loans.............................................................    14
Subsidy Payments..........................................................    14
Superliens................................................................    57
TAC.......................................................................    31
30-Year Loans.............................................................    35
30-Year Non-Relocation Loans..............................................    35
Tiered Payment Mortgage Loans.............................................    14
Title V...................................................................    60
Title Option Plus.........................................................    21
T.O.P. Loans..............................................................    21
Total Loans...............................................................    35
Total Non-Relocation Loans................................................    35
Treasury Regulations......................................................    49
Trust Estate.............................................................. Cover
Trustee...................................................................    53
Trustee Fee...............................................................    27
U.S. Person...............................................................    74
UCC.......................................................................    55
UGRIC.....................................................................    21
Underlying Servicing Agreement............................................     6
Underwriter's Exemption...................................................    85
UST.......................................................................    58
Voting Interests..........................................................    51
Window Period.............................................................    59
Window Period Loans.......................................................    59
Window Period States......................................................    59

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  No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date hereof.

                               -----------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Table of Contents..........................................................  S-4
Summary Information........................................................  S-5
Risk Factors............................................................... S-17
Description of the Certificates............................................ S-20
Description of the Mortgage Loans.......................................... S-59
Delinquency and Foreclosure Experience..................................... S-65
Prepayment and Yield Considerations........................................ S-65
Pooling and Servicing Agreement............................................ S-79
Servicing of the Mortgage Loans............................................ S-80
Federal Income Tax Considerations.......................................... S-83
ERISA Considerations....................................................... S-86
Legal Investment........................................................... S-86
Secondary Market........................................................... S-87
Underwriting............................................................... S-87
Recent Developments........................................................ S-88
Legal Matters.............................................................. S-88
Experts.................................................................... S-88
Use of Proceeds............................................................ S-88
Ratings.................................................................... S-88
Index of Significant Prospectus Supplement Definitions..................... S-90

                                   Prospectus

Reports....................................................................    2
Additional Information.....................................................    2
Additional Detailed Information............................................    2
Incorporation of Certain Information by Reference..........................    3
Table of Contents..........................................................    4
Summary of Prospectus......................................................    6
Risk Factors...............................................................   10
The Trust Estates..........................................................   12
The Seller.................................................................   15
Norwest Mortgage...........................................................   16
Norwest Bank...............................................................   16
The Mortgage Loan Programs.................................................   16
Description of the Certificates............................................   23
Prepayment and Yield Considerations........................................   33
Delinquency and Foreclosure Experience.....................................   35
Servicing of the Mortgage Loans............................................   39
Certain Matters Regarding the Master Servicer..............................   47
The Pooling and Servicing Agreement........................................   48
Certain Legal Aspects of the Mortgage Loans................................   54
Certain Federal Income Tax Consequences....................................   61
ERISA Considerations.......................................................   84
Legal Investment...........................................................   87
Plan of Distribution.......................................................   89
Use of Proceeds............................................................   90
Legal Matters..............................................................   90
Rating.....................................................................   90
Index of Significant Definitions...........................................   91

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                        [LOGO OF NORWEST APPEARS HERE]

                                  $719,247,200
                                 (Approximate)

                                 NORWEST ASSET
                             SECURITIES CORPORATION
                                  (NASCOR SM)
                                     Seller

               Mortgage Pass-Through Certificates, Series 1998-15




                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------


                                Lehman Brothers

                              Salomon Smith Barney

                          Edward D. Jones & Co., L.P.

                                 June 18, 1998

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